CREDIT AGREEMENT

dated as of September 30, 2016

among

TESORO CORPORATION,
The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION, BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIBANK, N.A., MIZUHO BANK, LTD., and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Co-Syndication Agents

and

BNP PARIBAS, DEUTSCHE BANK AG NEW YORK BRANCH, GOLDMAN SACHS BANK USA, ROYAL BANK OF CANADA, TD SECURITIES (USA) LLC, and UBS AG, STAMFORD BRANCH,
as Co-Documentation Agents

__________________________
JPMORGAN CHASE BANK, N.A., WELLS FARGO SECURITIES, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC., MIZUHO BANK, LTD.,
and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Joint Lead Arrangers and Joint Bookrunners
__________________________

2

(continued)

3

(continued)

4

(continued)

SCHEDULES:

Schedule 1.01    -     Drop Down Assets
Schedule 2.01     -     Commitments
Schedule 2.05    -    Outstanding Letters of Credit
Schedule 3.14    -     Subsidiaries
Schedule 6.01     -     Existing Indebtedness
Schedule 6.02    -     Existing Liens
Schedule 6.04    -     Existing Investments

EXHIBITS:

Exhibit A -     Form of Assignment and Assumption
Exhibit B -     Form of Notice of Commitment Increase
Exhibit C -     Form of Borrowing Request
Exhibit D -     Form of Promissory Note
Exhibit E-1 -     Form of Opinion of the Loan Parties’ Counsel
Exhibit E-2 -     Form of Opinion of Canadian Counsel
Exhibit E-3 -     Form of Opinion of Panamanian Counsel

Exhibit F-1 -	U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit F-2 -	U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit F-3 -	U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit F-4 -	U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G -     Compliance Certificate
Exhibit H-1 -     Form of Guaranty Agreement (Domestic Wholly-Owned Subsidiaries and     Tesoro Canada)
Exhibit H-2 -     Form of Guaranty Agreement (Tesoro Panama)
Exhibit H-3 -     Form of Security Agreement
Exhibit I -     Form of Investment Grade Covenants Date Certificate

5

CREDIT AGREEMENT, dated as of September 30, 2016 (as amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), among TESORO CORPORATION, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIBANK, N.A., MIZUHO BANK, LTD., and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as co-syndication agents (collectively, the “Co-Syndication Agents”), and BNP PARIBAS, DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, ROYAL BANK OF CANADA, TD SECURITIES (USA) LLC, and UBS AG, STAMFORD BRANCH, as co-documentation agents (collectively, the “Co-Documentation Agents”).
NOW THEREFORE, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS

Section 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2012 Indenture” means the Indenture dated as of September 27, 2012, between the Borrower, as issuer, the guarantors named therein, and U.S. Bank National Association, as trustee, as amended and supplemented from time to time.
“2014 Indenture” means the Indenture dated as of March 18, 2014, between the Borrower, as issuer, the guarantors named therein, and U.S. Bank National Association, as trustee, as amended and supplemented from time to time.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Loan” has the meaning set forth in Section 2.19.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning assigned to it in Section 9.01(d)(ii).
“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt:

Index Debt Ratings (S&P / Moody’s):	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Category 1 ≥ BBB+/Baa1	0.125%	1.125%	0.150%
Category 2 BBB/Baa2	0.250%	1.250%	0.175%
Category 3 BBB-/Baa3	0.500%	1.500%	0.225%
Category 4 BB+/Ba1	0.750%	1.750%	0.300%
Category 5 <BB/Ba2	1.000%	2.000%	0.375%

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” has the meaning assigned to it in Section 9.04(b).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Available Commitment” means, at any time, (a) the total Commitments minus (b) the Total Credit Exposure.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Average Life” means, when applied to any Indebtedness at any date of determination, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means Title 11 of the United States Code.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means Tesoro Corporation, a Delaware corporation.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.04.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that all obligations of any such Person that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on the Effective Date (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capital Lease Obligation) for purposes of this Agreement regardless of any change in GAAP following the Effective Date that would otherwise require such obligation to be recharacterized as a Capital Lease Obligation.
“Cash Management Agreement” means any agreement to provide the following bank services: (a) commercial credit cards, (b) stored value cards, and (c) treasury management, depository and other cash management services (including controlled disbursement, automated clearinghouse transactions, returned items, overdrafts and interstate depository network services).
“Casualty Event” means any loss, casualty or other damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Subsidiaries.
“Catalyst Sale/Leaseback Transaction” means a Sale and Leaseback Transaction (the agreements, documents, and instruments for which, as well as the rights and remedies thereunder, have been collaterally assigned by the Borrower or the applicable Subsidiary to the Administrative Agent on terms and conditions reasonably acceptable to the Administrative Agent) by the Borrower or any of the Subsidiaries of any catalyst containing one or more precious metals used by the Borrower or any of the Subsidiaries in the ordinary course of business.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not (i) directors of the Borrower on the date of this Agreement or (ii) nominated or appointed by the board of directors of the Borrower.
“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“CI Lender” has the meaning set forth in Section 2.02(a).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all Property now owned or hereafter acquired which is subject to a Lien created or purported to be created under one or more Security Instruments.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.02, (b) reduced from time to time pursuant to Section 2.08 or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments on the Effective Date is $2,000,000,000.
“Commitment Fee Rate” has the meaning set forth in the definition of “Applicable Rate”.
“Commitment Increase” has the meaning set forth in Section 2.02(a).
“Commitment Increase Effective Date” has the meaning set forth in Section 2.02(b).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.
“Communications” has the meaning set forth in Section 9.01(d)(ii).
“Compliance Certificate” has the meaning assigned to it in Section 5.01(c).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consenting Lenders” has the meaning set forth in Section 2.20(b).
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) the following expenses or charges (without duplication) to the extent deducted from revenues in determining Consolidated Net Income for such period: (i) income and franchise tax expense, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expense, and (iv) other non-cash charges minus (b) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income (except to the extent deducted in determining Consolidated Interest Expense), (ii) income tax credits (to the extent not netted from income tax expense), (iii) any other non-cash income, all as determined for the

Borrower and its Subsidiaries on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive Fiscal Quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Interest Coverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $20,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of Property that yields gross proceeds to the Borrower or any Subsidiary in excess of $20,000,000.
“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.
“Consolidated Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of the Borrower and its Subsidiaries for such period, whether paid or accrued, including (a) to the extent included in interest expense under GAAP: (i) amortization of debt discount, (ii) capitalized interest, (iii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedging Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, (iv) the portion of any payments or accruals under capital leases (and imputed interest with respect to Sale and Leaseback Transactions) allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP, and (v) financing fees (including arrangement, amendment and contract fees), debt issuance costs, commissions and expenses and, in each case, the amortization thereof); and (b) all cash dividend payments or other cash distributions in respect of any Disqualified Capital Stock or on any series of preferred equity of the Borrower or its Subsidiaries.
“Consolidated Net Debt” means, at any date, the Indebtedness of the Borrower and its Subsidiaries less the aggregate amount of (a) Unrestricted Cash held by the Borrower and its Subsidiaries at such date and (b) cash and Permitted Investments that have been deposited in a trust account or account created or pledged for the sole benefit of the holders of any Indebtedness of the Borrower or its Subsidiaries that has been defeased pursuant to such deposit and the other applicable terms of the instrument governing such Indebtedness, in each case determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, for any period, with respect to the Borrower and its Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of (i) any Person in which the Borrower or any of its Subsidiaries has an ownership interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Subsidiaries in accordance with GAAP) and (ii) any Excluded Subsidiary, except, in each case, to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person or such Excluded Subsidiary to the Borrower or to a Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries; (d) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; (e) any non-cash gains or losses or positive or negative adjustments under FASB ASC 815 as a result of changes in the fair market value of derivatives; and (f) any cancellation of debt income.
“Consolidated Net Tangible Assets” means, on any date, the aggregate amount of assets (less applicable accumulated depreciation, depletion and amortization and other reserves and other properly deductible items) of the Borrower and its Subsidiaries, minus (a) all current liabilities of the Borrower and its Subsidiaries (excluding current maturities of long-term debt) and (b) all goodwill of the Borrower and its Subsidiaries, all of the foregoing determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” means for the Borrower at any date the Net Worth of the Borrower and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Assets” means, at any date, the aggregate total assets of the Borrower and its Subsidiaries, determined on a consolidated basis as of such date in accordance with GAAP.
“Consolidated Total Debt” means, at any date, the Indebtedness of the Borrower and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Administrative Agent, providing for the Administrative Agent’s exclusive control of a Deposit Account or Securities Account, as applicable, after notice is delivered as provided therein, executed and delivered by the Borrower or a Subsidiary, as applicable, and the applicable bank or securities intermediary, as applicable, in each case at which such relevant account is maintained. For purposes of this definition, “control” means “control” within the meaning of the UCC.
“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.
“Credit Party” means the Administrative Agent, each Issuing Bank or any Lender.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Deposit Account” has the meaning assigned to such term in the UCC.
“Disclosed Matters” means the actions, suits and proceedings and the environmental and intellectual property matters (a) disclosed in (i) the Borrower’s report on Form 10-K for the fiscal year ended December 31, 2015, (ii) the Borrower’s most recently-filed report on Form 10-Q for the most recent fiscal period ended prior to the Effective Date and (iii) the Borrower’s reports on Form 8-K filed during the period from and including the financial statements referred to in the foregoing clause (ii) to but excluding the date that is two Business Days prior to the Effective Date, in each case as filed with the Securities and Exchange Commission, or (b) otherwise disclosed in writing to the Administrative Agent for the benefit of the Lenders prior to the execution and delivery of this Agreement.
“Disposition” means with respect to any Property, any sale, lease, Sale and Leaseback Transaction, assignment, conveyance, transfer or other disposition thereof (including by way of merger or consolidation). The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
“Domestic Wholly-Owned Subsidiary” means any Domestic Subsidiary that is a Wholly-Owned Subsidiary.
“Drop Down Assets” means (a) all Property of the Borrower and its Subsidiaries identified on Schedule 1.01, (b) storage, transportation and logistics assets of the Borrower and its Subsidiaries that are master limited partnership qualifying assets and ancillary assets related to the foregoing identified in writing by the Borrower to the Administrative Agent from time to time as “Drop Down Assets” and (c) any other assets of the Borrower and its Subsidiaries identified by the Borrower to the Administrative Agent from time to time as a “Drop Down Assets”, with the prior written consent of the Administrative Agent.

“Drop Down Subsidiaries” means (a) Kenai Pipeline Company, Tesoro Great Plains Holdings Company LLC, Tesoro Great Plains Midstream LLC, Tesoro Great Plains Gathering & Marketing LLC, BakkenLink Pipeline LLC and ND Land Holdings LLC, (b) each Subsidiary substantially all of the assets of which consists of storage, transportation and logistics assets that are master limited partnership qualifying assets and ancillary assets related to the foregoing, identified in writing by the Borrower to the Administrative Agent from time to time as a “Drop Down Subsidiary” (which identification may be made upon the acquisition by such Person of such assets) and (c) any other Subsidiaries of the Borrower identified by the Borrower to the Administrative Agent from time to time as a “Drop Down Subsidiary”, with the prior written consent of the Administrative Agent.
“Drop Down Transactions” means the contribution, sale, lease, conveyance, disposition or other transfer by the Borrower and/or its Subsidiaries of Drop Down Assets and/or Drop Down Subsidiaries to TLLP, TLLP GP or any of their respective subsidiaries.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and/or any Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters (as affected by exposure to Hazardous Materials).
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any

Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of a Plan to satisfy the minimum funding standard of Code Section 412 or ERISA Section 303; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excluded Secured Hedging Obligation” means, with respect to any Guarantor, any Hedging Obligation if, and to the extent that, all or a portion of the liability of such Guarantor with respect to, or the grant by such Guarantor of a security interest to secure, such Hedging Obligation (or any Guarantee thereof or other agreement or undertaking agreeing to guarantee, repay, indemnify or otherwise be liable therefor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including (a) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee obligation or other liability of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Hedging Obligation or (b) in the case of a Hedging Obligation subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the guarantee obligation or other liability of such Guarantor becomes or would become effective with respect to such related Hedging Obligation. If a Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such guarantee obligation or other liability or security interest is or becomes illegal.
“Excluded Subsidiary” means each of: (a) Interior Fuels Company; (b) Tesoro Petroleum (Singapore) Pte. Ltd.; (c) RW Land Company (f/k/a Philosopher’s Stone Land Company); (d) RidgeWood Association; (e) Ridgewood Insurance Company; (f) Treasure Card Company LLC; (g) for so long as TLLP is not wholly owned, directly or indirectly, by the Borrower: (1) TLLP and each of its subsidiaries, (2) TLLP GP and each of its subsidiaries, and (3) the Drop Down Subsidiaries; (h) any other Subsidiary that, prior to the Investment Grade Covenants Date, has been designated as an “Excluded Subsidiary” pursuant to and in compliance with Section 1.05(a); and (i) each subsidiary of an Excluded Subsidiary.
“Excluded Subsidiary Debt” means (i) intercompany Indebtedness that is owed by a Subsidiary to, and Guarantees of intercompany debt issued by such Subsidiary of debt of, the Borrower or another Wholly-Owned Subsidiary of the Borrower, (ii) amounts owing pursuant to Securitization Transactions and (iii) to the extent that a Subsidiary has provided a Guarantee of the Borrower’s Indebtedness and other obligations existing pursuant to this Agreement, such Subsidiary’s Indebtedness that is pari passu with (or subordinate to) the Indebtedness and other obligations existing pursuant to this Agreement.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing 2017 Notes” means the 4.25% Notes due 2017, issued by the Borrower pursuant to the second supplement to the 2012 Indenture.
“Existing Credit Agreement” means that certain Sixth Amended and Restated Credit Agreement dated as of January 4, 2013 among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other agents party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Existing Notes” means, collectively, (a) the Existing 2017 Notes, (b) the 5.375% Notes due 2022, issued by the Borrower pursuant to the 2012 Indenture and (c) the 5.125% Notes due 2024, issued by the Borrower pursuant to the 2014 Indenture, in each case outstanding as of the Effective Date.

“Extension Confirmation Date” has the meaning set forth in Section 2.20(b).
“Extension Effective Date” has the meaning set forth in Section 2.20(b).
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any intergovernmental agreements (together with any laws, fiscal or regulatory rules, guidance notes or practices adopted to effect any such intergovernmental agreement) entered into by the United States in connection with the implementation of the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NY FRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letter” means each of (a) that certain Fee Letter dated as of August 26, 2016, by and among the Borrower and JPMorgan Chase Bank, N.A. and (b) that certain Fee Letter dated as of August 26, 2016 by and among the Borrower, Wells Fargo Securities, LLC, Wells Fargo Bank, National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Mizuho Bank, Ltd., and The Bank of Tokyo Mitsubishi UFJ, Ltd.
“Financial Covenants” means each of (a) prior to the Investment Grade Covenants Date, Section 6.12(a) and Section 6.12(b), and (b) from and after the Investment Grade Covenants Date, Section 6.12(c).
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Fiscal Quarter” means a fiscal quarter of the Borrower, ending on the last day of March, June, September or December of each year.
“Fitch” means Fitch Ratings, Inc. and any successor thereto.
“Foreign Lender” means a Lender that is not a U.S. Person.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” when used as a verb to refer to the act of guaranteeing any Indebtedness or other obligations of a Person has a correlative meaning thereto. The amount of any Guarantee of any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation or the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“Guarantors” means each Subsidiary that is a party to the Guaranty Agreement as a “Guarantor” (as such term is defined in the Guaranty Agreement) and guarantees the Obligations (including pursuant to Section 4.01 and Section 5.09).
“Guaranty Agreement” means (i) that certain Subsidiary Guaranty, dated as of the date hereof, made by certain Subsidiaries of the Borrower (including Tesoro Canada) in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit H-1 and (ii) that certain Subsidiary Guaranty, dated as of the date hereof, by Tesoro Panama in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit H-2, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time, and (iii) any other guaranty agreement executed by a Guarantor pursuant to Section 5.09.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Hedging Agreement”.
“Hedging Obligation” of any Person means all obligations of such Person in respect of any Hedging Agreement. The “principal amount” of the obligations of any Person in respect of any Hedging

Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.
“Immaterial Guarantor” means, as of any date of determination, any Guarantor which contributed less than 3% of Consolidated EBITDA for the period of four consecutive Fiscal Quarters ending on the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b).
“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate”.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than those from time to time arising in the ordinary course of such Person’s business payable on terms customary in the trade), (d) all Capital Lease Obligations of such Person, (e) all obligations of such Person under Synthetic Leases, (f) all obligations, contingent or otherwise, of such Person as account party under all letters of credit and letters of guaranty, and including, for the avoidance of doubt, all obligations of such Person in respect of surety bonds and similar instruments issued for the account of such Person, (g) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but limited to the fair market value of the property securing such obligations, (h) all Guarantees by such Person of Indebtedness (as defined in other clauses of this definition) of others, (i) all obligations of such Person to deliver commodities, goods or services in consideration of one or more advance payments, (j) all obligations of such Person under Sale and Leaseback Transactions, (k) all obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (l) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (m) all obligations of such Person in respect of Disqualified Capital Stock. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.
“Initial Maturity Date” means September 30, 2020.
“Indemnitee” has the meaning set forth in Section 9.03(b).
“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.
“Ineligible Institution” has the meaning assigned to it in Section 9.04(b).
“Information Memorandum” means the Confidential Information Memorandum dated August 30, 2016 relating to the Borrower and the Transactions.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, such other periods for which LIBO Rates are available at the time the Borrowing Request for such Eurodollar Borrowing is made) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“Investment” means, as applied to any Person, any direct or indirect (a) acquisition (whether for cash, Property, services or securities or otherwise, and including pursuant to any merger or consolidation with any Person) by such Person of Equity Interests in any other Person, (b) capital contribution or other investment by such Person to or in any other Person, (c) loan or advance made by such Person to any other Person, (d) purchase or other acquisition by such Person of any Indebtedness of any other Person, (e) Guarantee by such Person of Indebtedness of any other Person, or (f) purchase or other acquisition (in one transaction or a series of transactions) by such Person of any assets of any other Person constituting a business unit.
“Investment Grade Covenants Date” means the first date on or after the Investment Grade Date on which the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, substantially in the form attached hereto as Exhibit I, certifying as follows:
(a)after giving effect to any Borrowing or the issuance, amendment, extension or renewal of any Letter of Credit to be made on such date, if any, the representations and warranties of the Borrower and the Subsidiaries set forth in this Agreement and each other Loan Document are true and correct in all material respects (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects) on and as of such date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects)); and
(b)on and as of such date, both before and immediately after giving effect to any Borrowing or the issuance, amendment, extension or renewal of any Letter of Credit on such date: (i) no Default has occurred and is continuing, (ii) the Borrower is in pro forma compliance with the Financial Covenant set forth in Section 6.12(c) and (iii) attached thereto are reasonably detailed calculations demonstrating pro forma compliance with the Financial Covenant set forth in Section 6.12(c).

“Investment Grade Date” means the first date on which one of S&P or Moody’s maintains an Investment Grade Rating, and the other Required Rating Agency maintains a rating equal to or more favorable than Ba1 (stable) or BB+ (stable), respectively.
“Investment Grade Rating” means a senior, unsecured, non-credit enhanced long-term debt rating of the Borrower equal to or more favorable than (i) Baa3 (stable) from Moody’s, (ii) BBB- (stable) from S&P or (iii) BBB- (stable) from Fitch. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, this definition shall be determined by reference to the rating(s) most recently in effect prior to such change or cessation.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means (a) each of (i) JPMorgan Chase Bank, N.A., (ii) Wells Fargo Bank, National Association, (iii) Bank of America, N.A., (iv) Barclays Bank PLC, (v) Citibank, N.A., (vi) Mizuho Bank, Ltd. and (vii) The Bank of Tokyo Mitsubishi UFJ, Ltd.; and (b) any other Lender acceptable to the Administrative Agent and the Borrower that has agreed in its sole discretion to become an Issuing Bank hereunder pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, in each case, in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank’ shall be deemed to be a reference to the relevant Issuing Bank.
“Junior Indebtedness” means, collectively, (a) the Existing Notes, (b) any Permitted Additional Indebtedness, (c) any Permitted Refinancing Indebtedness that is issued or incurred to Redeem any Existing Notes or any Permitted Additional Indebtedness, (d) any Indebtedness that is subordinated in right of payment to any of the Obligations, and (e) any Indebtedness as to which any Liens on any Property securing such Indebtedness are subordinated to any Liens securing any of the Obligations.
“Joint Lead Arrangers” means JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Citigroup Global Markets Inc., Mizuho Bank, Ltd., and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in their respective capacities as joint lead arrangers and joint bookrunners hereunder.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. The LC Exposure of any

Issuing Bank at any time shall be the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued by such Issuing Bank at such time plus (b) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 2.02 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Issuing Bank.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement, including the letters of credit outstanding under the Existing Credit Agreement to the extent provided in Section 2.05(k).
“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of the Letter of Credit Commitment (a) for each of (i) JPMorgan Chase Bank, N.A., (ii) Wells Fargo Bank, National Association, (iii) Bank of America, N.A., (iv) Barclays Bank PLC, (v) Citibank, N.A., (vi) Mizuho Bank, Ltd. and (vii) The Bank of Tokyo Mitsubishi UFJ, Ltd., is $150,000,000, and (b) for any other Lender that is an Issuing Bank, is the amount agreed to in writing by such Issuing Bank as its Letter of Credit Commitment hereunder; or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent; provided that the total Letter of Credit Commitments shall not exceed $2,000,000,000.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate”.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidate” means, with respect to any Hedging Agreement, (a) the sale, assignment, novation, unwind or termination of all or any part of such Hedging Agreement or (b) the creation of an offsetting position against all or any part of such Hedging Agreement. The terms “Liquidated” and “Liquidation” have correlative meanings thereto.
“Liquidity” shall mean, as of any date of determination, the sum of (a) the Available Commitment on such date and (b) the aggregate amount of Unrestricted Cash.
“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Letter of Credit and any applications or agreements relating thereto, any promissory notes issued by the Borrower under this Agreement, each Guaranty Agreement, the Security Instruments, each Fee Letter, any certificate required to be delivered under this Agreement or any other Loan Document by or on behalf of the Borrower or any of the Subsidiaries, and any agreements entered into in connection herewith by the Borrower or any other Loan Party with or in favor of the Administrative Agent and/or the Lenders, including any amendments, modifications or supplements thereto or waivers thereof, and any other documents prepared in connection with the other Loan Documents, if any.
“Loan Parties” means the Borrower and each Guarantor.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or any other Loan Document or (c) prior to the Investment Grade Covenants Date, the rights of or remedies available to the Lenders under this Agreement or any other Loan Document.
“Material Guarantor” means any Guarantor that is not an Immaterial Guarantor.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Maturity Date” means the Initial Maturity Date, as such date may be extended pursuant to Section 2.20 to the corresponding day in each year thereafter; provided that with respect to any Non-Consenting Lender, the Maturity Date shall not be so extended; and provided further that if such date is not a Business Day, the “Maturity Date” shall be the Business Day immediately preceding such date.
“Maximum Rate” has the meaning set forth in Section 9.14.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Worth” of the Borrower means at any time, without duplication, the sum of its capital stock, additional paid in capital, retained earnings, and any other account which, in accordance with GAAP, constitutes stockholders’ equity, less treasury stock; provided that “Net Worth” shall not include the liquidation value of any Preferred Equity Interests.

“New Funds Amount” has the meaning set forth in Section 2.02(d)(i).
“Non-Consenting Lenders” has the meaning set forth in Section 2.20(b).
“Notice of Commitment Increase” has the meaning set forth in Section 2.02(b).
“Note” has the meaning set forth in Section 2.09(e).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means (a) any and all amounts owing or to be owing by the Borrower, any Subsidiary or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to the Administrative Agent, the Issuing Banks, any Lender or any Related Party of any of the foregoing under any Loan Document; (b) all Secured Hedging Obligations; (c) all Secured Cash Management Obligations; and (d) all renewals, extensions and/or rearrangements of any of the above. Without limitation of the foregoing, the term “Obligations” shall include the unpaid principal of and interest on the Loans and the LC Exposure (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and LC Exposure and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any of its Subsidiaries or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations (including, without limitation, to reimburse LC Disbursements), obligations to post cash collateral in respect of Letters of Credit, payments in respect of an early termination of Secured Hedging Obligations and unpaid amounts, fees, expenses, indemnities, costs, and all other obligations and liabilities of every nature of the Borrower, any Subsidiary or any Guarantor, whether absolute or contingent, due or to become due, now existing or hereafter arising under this Agreement, the other Loan Documents, any Secured Hedging Agreement or any Secured Cash Management Agreement; provided that the definition of Obligation shall exclude any Excluded Secured Hedging Obligation.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Acquisition” has the meaning set forth in Section 6.04(d).
“Permitted Acquisition Excluded Subsidiary” means any Subsidiary acquired in a Permitted Acquisition which has Indebtedness outstanding that is permitted pursuant to Section 6.01(a)(ix), to the extent (and only for so long as) the terms of such Indebtedness do not permit such Subsidiary to become a Guarantor of the Obligations hereunder, but only for so long as such restriction or prohibition exists (and has not been waived).
“Permitted Additional Indebtedness” means Indebtedness issued or incurred pursuant to Section 6.01(a)(viii).
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 180 days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g)    Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;
(h)    Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(i)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(j)    Any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;
(k)    deposits securing liability to insurance carriers under insurance or self-insurance arrangements;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Investments” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of Moody’s & S&P cease publishing ratings of commercial paper issuers generally; (c) investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and (e) money market funds (i) that are rated AAA by S&P and Aaa by Moody’s or (ii) substantially all of whose assets are invested in the types of assets described in clauses (a) through (d) above.
“Permitted Liens” means any Lien permitted to remain outstanding pursuant to Section 6.02.
“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (a) if the Stated Maturity of the Refinanced Indebtedness is earlier than the latest Maturity Date then applicable to any Lender, the Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Refinanced Indebtedness, or if the Stated

Maturity of the Refinanced Indebtedness is later than the latest Maturity Date then applicable to any Lender, the Permitted Refinancing Indebtedness has a Stated Maturity that is at least 91 days later than the latest Maturity Date then applicable to any Lender, (b) the Permitted Refinancing Indebtedness has an Average Life at the time such Permitted Refinancing Indebtedness is incurred equal to or greater than the Average Life of the Refinanced Indebtedness, (c) such Permitted Refinancing Indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus, without duplication, any additional Indebtedness incurred to pay interest or premiums required by instruments governing such existing Indebtedness and fees incurred in connection therewith), (d) the obligor(s) of such Permitted Refinancing Indebtedness shall not be materially different than the obligors of the Refinanced Indebtedness, (e) the terms and conditions of such Permitted Refinancing Indebtedness, taken as a whole, shall be no less favorable to the Lenders in any material respect than the terms and conditions of the Refinanced Indebtedness, (f) any Property securing such Permitted Refinancing Indebtedness shall not include Collateral and shall either (i) constitute Property that secures the Refinanced Indebtedness or other Indebtedness permitted by this Agreement or (ii) constitute Property that secures or formerly secured purchase money Indebtedness permitted under Section 6.01(a)(iii)) and (g) if such Refinanced Indebtedness is senior subordinated or subordinated Indebtedness, the terms of such Permitted Refinancing Indebtedness shall provide for customary subordination of such Indebtedness to the Obligations on terms no less favorable to the Secured Parties than the subordination terms applicable to the Refinanced Indebtedness.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Petroleum Inventory” means inventory consisting of crude oil, petroleum, refined petroleum products, byproducts and intermediate feedstocks, and other energy-related commodities, including, without limitation, blend components commonly used in the petroleum industry to improve characteristics of, or meet governmental or customer specifications for, petroleum or refined petroleum products, all of which inventory shall be valued at market.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar Electronic System agreed to by the Borrower.
“Preferred Equity Interest” means any Equity Interest that, by its terms (or the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event or circumstance either (a) matures, (b) is redeemable (whether mandatorily or otherwise) at the option of the holder thereof for any consideration other than shares of common stock or (c) is convertible or exchangeable for Indebtedness or other Preferred Equity Interests, in each case, in whole or in part, on or prior to the date that is one year after the earlier of (i) the Maturity Date or (ii) the date on which the Loans have been paid in full, the Commitments have terminated, all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park Avenue, New York,

New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
“Rating Agency” means Moody’s, S&P or Fitch, as applicable.
“Receivable(s)” means and includes any and all of the Borrower’s and its Subsidiaries’ presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower and its Subsidiaries to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in and to any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Reducing Percentage Lender” has the meaning set forth in Section 2.02(d)(ii).
“Reduction Amount” has the meaning set forth in Section 2.02(d)(iii).
“Redemption” means, with respect to any Indebtedness, the redemption, purchase, defeasance, prepayment or other acquisition or retirement for value of such Indebtedness. The term “Redeem” has a meaning correlative thereto.
“Register” has the meaning assigned to such term in Section 9.04(b)(iv).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors, partners, trustees, administrators, managers and representatives of such Person and such Person’s Affiliates.
“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time; provided that, for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, any Lender that is the Borrower, or any Affiliate of the Borrower shall be disregarded.
“Required Rating Agency” means Moody’s or S&P, as applicable.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.
“Responsible Officer” means the Chief Executive Officer, President, General Counsel, or any Executive Vice President or Financial Officer of the Borrower.

“Retail Property” means Property of the Borrower or any Subsidiary owned in connection with the sale of motor fuels and convenience products and services to consumers in the retail market.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Sale and Leaseback Transaction” means any sale or other transfer of any Property by the Borrower or any Subsidiary and as part of such transaction, thereafter the Borrower or such Subsidiary rents or leases such Property.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan, Syria and Crimea).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more, individually or in the aggregate, by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“SEC” means the Securities and Exchange Commission of the United States of America or any successor Governmental Authority.
“Secured Cash Management Agreement” means any Cash Management Agreement between (a) the Borrower or any Subsidiary and (b) any Secured Cash Management Provider.
“Secured Cash Management Obligations” means any and all amounts and other obligations owing by the Borrower or any Subsidiary to any Secured Cash Management Provider under any Secured Cash Management Agreement (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)).
“Secured Cash Management Provider” means a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent.
“Secured Hedging Agreement” means any Hedging Agreement between the Borrower or any Subsidiary and any Person that entered into such Hedging Agreement prior to the time, or during the time, that such Person was, a Lender or an Affiliate of a Lender (including any such Hedging Agreement in existence prior to the Effective Date), even if such Person subsequently ceases to be a Lender (or an Affiliate of a Lender) for any reason (any such Person, a “Secured Hedging Party”); provided that, for the avoidance of doubt, the term “Secured Hedging Agreement” shall not include any Hedging Agreement or transactions under any Hedging Agreement entered into after the time that such Secured Hedging Party ceases to be a Lender or an Affiliate of a Lender.
“Secured Hedging Obligations” means any and all amounts and other obligations owing to any Secured Hedging Party under any Secured Hedging Agreement (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)); provided that the Secured Hedging Obligations shall not, in any event, include any Excluded Secured Hedging Obligation.
“Secured Hedging Party” has the meaning assigned to such term in the definition of Secured Hedging Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, the Secured Cash Management Providers and the Secured Hedging Parties, and “Secured Party” means any of them individually.
“Securities Account” has the meaning assigned to such term in the UCC.
“Securitization Transaction” means any transaction in which the Borrower or a Subsidiary sells or otherwise transfers any accounts receivable (whether now existing or arising in the future) and any assets related thereto including, without limitation, all books and records relating to such accounts receivable, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, rights with respect to returned goods the sale or lease of which gave rise to such accounts receivable, insurance thereon, proceeds of all of the foregoing and lockboxes and bank accounts into which collections thereon are deposited, and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable (a) to one or more third party purchasers or (b) to a special purpose entity that borrows against such accounts receivable (or undivided interests therein) and related assets or issues securities payable from (or representing interests in) payments in respect of such accounts receivable and related assets or sells such accounts receivable (or undivided interests therein) and related assets to one or more third party purchasers, whether or not amounts received in connection with the sale or other transfer of such accounts receivable and related assets to an entity referred to in clause (a) or (b) above would under GAAP be accounted for as liabilities on a consolidated balance sheet of the Borrower. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate outstanding principal or stated amount of the borrowings, securities or residual obligations under a sale, in each case referred to in clause (b) of the preceding sentence, or if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable transferred to such third party purchaser(s) pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible.
“Security Agreement” means the Security Agreement, substantially in the form of Exhibit H-3, dated as of the date hereof, by and among the Borrower, certain Subsidiaries of the Borrower and the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, modified, supplemented or restated from time to time.
“Security Instruments” means each Guaranty Agreement, the Security Agreement, each Control Agreement, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by any Loan Party or any other Person (other than Secured Hedging Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of the Obligations, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.
“Solvent” means, in reference to any Person, (a) the fair value of the assets of such Person, at a fair valuation, exceeds its debts and liabilities (subordinated, contingent or otherwise); (b) the present fair saleable value of the property of such Person is greater than the amount that will be required to pay the probable liability of its debts and other liabilities (subordinated, contingent or otherwise), as such debts and other liabilities become absolute and matured; (c) such Person will be able to pay its debts and liabilities (subordinated, contingent or otherwise), as such debts and liabilities become absolute and matured; and (d) such Person will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
“Stated Maturity” means, with respect to any Indebtedness, the date specified in the documents or instruments evidencing such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory prepayment or redemption provision, but shall not include any contingent obligations to repay, prepay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower; provided that Excluded Subsidiaries shall be deemed not to be Subsidiaries of the Borrower except for purposes of (a) to the extent that Excluded Subsidiaries are required by GAAP to be consolidated with the Borrower, Section 5.01(a) and Section 5.01(b); (b) Section 3.18, (c) Section 3.19; (d) Section 5.07 (provided that, for the avoidance of doubt, the term “Material Adverse Effect” as used in Section 5.07 shall be determined by reference to the Borrower and the Subsidiaries, but excluding any Excluded Subsidiary for so long as such that Excluded Subsidiary is not wholly owned, directly or indirectly, by the Borrower); and (e) Section 5.08; provided further that the Borrower may designate from time to time any subsidiary that is an Excluded Subsidiary to be a Subsidiary by written notice thereof to the Administrative Agent pursuant to and in compliance with Section 1.05(b).
“Subsidiary Guarantor” means any Subsidiary of the Borrower that is a Guarantor.
“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income Taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination, an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tesoro Canada” means Tesoro Canada Supply & Distribution Ltd., a corporation organized under the laws of British Columbia.
“Tesoro Panama” means Tesoro Panama Company, S.A., a sociedad anónima organized under the laws of Panama.
“Tesoro Savage” means Tesoro Savage Petroleum Terminal LLC, a Delaware limited liability company.
“TLLP” means Tesoro Logistics LP, a Delaware limited partnership.
“TLLP GP” means Tesoro Logistics GP, LLC, a Delaware limited liability company.
“Total Capitalization” means, at the date of any determination thereof, the sum of (a) Consolidated Total Debt plus (b) Consolidated Net Worth of the Borrower plus (c) the involuntary liquidation value of any Preferred Equity Interests; provided that if, on such date of determination, an Investment Grade Rating has been maintained by at least two of Fitch, Moody’s and S&P, the foregoing calculation shall be made using Consolidated Net Debt rather than Consolidated Total Debt.
“Total Credit Exposure” means the sum of the outstanding principal amount of all Lenders’ Loans and their LC Exposure at such time.
“Transactions” means (a) the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof, and the issuance of Letters of Credit hereunder, (b) the grant of the security interests and provision of Collateral by each Loan Party under the Security Instruments to which it is a party, and (c) with respect to each Guarantor, the execution, delivery and performance by such Guarantor of the Guaranty Agreement to which it is a party and each other Loan Document to which it is a party, and its Guarantee of the Obligations.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
“Unrestricted Cash” means, as of any date of determination, cash or Permitted Investments of the Borrower or any of the Guarantors that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of such Guarantors on such date (it being understood that cash or Permitted Investments subject to a control agreement in favor of any Person other than the Administrative Agent or any Lender shall be deemed “restricted”, and cash or Permitted Investments restricted in favor of the Administrative Agent or any Lender shall be deemed not “restricted”), but only to the extent that such cash and Permitted Investments are held in accounts with financial institutions in any jurisdiction located within the United States of America.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).
“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

Section 1.03     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04     Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.

Section 1.05     Designation of Excluded Subsidiary.

(a)    The Borrower may designate by prior written notice to the Administrative Agent, any Subsidiary as an Excluded Subsidiary, including a newly formed or newly acquired Subsidiary, provided that (i) both before, and immediately after giving effect, to such designation, no Default has occurred and is continuing or would result therefrom; (ii) such designation shall be deemed to be an Investment in an amount equal to the fair market value of the Borrower's direct and indirect ownership interest in such Excluded Subsidiary and such designation shall be permitted only to the extent such Investment is permitted under Section 6.04(b)(iii) on the date of such designation; (iii) both before, and immediately after giving effect, to such designation, the Borrower shall be in pro forma compliance with the Financial Covenants; (iv) such Subsidiary is not a “restricted subsidiary” for purposes of any indenture or agreement governing Material Indebtedness; (v) both before, and immediately after giving effect, to such designation, the representations and warranties of the Borrower and the Subsidiaries contained in each of the Loan Documents shall be true and correct in all material respects (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects) on and as of such date of such designation (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects)); and (vi) the Administrative Agent shall have received a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions and matters set forth in this Section 1.05(a). Except as provided in this Section 1.05(a), no Subsidiary may be designated (and no Subsidiary may be redesignated) as an Excluded Subsidiary.

(b)    The Borrower may designate by prior written notice thereof to the Administrative Agent any Excluded Subsidiary to be a Subsidiary, provided that (i) both before, and immediately after giving effect, to such designation, no Default has occurred and is continuing or would result therefrom; (ii) the designation of any Excluded Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time, and the Borrower and its Subsidiaries shall be in compliance with Article VI after giving effect to such designation; (iii) both before, and immediately after giving effect, to such designation, the Borrower shall be in pro forma compliance with the Financial Covenants; (iv) both before, and immediately after giving effect, to such designation, the representations and warranties of the Borrower and the Subsidiaries contained in each of the Loan Documents shall be true and correct in all material respects (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects) on and as of such date of such designation (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects)); (v) immediately after giving effect to such designation, the Borrower and such Subsidiary shall be in compliance with the requirements of Section 5.09; and (vi) the Administrative Agent shall have received a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions and matters set forth in this Section 1.05(b).

ARTICLE II
THE CREDITS

Section 2.01     Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the Total Credit Exposure exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.
Section 2.02    Commitment Increase.

(a)Subject to the terms and conditions set forth herein, the Borrower shall have the right, without the consent of the Lenders, to cause, but not more than five times, an increase in the Commitments of the Lenders (a “Commitment Increase”) by adding to this Agreement one or more additional lenders that are not already Lenders hereunder and that are reasonably satisfactory to the Administrative Agent and each Issuing Bank (not to be unreasonably withheld, delayed or conditioned) (each, a “CI Lender”) or by allowing one or more existing Lenders to increase their respective Commitments; provided that (i) no Event of Default shall have occurred and be continuing as of the relevant Commitment Increase Effective Date, (ii) no such Commitment Increase shall be less than $50,000,000, (iii) (A) prior to the Investment Grade Covenants Date and the release of all Liens on Collateral securing any Obligations, the aggregate amount of all such Commitment Increases shall not exceed $250,000,000, and (B) from and after the Investment Grade Covenants Date, provided that the all Liens on Collateral securing any Obligations have been released in accordance with the terms of this Agreement and the other Loan Documents, the aggregate amount of all such Commitment Increases (inclusive of any prior Commitment Increases pursuant to the foregoing clause (A)) shall not exceed $1,000,000,000, (iv) no Lender’s Commitment shall be increased without such Lender’s prior written consent (which consent may be given or withheld in such Lender’s sole and absolute discretion), (v) if, on the effective date of such increase, any Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs that are payable pursuant to Section 2.15 in connection with the reallocation of such outstanding Loans and (vi) prior to the Investment Grade Covenants Date and the release of all Liens on Collateral securing any Obligations, no Commitment Increase shall be permitted to the extent that, after giving effect thereto, the Borrower would be required to grant Liens to secure its obligations under any Existing Notes or any Permitted Refinancing Indebtedness in respect thereof.

(b)The Borrower shall provide the Administrative Agent with written notice (a “Notice of Commitment Increase”) in the form of Exhibit B attached hereto of its intention to increase the Commitments pursuant to this Section 2.02. Each such Notice of Commitment Increase shall specify (i) the proposed effective date of such Commitment Increase (each such date, a “Commitment Increase Effective Date”), which date shall be no earlier than five Business Days after receipt by the Administrative Agent of such Notice of Commitment Increase, (ii) the amount of the requested Commitment Increase (provided that after giving effect to such requested Commitment Increase, the aggregate amount of all Commitment Increases does not exceed the amount set forth in subsection (a)(iii) above), (iii) the identity of each CI Lender or Lender that has agreed in writing to increase its Commitment hereunder, and (iv) the amount of the respective

Commitments of the then existing Lenders and the CI Lenders from and after the Commitment Increase Effective Date (as defined below).

(c)On each Commitment Increase Effective Date, to the extent that there are Loans outstanding as of such date, (i) each CI Lender shall, by wire transfer of immediately available funds, deliver to the Administrative Agent such CI Lender’s New Funds Amount, which amount, for each such CI Lender, shall constitute Loans made by such CI Lender to the Borrower pursuant to this Agreement on such Commitment Increase Effective Date, (ii) each existing Lender that has agreed to increase its Commitment shall, by wire transfer of immediately available funds, deliver to the Administrative Agent such Lender’s New Funds Amount, which amount, for each such Lender, shall constitute Loans made by such Lender to the Borrower pursuant to this Agreement on such Commitment Increase Effective Date, (iii) the Administrative Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Percentage Lender its Reduction Amount, which amount, for each such Reducing Percentage Lender, shall constitute a prepayment by the Borrower pursuant to Section 2.10(a), ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Loans of such Reducing Percentage Lender, and (iv) the Borrower shall be responsible to pay to each Lender any breakage fees or costs that are payable pursuant to Section 2.15 in connection with the reallocation of any outstanding Loans; provided that, notwithstanding the foregoing, no Letter of Credit may expire beyond the close of business on the date that is five Business Days prior to the earliest Maturity Date applicable to any Lender, unless the amount of such Letter of Credit on the date of issuance, renewal or extension, as applicable, together with the outstanding LC Exposure at such time, is less than or equal to the total Commitments of all Lenders having a later Maturity Date.

(d)For purposes of this Section 2.02 and Exhibit B, the following defined terms shall have the following meanings: (i) “New Funds Amount” means the amount equal to the product of a Lender’s increased Commitment or a CI Lender’s Commitment (as applicable) represented as a percentage of the aggregate Commitments after giving effect to any Commitment Increase, times the aggregate principal amount of the outstanding Loans immediately prior to giving effect to such Commitment Increase, if any, as of any Commitment Increase Effective Date (without regard to any increase in the aggregate principal amount of Loans as a result of borrowings made after giving effect to such Commitment Increase on such Commitment Increase Effective Date); (ii) “Reducing Percentage Lender” means each then existing Lender immediately prior to giving effect to any Commitment Increase that does not increase its respective Commitment as a result of such Commitment Increase and whose relative percentage of the Commitments shall be reduced after giving effect to such Commitment Increase; and (iii) “Reduction Amount” means the amount by which a Reducing Percentage Lender’s outstanding Loans decrease as of any Commitment Increase Effective Date (without regard to the effect of any borrowings made on such Commitment Increase Effective Date after giving effect to the Commitment Increase occurring on such Commitment Increase Effective Date).

(e)Each Commitment Increase shall become effective on its Commitment Increase Effective Date and upon such effectiveness (i) the Administrative Agent shall record in the register each then CI Lender’s information as provided in the applicable Notice of Commitment Increase and pursuant to an Administrative Questionnaire that shall be executed and delivered by each CI Lender to the Administrative Agent on or before such Commitment Increase Effective Date, (ii) Schedule 2.01 hereof shall be amended and restated to set forth all Lenders (including any CI Lenders) that will be Lenders hereunder after giving effect to such Commitment Increase (which amended and restated Schedule 2.01 shall be set forth in Annex I to the applicable Notice of Commitment Increase) and the Administrative Agent shall distribute to each Lender (including each CI Lender) a copy of such amended and restated Schedule 2.01, and (iii) each CI Lender identified on the Notice of Commitment Increase for such Commitment Increase shall be a “Lender” for all purposes under this Agreement.

(f)Each Commitment Increase shall be deemed to constitute a representation and warranty by the Borrower on the applicable Commitment Increase Effective Date that (i) the representations and warranties of the Borrower and its Subsidiaries set forth in this Agreement and in the other Loan Documents are true and correct on and as of such Commitment Increase Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of such Commitment Increase Effective Date, such representations and warranties shall continue to be true and correct as of such specified earlier date, and (ii) at the time of and immediately after giving effect to such Commitment Increase, no Default shall have occurred and be continuing.

Section 2.03     Loans and Borrowings.

(a)Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.04     Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit C. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.03:

i.the aggregate amount of the requested Borrowing;
ii.the date of such Borrowing, which shall be a Business Day;
iii.whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

iv.in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
v.the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.05    Letters of Credit.

(a)General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated standby Letters of Credit as the applicant thereof for the support of its or any other Loan Party’s obligations, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the relevant Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit by any Issuing Bank (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to such Issuing Bank and the Administrative Agent at least three Business Days in advance of the requested date of issuance, amendment, renewal or extension (provided that the applicable Issuing Bank will use commercially reasonable efforts to issue, amend, renew or extend such Letter of Credit, as applicable, within one Business Day of such request)) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure of any Issuing Bank shall not exceed its Letter of Credit Commitment, (ii) the LC Exposure shall not exceed $2,000,000,000, (iii) no Lender’s Credit Exposure shall exceed its Commitment, and (iv) the Total Credit Exposure shall not exceed the total Commitments. The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.

(c)Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the relevant Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) (A) the date that is five Business Days prior to the Maturity Date (provided that, notwithstanding the foregoing, no Letter of Credit may expire beyond the close of business on the date that is five Business Days prior to (I) the earliest Maturity Date applicable to any Lender, unless the amount of such Letter of Credit on the date of issuance, renewal or extension, as applicable, together with the aggregate of the outstanding LC Exposure and Loans at such time, is less than or equal to the total Commitments of all Lenders having a later Maturity Date and (II) the Maturity Date of the Issuing Bank of such Letter of Credit) or (B) such later date as the Issuing Bank that issues such Letter of Credit may agree to the extent that on the date of the issuance, renewal, amendment or extension of such Letter of Credit, as applicable, such Letter of Credit is cash collateralized in a manner (and in an amount not less than 103% of the face amount of such Letter of Credit) acceptable to such Issuing Bank in its sole discretion; provided further that in the event that an Issuing Bank consents to an expiration date for any Letter of Credit that is following the Maturity Date, the Lenders shall cease to have risk participations therein on the date that is five Business Days prior to the Maturity Date.

(d)Participations. Subject to the last proviso in paragraph (c) of this Section, by the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that issues such Letter of Credit or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank that issues a Letter of Credit, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.04 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank that issued such Letter of Credit the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank that issued such Letter of Credit or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of an ABR Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set off against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable, at the rate per annum then applicable to ABR Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)Replacement of an Issuing Bank. (i) An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (A) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (B) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.05(i)(i) above.
(j)Cash Collateralization. If (i) any Event of Default shall occur and be continuing, then on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, (ii) the Borrower is required to cash collateralize the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 2.10(b) or cash collateralize outstanding Letters of Credit pursuant to Section 2.10(c), or (iii) the Borrower is required to cash collateralize a Defaulting Lender’s LC Exposure pursuant to Section 2.21, then the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure or the excess attributable to such LC Exposure, as the case may be, as of such date, in each case, plus any accrued and unpaid interest and fees thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01. As collateral security for the payment and performance of the obligations of the Borrower under this Agreement, the Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the Lenders, a first priority security interest in such account and all amounts and other property from time to time deposited or held in such account, and all proceeds thereof, and any substitutions and replacements therefor. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse ratably the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or pursuant to Section 2.21 as the result of a Defaulting Lender, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 2.10(b) or required to cash collateralize outstanding Letters of Credit pursuant to Section 2.10(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k)Outstanding Letters of Credit. On the Effective Date, each of the letters of credit listed on Schedule 2.05 shall be deemed to have been issued as Letters of Credit under this Agreement by the Issuing Bank specified for such Letter of Credit on Schedule 2.05, without payment of any fees otherwise due upon the issuance of a Letter of Credit, and such Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation, to the extent of such Lender’s Applicable Percentage, in such Letter of Credit.

Section 2.06    Funding of Borrowings.

(a)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 3:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.07     Interest Elections.

(a)Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.04 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.08     Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Total Credit Exposure would exceed the total Commitments.

(c)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of any other identified events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent and may not be reinstated except pursuant to Section 2.02. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.09     Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and otherwise substantially in the form of Exhibit D hereto (a “Note”). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

Section 2.10     Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section 2.10.

(b)If at any time the Total Credit Exposure exceeds the total Commitments, then, the Borrower shall, without notice or demand, immediately (i) prepay the Borrowings in an aggregate principal amount equal to such excess, and (ii) if any excess remains (or would remain) after prepaying all of the Borrowings as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.05(j). Each prepayment of Borrowings pursuant to this Section 2.10(b) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments made pursuant to this Section 2.10(b) shall be accompanied by accrued interest to the extent required by Section 2.12 and breakage costs to the extent required by Section 2.15.

(c)In the event that the aggregate LC Exposure exceeds the sum of all Letter of Credit Commitments then in effect, the Borrower shall, without notice or demand, immediately replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.05(j), in an aggregate amount sufficient to eliminate such excess.

(d)The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of a Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.03. Each prepayment of any Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and any break funding costs pursuant to Section 2.15.

Section 2.11     Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC

Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.150% per annum on the average daily amount of the LC Exposure of such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to them) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees payable that have been paid shall not be refundable under any circumstances.

Section 2.12     Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.13     Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
Section 2.14     Increased Costs. (a) If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii)impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the basis for, the calculation of and the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the applicable Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof. In determining such amount, such Lender agrees to act in good faith and to use reasonable averaging and attribution methods.

(d)Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15     Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender (other than, in the case of a claim for compensation based on the failure to borrow as specified in clause (c) above, any Lender whose failure to make a Loan required to be made by it hereunder has resulted in such failure to borrow) for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any

Lender setting forth in reasonable detail the basis for and the calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.16     Payments Free of Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16), the amounts received with respect to this Agreement equal the sum which would have been received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Borrower. Each of the Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower or the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4)to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this

Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)Defined Terms. For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

Section 2.17     Payments Generally; Pro Rata Treatment; Sharing of Set offs. (a)  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to 12:00 p.m., New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.14, Section 2.15, Section 2.16 and Section 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), Section 2.06(b), Section 2.17(d) or Section 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.18     Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If (i) any Lender requests compensation under Section 2.14, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender becomes a Defaulting Lender, or (iv) any Lender does not approve any amendment, waiver or consent of or under any Loan Document that is requested by the Borrower that (A) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.02(b) and (B) has been approved by the Required Lenders, or (iv) any Lender does not consent to an extension of the Maturity Date pursuant to Section 2.20 if the Required Lenders have agreed to do so, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or Section 2.16) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.19     Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

Section 2.20     Extension of Maturity Date.

(a)Not earlier than 90 days prior to, nor later than 30 days prior to, each anniversary of the Effective Date, the Borrower may, but not more than one time prior to the Investment Grade Covenants Date and an unlimited number of times following the Investment Grade Covenants date, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Maturity Date then in effect. Within 15 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses.

(b)The Maturity Date shall be extended only if the Required Lenders (calculated excluding any Defaulting Lender and after giving effect to any replacements of Lenders permitted herein) have consented thereto (the Lenders that so consent being the “Consenting Lenders” and the Lenders that do not consent being the “Non-Consenting Lenders”). If so extended, the Maturity Date, as to the Consenting Lenders, shall be extended to the same date in the year following the Maturity Date then in effect (such existing Maturity Date being the “Extension Effective Date”). The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension, specifying the date of such confirmation (the “Extension Confirmation Date”), the Extension Effective Date, and the new Maturity Date (after giving effect to such extension). As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Extension Confirmation Date signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, (A) before and after giving effect to such extension, the representations and warranties contained in Article III made by it are true and correct on and as of the Extension Confirmation Date, except to the extent that such representations and warranties specifically refer to an earlier date, (B) before and after giving effect to such extension no Default exists or will exist as of the Extension Confirmation Date, and (C) since the date of the financial statements most recently delivered pursuant to Section 5.01(a), no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect has occurred. The Borrower shall prepay any Loans outstanding on the Extension Effective Date (and pay any additional amounts required pursuant to Section 2.15) to the extent necessary to keep outstanding Loans ratable with any revised and new Applicable Percentages of all the Lenders effective as of the Extension Effective Date; and if, after giving effect to such prepayment, the Total Credit Exposure exceeds the total Commitments then in effect as a result of an LC Exposure, then the Borrower will pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.05(j). In addition, each Consenting Lender shall automatically (without any further action) and ratably acquire on the Extension Effective Date the Non-Consenting Lenders’ participations in Letters of Credit, in an amount equal to such Consenting Lender’s Applicable Percentage of the amount of such participations.

Section 2.21     Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c)if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Credit Exposure to exceed its Commitment and (y) if the conditions set forth in Section 4.02 are satisfied at such time; provided that, subject to Section 9.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii)if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (ratably in proportion to the amount of Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(c), and LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:
Section 3.01     Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.02     Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or equivalent powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03     Governmental Approvals; No Conflicts. The Transactions (a) do not require any Loan Party to obtain any consent or approval of, or make any registration or filing with, or request any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect (except for any reports required to be filed by the Borrower with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and routine Tax filings), (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any Subsidiary Guarantor or any order of any Governmental Authority, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except such as have been obtained or made and are in full force and effect other than the recording and filing of the Security Instruments as required by this Agreement, (c) will not violate or result in a default under the Existing Notes, any indenture pursuant to which any Existing Notes are issued, or any other indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiary Guarantors or its assets, or result in, or require, the creation or imposition of any Lien in, of or on the Collateral pursuant to the terms of such document, or give rise to a right thereunder to require any material payment to be made by the Borrower or any Subsidiary Guarantor.

Section 3.04     Financial Condition; No Material Adverse Effect.

(a)The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended December 31, 2015 and December 31, 2014, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the Fiscal Quarter and the portion of the fiscal year ended June 30, 2016, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)With respect to any date prior to the Investment Grade Covenants Date, since December 31, 2015, there has been no change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries that, taken as a whole, has had or could reasonably be expected to have, a Material Adverse Effect.

(c)No Default has occurred and is continuing.

Section 3.05     Properties.

(a)With respect to any date prior to the Investment Grade Covenants Date, each of the Borrower and its Subsidiaries has good title to, free and clear of all Liens other than those permitted by Section 6.02, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)With respect to any date prior to the Investment Grade Covenants Date, each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06     Litigation and Environmental Matters.

(a)With respect to any date prior to the Investment Grade Covenants Date, except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Responsible Officer of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, any other Loan Document or the Transactions.

(b)Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) is not in compliance with any Environmental Law, including obtaining, maintaining and complying with any permit, license or other approval required under any Environmental Law, (ii) has received written notice that it has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any fact or event that would reasonably be expected to result in any Environmental Liability.

(c)With respect to any date prior to the Investment Grade Covenants Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.07     Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.08     Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.09     Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10     ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

Section 3.11     Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information (other than information of a global economic or industry nature) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to (i) projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time and (ii) financial statements, the Borrower represents only that such financial statements were prepared as represented in Section 3.04 and as required by Section 5.01(a) and (b), as applicable.

Section 3.12     Insurance. With respect to any date prior to the Investment Grade Covenants Date, the Borrower maintains, and has caused all of its Subsidiaries to maintain, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) as is consistent with sound business practice.

Section 3.13     [Reserved].

Section 3.14     Subsidiaries. Prior to the Investment Grade Covenants Date, except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Effective Date, which shall be a supplement to Schedule 3.14, (a) Schedule 3.14 sets forth (i) each Subsidiary’s name as listed in the public records of its jurisdiction of organization and jurisdiction of organization, and the location of its principal place of business and chief executive office and, as to each such Subsidiary, the percentage of each class of Equity Interests issued by such Subsidiary and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding and (ii) the identity of each Subsidiary Guarantor and each Excluded Subsidiary. All of the outstanding shares or other Equity Interests of each such Subsidiary are validly issued and outstanding and, to the extent applicable, fully paid and not assessable.

Section 3.15     [Reserved].

Section 3.16     [Reserved].

Section 3.17     Solvency. Prior to the Investment Grade Covenants Date, the Borrower and each of the Subsidiary Guarantors is (in each case), and after giving effect to any extension of credit, will be (in each case), Solvent.

Section 3.18     Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably intended to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, its directors, officers and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

Section 3.19     Patriot Act. Each of the Borrower and its Subsidiaries is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Patriot Act.

Section 3.20     EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
ARTICLE IV
CONDITIONS

Section 4.01     Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)The Administrative Agent (or its counsel) shall have received (i) either (A) a counterpart of this Agreement signed on behalf of each Person party hereto or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page or signed signature pages with respect to this Agreement) that each such Person has signed a counterpart of this Agreement and (ii) either (A) a counterpart of each Guaranty Agreement and the Security Agreement signed on behalf of the Borrower and each Guarantor or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page or signed signature pages with respect to this Agreement) that each such Person has signed a counterpart of each Guaranty Agreement and the Security Agreement.

(b)The Administrative Agent, the Lenders and the Joint Lead Arrangers shall have received all fees and other amounts due and payable to each such Person (including, without limitation, the fees and expenses of Paul Hastings LLP, as counsel to the Administrative Agent) on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, to the extent invoices in respect of such fees and expenses have been presented at least two Business Days prior to the Effective Date.

(c)The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Simpson Thacher & Bartlett LLP, as counsel for the Loan Parties, substantially in the form of Exhibit E-1, (ii) Dentons Canada LLP as counsel for Tesoro Canada, substantially in the form of Exhibit E-2 and (iii) ARIFA Corporate Services, as counsel for Tesoro Panama, substantially in the form of Exhibit E-3. The Borrower hereby requests each such counsel to deliver its applicable opinion to the Administrative Agent and the Lenders.

(d)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement, the other Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e)Since December 31, 2015, there has been no change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries that, taken as a whole, has had or could reasonably be expected to have, a Material Adverse Effect.

(f)The Administrative Agent shall have received the financial statements referred to in Section 3.04(a).

(g)The Administrative Agent shall have received financial projections and forecasts with respect to the Borrower and its Subsidiaries, in each case, in form and substance reasonably satisfactory to it.
(h)The Administrative Agent shall have received UCC and other lien searches, as applicable, reflecting the absence of liens and security interests other than those being released contemporaneously with the Effective Date or which are otherwise permitted pursuant to Section 6.02.

(i)The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) all loans and other amounts owing under the Existing Credit Agreement have been (or contemporaneously with the Effective Date will be) repaid in full and all commitments thereunder have been terminated or cancelled and (ii) all Liens on the Properties of the Borrower and of the Subsidiaries associated with the Existing Credit Agreement have been released or terminated or will be contemporaneously released or terminated, subject only to the filing of applicable terminations, releases or assignments, and all guarantees with respect to the Existing Credit Agreement have been released or terminated (or contemporaneously with the Effective Date will be released or terminated).

(j)The Administrative Agent shall have received all documents, agreements and instruments (including UCC financing statements) necessary or desirable in order to grant and perfect the Liens created under the Loan Documents in favor of the Administrative Agent for the benefit of the Secured Parties.

(k)The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, certifying (which statements shall constitute a representation and warranty made by the Borrower to the Lenders hereunder on the Effective Date) that, as of the Effective Date, (i) there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Responsible Officer of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (A) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (B) that involve the

Loan Documents or the Transactions; and (ii) since December 31, 2015, there has been no material adverse change in the business, financial position, or results of operations of the Borrower together with its Subsidiaries on a consolidated basis.

(l)The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance, as of the Effective Date, with (i) the conditions set forth in paragraphs (a) and (b) of Section 4.02 and (ii) the Financial Covenants (after giving effect to any extension of credit hereunder on the Effective Date).

(m)The Administrative Agent and the Lenders shall have received (at least three Business Days prior to the Effective Date), and shall be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not limited to the Patriot Act, to the extent such documentation or other information was requested by the Administrative Agent or any such applicable Lender at least ten Business Days prior to the Effective Date.

(n)The Lenders shall have received such documents and other instruments as are customary for transactions of this type or as they or their counsel may reasonably request.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the Effective Date shall not occur unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 1:00 p.m., New York City time, on October 31, 2016 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time). For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
Section 4.02     Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and each other Loan Document shall be true and correct in all material respects (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects) on and as of the date of such Borrowing or the date of the issuance, amendment, renewal or extension of such Letter of Credit, as applicable (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects)).

(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)The Administrative Agent shall have received a Borrowing Request as required by Section 2.04 in respect of a Borrowing, or in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a request as required by Section 2.05.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.
ARTICLE V
AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
Section 5.01     Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a)within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)within 45 days after the end of each of the first three Fiscal Quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)concurrently with any delivery of financial statements under Section 5.01(a) and Section 5.01(b), a certificate of a Financial Officer of the Borrower, substantially in the form attached hereto as Exhibit G (a “Compliance Certificate”), (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) specifying any change in (A) any Loan Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (B) the location of any Loan Party’s chief executive office or principal place of business and (C) the jurisdiction in which the Borrower or any Subsdiary Guarantor is incorporated or formed, in each case, since the information provided to the Lenders on the Effective Date or in the most recent Compliance Certificate delivered pursuant to this Section 5.01(c), as applicable, (iii) setting forth reasonably detailed calculations demonstrating compliance with each of the Financial Covenants, (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (v) attaching (A) the related consolidating financial statements of the Borrower, reflecting the consolidated financial statements of the Borrower excluding the consolidated financial statements of TLLP and its subsidiaries, consolidating adjustments, and the resulting financial statements of the Borrower delivered under Section 5.01(a) and Section 5.01(b) in calculating compliance with Section 6.12 and (B) a schedule describing all Indebtedness of TLLP GP, TLLP and their subsidiaries that is recourse to the Borrower or its Subsidiaries.

(d)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(e)prior to the Investment Grade Covenants Date, commencing June 30, 2017, (i) within 60 days after the beginning of each fiscal year of the Borrower, an annual forecast (including a projected balance sheet, projected income statements, and projected cash flow statement) of the Borrower and its Subsidiaries with respect to such fiscal year and (ii) within 60 days after the end of the Fiscal Quarter ending June 30th of each year, an update to the annual forecast for such fiscal year;

(f)prior to the Investment Grade Covenants Date, concurrently with any delivery of financial statements under Section 5.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 5.05, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies;

(g)[Reserved];

(h)prior to the Investment Grade Covenants Date, prompt written notice, and in any event within ten Business Days, of the occurrence of any Casualty Event having a fair market value in excess of $25,000,000 or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event having a fair market value in excess of $25,000,000; and

(i)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

Documents required to be delivered pursuant to Section 5.01(a), Section 5.01(b) or Section 5.01(d) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at http://www.tsocorp.com; or (ii) on which such documents are posted on the Borrower’s behalf on the website of the Securities and Exchange Commission or any other Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificate required by Section 5.01(c) to the Administrative Agent, which shall then promptly furnish such Compliance Certificate to the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 5.02     Notices of Material Events. The Borrower will furnish to the Administrative Agent, which shall furnish to each Lender, prompt written notice of the following:

(a)the occurrence of any Default of which any Responsible Officer of the Borrower obtains knowledge;

(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $75,000,000; and

(d)prior to the Investment Grade Covenants Date, any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.03     Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary Guarantor to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03; or any merger, consolidation, liquidation or dissolution of any Subsidiary that is not otherwise prohibited by the terms of this Agreement; and provided, further, that neither the Borrower nor any of its Subsidiaries shall be required to preserve, renew or keep in full force and effect any right, license, permit, privilege or franchise to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5. 04     Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05     Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, , except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks consistent with sound business practice. At all times prior to the Investment Grade Covenants Date, the loss payable clauses or provisions in (i) the applicable property loss policies insuring any of the Collateral shall be endorsed in favor of and made payable to the Administrative Agent, for the benefit of the Secured Parties, as a “lender loss payee” or other formulation acceptable to the Administrative Agent, and (ii) each of the Borrower’s and its Subsidiaries’ comprehensive and general liability policies and gradual pollution policies (to the extent in existence) shall name the Administrative Agent and the Lenders as “additional insureds”. Such insurance described in clauses (i) and (ii) of the preceding sentence shall provide that no cancellation thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof (or ten days in the case of cancellation for non-payment of premiums). All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.

Section 5.06     Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities to the extent required by GAAP and applicable law. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and subject to any applicable restrictions or limitations on access to any facility or information that is classified or restricted by contract or by law, regulation or governmental guidelines, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only one such visit per fiscal year shall be at the Borrower’s expense; provided further, that when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower. The Administrative Agent and the Lenders agree that they shall conduct any such inspection or examination in reasonable accordance with the Borrower’s and its Subsidiaries’ safety policies and procedures and shall not materially interfere with or impair the Borrower’s or its Subsidiaries’ operations.

Section 5.07     Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures reasonably intended to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.08     Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for general corporate purposes, including, at the option of the Borrower, to refinance any Indebtedness of the Borrower. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only for general corporate purposes. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.09     Additional Guarantors; Collateral.

(a)From the Effective Date until the Investment Grade Covenants Date, (i) with respect to any Person that is or becomes a Domestic Wholly-Owned Subsidiary, whether by formation, acquisition or otherwise (other than a Permitted Acquisition Excluded Subsidiary) or (ii) if any Domestic Subsidiary (including any Permitted Acquisition Excluded Subsidiary) that is not a Guarantor guarantees any Indebtedness of the Borrower or any other Subsidiary, then in the case of both clauses (i) and (ii) above, the Borrower shall, or shall cause its Subsidiaries to, promptly (and in any event within 15 days after the formation or acquisition thereof, in the case of clause (i) above, or within 15 days after such Subsidiary guarantees such

Indebtedness, in the case of clause (ii) above (or such longer period as the Administrative Agent may determine in its sole discretion)) cause such Person to (A) become a Guarantor by executing and delivering to the Administrative Agent a duly executed Guaranty Agreement (or supplement to a Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose), (B) execute and deliver to the Administrative Agent a duly executed Security Agreement (or supplement to the Security Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose), (C) execute and deliver to the Administrative Agent, to the extent reasonably requested by the Administrative Agent, such legal opinions, organizational and authorization documents and certificates of the type referred to in Section 4.01(c) and Section 4.01(d) and take all actions necessary or advisable in the opinion of the Administrative Agent to cause the Lien created by the applicable Security Agreement and/or such other Security Instruments referred to above to be duly perfected to the extent required by such agreement in accordance with all applicable Governmental Requirements, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent, and (D) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)From and after the Investment Grade Covenants Date, with respect to any Subsidiary of the Borrower that guarantees any Material Indebtedness of the Borrower or any Subsidiary, the Borrower shall promptly (and in any event within 15 days after such Subsidiary guarantees such Indebtedness (or such longer period as the Administrative Agent may determine in its sole discretion)) cause such Subsidiary to (i) become a Guarantor by executing and delivering to the Administrative Agent a duly executed Guaranty Agreement (or supplement to a Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose), (ii) execute and deliver to the Administrative Agent, to the extent reasonably requested by the Administrative Agent, such legal opinions, organizational and authorization documents and certificates of the type referred to in Section 4.01(c) and Section 4.01(d), and (iii) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c)The Borrower, at its sole expense will, and will cause each Guarantor to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Guarantor, as the case may be, in the Loan Documents, or to further evidence and more fully describe the Collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith. The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any other Loan Party where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Borrower acknowledges and agrees that any financing statement may describe the Collateral as “all assets” of the Borrower or a Guarantor or words of similar effect as may be required by the Administrative Agent.

(d)For the avoidance of doubt, this Section 5.09 shall not apply with respect to Excluded Subsidiaries.

Section 5.10     Collection Accounts. From the Effective Date until the Investment Grade Covenants Date, the Borrower shall, and shall cause its Subsidiaries to, deposit all collections of Receivables constituting Collateral and all other proceeds of Collateral directly into Deposit Accounts or Securities Accounts, as applicable, in each case, subject to Control Agreements. The Borrower Agrees that it will, or will cause its Subsidiaries to, enter into the Control Agreements required pursuant to this Section 5.10 by no later than 60 days following the Effective Date (or by such later date as the Administrative Agent may reasonably agree).

ARTICLE VI
NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
Section 6.01     Indebtedness.

(a)From the Effective Date until the Investment Grade Covenants Date, the Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(i)Obligations incurred under this Agreement and the other Loan Documents;

(ii)Indebtedness existing on the Effective Date and described on Schedule 6.01 and any Permitted Refinancing Indebtedness in respect thereof;

(iii)(A) purchase money Indebtedness (including Capital Lease Obligations) incurred by the Borrower or any of its Subsidiaries to finance the construction or the acquisition of assets (other than Collateral) used in the ordinary course of its business, if (1) at the time of such incurrence, no Default has occurred and is continuing or would result from such incurrence and (2) the aggregate amount of such Indebtedness does not exceed $175,000,000, and (B) any Permitted Refinancing Indebtedness in respect thereof;

(iv)unsecured Indebtedness arising from intercompany loans and advances made by (A) any Loan Party to any other Loan Party, (B) any Subsidiary to any Loan Party, (C) the Borrower or any Subsidiary to any Wholly-Owned Subsidiary not constituting a Subsidiary Guarantor, and (D) TLLP, TLLP GP or any of their respective subsidiaries to the Borrower; provided that all such Indebtedness pursuant to this Section 6.01(a)(iv) (other than Indebtedness pursuant to clause (C)) shall be expressly subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;

(v)Indebtedness of Tesoro Panama (so long as the lender in respect of such Indebtedness is not a Loan Party or an Affiliate of the Borrower or any Subsidiary or Excluded Subsidiary) that does not at any time exceed an aggregate amount equal to $50,000,000;

(vi)Indebtedness arising under or in connection with letters of credit issued for the account of the Borrower or any Subsidiary thereof (other than Letters of Credit issued hereunder); provided, that such letters of credit shall be used only (A) to acquire Petroleum Inventory outside of the United States of America or (B) for general corporate purposes in the ordinary course of business;

(vii)Indebtedness incurred by the Borrower or any of its Subsidiaries pursuant to a Catalyst Sale/Leaseback Transaction; provided that the aggregate principal amount of all such Indebtedness shall not exceed $150,000,000 at any time;

(viii)additional unsecured Indebtedness of the Borrower or any Subsidiary (other than Tesoro Panama), so long as (A) the lender in respect of such Indebtedness is not an Affiliate of the Borrower or any Subsidiary or any Excluded Subsidiary, (B) at the time such Indebtedness is incurred, no Default has occurred and is continuing or would result therefrom, (C) the Borrower is in pro forma compliance with the Financial Covenants both before and immediately after giving effect to the incurrence of any such Indebtedness, (D) such Indebtedness has a stated maturity that is no earlier than 90 days after the latest Maturity Date then applicable to any Lender, (E) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or prepayment or scheduled principal amortization prior to the date that is 90 days after the latest Maturity Date then applicable to any Lender (except as a result of a customary change of control tender offer), (F) the covenants, events of default, guarantees and other terms of such Indebtedness (other than interest rate, fees, funding discounts and redemption or prepayment premiums determined by the Borrower to be “market” rates, fees, discounts and premiums at the time of issuance or incurrence of any such Indebtedness), taken as a whole, are determined by the Borrower to be “market” terms on the date of issuance or incurrence and in any event are not more restrictive on the Borrower and its Subsidiaries than the terms of this Agreement (as in effect at the time of such issuance or incurrence) and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions and (G) no Subsidiary of the Borrower (other than a Subsidiary Guarantor) is an obligor under such Indebtedness;

(ix)(A) Indebtedness of a Person that becomes a Subsidiary after the Effective Date as a result of a Permitted Acquisition permitted by Section 6.04(d), if (1) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof, (2) at the time such Person becomes a Subsidiary, no Default has occurred and is continuing or would result after giving effect (including pro forma effect) thereto, (3) such Indebtedness is not guaranteed in any respect by the Borrower or any Subsidiary and (4) the aggregate principal amount of all such Indebtedness shall not exceed $250,000,000 and (B) any Permitted Refinancing Indebtedness in respect thereof;

(x)endorsements of negotiable instruments for collection in the ordinary course of business;

(xi)Indebtedness consisting of performance bonds, surety bonds, appeal bonds, injunctions bonds and other obligations of a like nature, in each case arising in the ordinary course of business;

(xii)Guarantees permitted by Section 6.04; and

(xiii)additional Indebtedness of the Borrower or any Subsidiary (other than Tesoro Panama), so long as (A) the lender in respect of such Indebtedness is not an Affiliate of the Borrower or any Subsidiary or any Excluded Subsidiary, (B) at the time such Indebtedness is incurred, no Default has occurred and is continuing or would result therefrom and (C) such Indebtedness does not exceed $500,000,000 in the aggregate at any one time outstanding.

For the avoidance of doubt, to the extent any Indebtedness could be attributable to more than one subsection of this Section 6.01(a), the Borrower or any Subsidiary may categorize all or any portion of such Indebtedness to any one or more subsections of this Section 6.01(a) as it elects and unless as otherwise expressly provided, in no event shall the same portion of any Indebtedness be deemed to utilize or be attributable to more than one subsection of this Section 6.01(a).
(b)From and after the Investment Grade Covenants Date:

(i)at no time shall the aggregate of the following exceed 15% of Consolidated Net Tangible Assets: (A) secured Indebtedness and secured Hedging Obligations of the Borrower and its Subsidiaries (provided that, for purposes of the calculation in this Section 6.01(b)(i)(A), (1) Indebtedness of the Borrower and its Subsidiaries that is secured by a Lien that is permitted by Section 6.02(b) (other than Section 6.02(b)(x)) and (2) Liens arising as a result of customary netting and offset provisions in Hedging Agreements, shall be disregarded), plus (B) unsecured Indebtedness of the Subsidiaries of the Borrower (provided that, for purposes of the calculation in this Section 6.01(b)(i)(B), Indebtedness that is Excluded Subsidiary Debt shall be disregarded); and

(ii)the Borrower will not permit Indebtedness of the Borrower or its Subsidiaries in respect of Securitization Transactions to exceed $500,000,000, in the aggregate at any time outstanding.

Section 6.02     Liens.

(a)From the Effective Date until the Investment Grade Covenants Date, the Borrower will not, and will not permit any Subsidiary to, incur, create, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, except:

(i)Liens securing the Obligations;

(ii)Liens securing Indebtedness existing on the Effective Date and listed on Schedule 6.02;

(iii)Permitted Encumbrances;

(iv)Liens on Property of a Person existing at the time such Person becomes a Subsidiary pursuant to a Permitted Acquisition permitted by Section 6.04(d) (and not created in anticipation or contemplation thereof); provided that (A) such Liens do not extend to Property not subject to such Liens at the time of acquisition (other than improvements thereon) and (B) if the Liens on such Property secure Indebtedness, such Indebtedness is permitted under Section 6.01(a)(ix).

(v)Liens on any asset (other than Collateral) securing Indebtedness permitted pursuant to Section 6.01(a)(iii); provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion or construction thereof (or otherwise attaches to replacement assets upon a casualty or condemnation event);

(vi)Liens arising under ERISA provided that such Liens do not secure liabilities which, in the aggregate, equal or exceed $75,000,000;

(vii)Liens on cash and Permitted Investments in an aggregate amount not to exceed $500,000,000 at any time, in favor of counterparties securing Hedging Obligations of the Borrower or any Subsidiary under Hedging Agreements permitted by Section 6.05;

(viii)Liens relating to a Catalyst Sale/Leaseback Transaction that are upon catalysts containing one or more precious metals (A) subject to such Catalyst Sale/Leaseback Transaction and (B) used by the Borrower or any of the Subsidiaries in the ordinary course of business;

(ix)Liens securing Indebtedness incurred pursuant to Section 6.01(a)(vi); provided that none of the Borrower or any Subsidiary’s Property, other than Petroleum Inventory acquired through the use of those letters of credit described in clause (A) of Section 6.01(a)(vi), shall be subject to any such Lien (it being acknowledged and understood that any such Liens on such Property may be first priority Liens, senior to the Lien of the Agent, subject to subordination or intercreditor arrangements substantially similar to then current market arrangements and on terms and conditions reasonably acceptable to the Administrative Agent);

(x)Liens on Equity Interests in Excluded Subsidiaries (other than TLLP or TLLP GP);

(xi)Liens securing Indebtedness incurred pursuant to Section 6.01(a)(xiii) on (1) property not constituting Collateral or (2) the Collateral; provided, that with respect to this clause (2) such Liens are expressly subordinated to the Liens of the Administrative Agent and the Lenders on the Collateral, pursuant to subordination or intercreditor arrangements on terms and conditions acceptable to the Administrative Agent; and

(xii)any Lien securing Indebtedness, neither assumed nor guaranteed by the Borrower or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Borrower for refining, substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or for right-of-way purposes, any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this Section 6.02(a)(xii) does not materially impair the use of the Property covered by such Lien for the purposes of which such Property is held by the Borrower or any of its Subsidiaries.

(b)From and after the Investment Grade Covenants Date, the Borrower will not, and will not permit any Subsidiary to, incur, create, assume or permit to exist any Lien to secured payment of any Indebtedness or any Hedging Obligation on any Property or asset now owned or hereafter acquired by it, except:
(i)Liens in favor of the Administrative Agent securing Indebtedness or other obligations existing pursuant to this Agreement;

(ii)Liens created by Capital Lease Obligations; provided that the Liens created by any such Capital Lease Obligations attach only to the Property leased to the Borrower or one of its Subsidiaries pursuant thereto and general intangibles and proceeds related thereto, and improvements, accessories and upgrades to the Property leased pursuant thereto;

(iii)purchase-money Liens and Liens on Property acquired, constructed or improved by the Borrower or any Subsidiary (including such Liens securing Indebtedness incurred within 180 days of the date on which such Property was acquired or the date of completion of such construction or improvement); provided that all such Liens attach only to the Property purchased, constructed or improved with the proceeds of the Indebtedness secured thereby and improvements, accessions, general intangibles and proceeds related thereto;

(iv)Liens on Property of a non-Wholly-Owned Subsidiary to secure obligations of such Subsidiary to the Borrower or to a Wholly-Owned Subsidiary; provided, however, that the obligations so secured may not be assigned, sold or otherwise transferred to a Person other than the Borrower or another Wholly-Owned Subsidiary unless such Liens are otherwise permitted hereunder;

(v)Liens arising in connection with statutory or contractual setoff provisions granted or arising in the ordinary course of business in favor of banks, brokers, or other creditors;

(vi)Liens customarily granted on accounts receivable and related assets in connection with Securitization Transactions to the extent Indebtedness in respect of such Securitization Transactions is permitted under Section 6.01(b)(ii);

(vii)any Lien on Property of a Subsidiary of the Borrower to the extent that (A) such Subsidiary has provided a Guarantee of the Borrower’s Indebtedness and other obligations existing under this Agreement, (B) the Indebtedness of the Subsidiary of the Borrower that is secured by such Lien is pari passu with (or subordinate to) the Indebtedness and other obligations existing pursuant to this Agreement and (C) any Property that is subject to a Lien in support of such Indebtedness is also subject to a pari passu (or higher priority) Lien in favor of the Administrative Agent securing Indebtedness or other obligations existing pursuant to this Agreement;

(viii)any Lien arising out of refinancing, extending, renewing or refunding (or successively refinancing, extending, renewing or refunding) any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section; provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional Property;

(ix)Liens for Taxes which are not yet due and payable or the payment of which is not at the time required by Section 5.04; and

(x)Liens not otherwise permitted by the foregoing clauses of this Section 6.02(b) securing Indebtedness and Hedging Obligations; provided that such Indebtedness and Hedging Obligations are permitted under Section 6.01(b)(i).

Section 6.03     Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) (A) any Person may merge with the Borrower in a transaction in which the Borrower is the surviving entity; or (B) from and after the Investment Grade Covenants Date, the Borrower may merge with or into any other Person in a transaction in which such other Person is the surviving entity (the “Surviving Person”) so long as (1) such Surviving Person is of an Investment Grade Rating equal to or higher than the Borrower’s rating and (2) concurrently with such transaction, such Surviving Person assumes, pursuant to the terms of such transaction, each of the obligations of the Borrower under the Loan Documents and such assumption is evidenced by an assumption agreement executed and delivered to the Lenders in a form reasonably satisfactory to the Required Lenders; (ii) any Person (other than the Borrower) may merge with any Subsidiary in a transaction; provided that if any Guarantor is a party to such transaction, (i) such Guarantor shall be the surviving entity or (ii) the surviving entity shall become a Guarantor substantially concurrently with such transaction in accordance with Section 5.09; (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary; provided that if such transferor is a Guarantor, the acquirer shall be a Guarantor, and if such disposition is of Collateral, the acquirer shall be party to the Security Agreement; and (iv) any such Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that if such Subsidiary is a Guarantor, the assets shall be distributed to or otherwise received by a Loan Party; and provided further that, any such merger of a Person into a Subsidiary that is not a Wholly-Owned Subsidiary prior to such merger shall not be permitted unless also permitted by Section 6.04. Without limiting the generality of the foregoing, the transfer of more than 50% of the Borrower’s Consolidated Total Assets shall be deemed, for the purposes of this Section 6.03(a), a transfer of all or substantially all of the assets of the Borrower.

(b)The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

Section 6.04     Investments. From the Effective Date until the Investment Grade Covenants Date, the Borrower will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any Investment in or to any Person, except:

(a)(i) Investments made prior to the Effective Date in Subsidiaries in existence on the Effective Date and (ii) other Investments in existence on the Effective Date and described on Schedule 6.04;

(b)Investments made (i) by the Borrower or any other Loan Party in any Person that, prior to such Investment, is a Loan Party; (ii) by any Subsidiary that is not a Loan Party in the Borrower or any Subsidiary of the Borrower; provided that any such Investment described in this clause (ii) that is the form of a loan or advance from a non-Loan Party to a Loan Party shall be unsecured and subordinated to the Obligations on terms satisfactory to the Administrative Agent; (iii) by the Borrower or any Subsidiary in or to any Excluded Subsidiary or other Subsidiary that is not a Loan Party; provided that, with respect to any Investment described in this clause (iii), the aggregate amount at any one time of all such Investments (valued at cost as of the date of such Investment) shall not exceed $150,000,000 (and no more than $75,000,000 of such $150,000,000 shall be comprised of Investments in Excluded Subsidiaries); provided further that a conversion or exchange of Indebtedness of an Excluded Subsidiary or Subsidiary that is not a Loan Party held by the Borrower or a Loan Party to or for equity of such Excluded Subsidiary or Subsidiary that is not a Loan Party shall not be considered an incremental Investment and (iv) by the Borrower or any Subsidiary in or to TLLP, TLLP GP, or any of their subsidiaries for the purpose of TLLP, TLLP or any of their subsidiaries making an Investment constituting an acquisition; provided that from and after the time that more than $250,000,000 in non-cash consideration has been received by the Borrower or any Subsidiary in connection with all such Investments consummated since the Effective Date (when aggregated with the amount of non-cash consideration received by the Borrower or any Subsidiary in connection with all Drop Down Transactions consummated since the Effective Date pursuant to Section 6.08(g)), the Borrower or the applicable Subsidiary must receive sufficient cash consideration in connection with any such Investment so that, after giving effect thereto, the aggregate amount of all non-cash consideration received by the Borrower and its Subsidiaries in connection with all such Investments (when aggregated with the amount of non-cash consideration received by the Borrower or any Subsidiary in connection with all Drop Down Transactions consummated since the Effective Date pursuant to Section 6.08(g)) consummated since the Effective Date does not exceed 50% of the total consideration received in connection therewith;

(c)Investments received as consideration for Drop Down Transactions;

(d)Investments constituting the acquisition of all or substantially all of the Property of any Person, or of any business or division of any Person, or the acquisition (including by merger or consolidation) of the Equity Interests of any Person that becomes a Subsidiary after giving effect to such acquisition; provided that each of the following conditions shall be satisfied (any such acquisition, a “Permitted Acquisition”):

(i)immediately before and after the consummation of such acquisition, no Default shall have occurred and be continuing or would result from such Investment;

(ii)such acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Investment (excluding the exercise of appraisal rights) shall be pending by any shareholder or director of the seller or entity to be acquired;

(iii)(A) both before and immediately after giving effect to such acquisition, no Default has occurred and is continuing or would result therefrom, (B) after giving to such acquisition, on a pro forma basis, the Consolidated Interest Coverage Ratio shall be greater than or equal to 4.50 to 1.00 and (C) both before and immediately after giving effect to such acquisition, Liquidity equals or exceeds $1,000,000,000 and shall remain equal to or in excess of $1,000,000,000 for the remainder of the day on which such Investment is made;

(iv)with respect to each acquisition for which the consideration paid exceeds $500,000,000, the Borrower shall provide prompt notice thereof to the Administrative Agent and, promptly after the Administrative Agent’s request therefor, Borrower shall deliver to Agent all material agreements, documents and instruments in respect of such acquisition, including, without limitation, the purchase, sale or transfer agreements therefor, pro forma financial information necessary to determine the Borrower’s and its Subsidiaries’ compliance with the terms of this Agreement after giving effect to such acquisition, and all Security Instruments required by this Agreement; and

(v)with respect to any acquisition of a Permitted Acquisition Excluded Subsidiary, after giving effect to such acquisition, the amount of all Investments in all Permitted Acquisition Excluded Subsidiaries outstanding at any one time shall not exceed $500,000,000 in the aggregate (valued at cost as of the date of such Investment);

(e)Investments arising from transactions by the Borrower or any Subsidiary in the ordinary course of business, including endorsements of negotiable instruments, earnest money deposits and deposits to secure obligations that do not constitute Indebtedness or obligations under Hedging Agreements, debt obligations and other Investments received by the Borrower or any Subsidiary in connection with the bankruptcy or reorganization of customers and in settlement of delinquent obligations of, and other disputes with, customers;

(f)Permitted Investments;

(g)Investments consisting of Hedging Agreements permitted under Section 6.05;

(h)to the extent constituting Investments, Guarantees of Indebtedness, permitted by Section 6.01(a);

(i)Investments constituting non-cash assets received in connection with a Disposition permitted by Section 6.08;

(j)So long as no Default has occurred and is continuing, any Investments by the Borrower or any Subsidiary in any Persons; provided that the aggregate amount of all such Investments made pursuant to this Section 6.04(j) outstanding at any one time shall not exceed $100,000,000 in the aggregate (valued at cost as of the date of such Investment);

(k)Loans and advances to directors, officers and employees in the ordinary course of business consistent with prior practice, not to exceed an aggregate amount of $10,000,000 at any one time outstanding;

(l)Guarantees by the Borrower or any Subsidiary of obligations of Loan Parties that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business;

(m)Investments of any Person that becomes a Subsidiary of the Borrower after the Effective Date pursuant to a Permitted Acquisition permitted by Section 6.04(d) to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition;

(n)any Investment by the Borrower or any Subsidiary in any joint venture which is not a Subsidiary of the Borrower (including, Watson Cogeneration Company or any other entity in which the Borrower and its Subsidiaries collectively own equal to or less than fifty percent (50%) of the Equity Interests in such joint venture) or in Tesoro Savage (regardless of whether it maintains its status as a joint venture or becomes a Subsidiary); provided that (i) both before and immediately after giving effect to such Investment, no Default has occurred and is continuing or would result therefrom, (ii) after giving to such Investment, on a pro forma basis, the Consolidated Interest Coverage Ratio shall be greater than or equal to 4.50 to 1.00 and (iii) both before and immediately after giving effect to such Investment, Liquidity equals or exceeds $1,000,000,000 and shall remain equal to or in excess of $1,000,000,000 for the remainder of the day on which such Investment is made.

For the avoidance of doubt, except as set forth in the immediately succeeding sentence, to the extent any Investment could be attributable to more than one subsection of this Section 6.04, the Borrower or any Subsidiary may categorize all or any portion of such Investment to any one or more subsections of this Section 6.04 as it elects and unless as otherwise expressly provided, in no event shall the same portion of any Investment be deemed to utilize or be attributable to more than one subsection of this Section 6.04. Notwithstanding the foregoing, in no event shall the Borrower or any Subsidiary make any Investment in or to any Excluded Subsidiary except as permitted by Section 6.04(b)(iii) and / or, in the case of Investments in or to TLLP, TLLP GP, or any of their subsidiaries Section 6.04(b)(iv).
Section 6.05     Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements that are entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure in the conduct of its business or the management of its liabilities, and not for speculative purposes.

Section 6.06     Restricted Payments. From the Effective Date until the Investment Grade Covenants Date, the Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)any Subsidiary may declare and pay dividends or make distributions to, or redeem, repurchase or otherwise acquire or retire any of its Equity Interests owned by, the Borrower or any Loan Party (and the Borrower may purchase or otherwise acquire such Equity Interests using additional shares of its Equity Interests);

(b)the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);

(c)the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries;

(d)the Borrower may make Restricted Payments in an amount not to exceed $100,000,000 during any consecutive four Fiscal Quarter period, so long as immediately before and immediately after the time of declaration of such Restricted Payment (and in each case as determined on a pro forma basis after giving effect to the applicable Restricted Payment as of the date of declaration thereof as if such Restricted Payment was made on such date), (i) no Default exists and (ii) Liquidity equals or exceeds $500,000,000 and shall remain equal to or in excess of $500,000,000 for the remainder of the day on which such declaration is made; and

(e)the Borrower may make a Restricted Payment in any amount so long as immediately before and immediately after the time of declaration of such Restricted Payment (and in each case as determined on a pro forma basis after giving effect to the applicable Restricted Payment as of the date of declaration thereof as if such Restricted Payment was made on such date), (i) no Default exists and (ii) Liquidity equals or exceeds $1,000,000,000 and shall remain equal to or in excess of $1,000,000,000 for the remainder of the day on which such declaration is made.

Section 6.07     Restricted Debt Payments and Amendments. From the Effective Date until the Investment Grade Covenants Date, the Borrower will not, and will not permit any of its Subsidiaries to: (a) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Junior Indebtedness; provided that the Borrower or any Subsidiary may Redeem Junior Indebtedness: (i) with the proceeds of Permitted Refinancing Indebtedness; and (ii) so long as (A) both before and immediately after giving effect to such Redemption, no Default has occurred and is continuing or would result therefrom, (B) after giving to such Redemption, on a pro forma basis, the Consolidated Interest Coverage Ratio shall be greater than or equal to 4.50 to 1.00 and (C) both before and immediately after giving effect to such Redemption, Liquidity equals or exceeds $1,000,000,000 and shall remain equal to or in excess of $1,000,000,000 for the remainder of the day on which such Redemption is consummated; or (b) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Junior Indebtedness or the documentation governing any Junior Indebtedness if (A) the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon or (B) such action requires the payment of a consent fee (howsoever described); provided that the foregoing shall not prohibit the execution of supplemental indentures associated with the issuance of additional Permitted Additional Indebtedness to the extent permitted by Section 6.01(a)(viii) or the execution of supplemental indentures to add guarantors if required by the terms of the 2012 Indenture, the 2014 Indenture or any documentation governing any Permitted Refinancing Indebtedness thereof, provided such Person complies with Section 5.09 or (C) with respect to any Junior Indebtedness that is subordinated to the Obligations or any other Indebtedness, designate any such Indebtedness (other than obligations of the Borrower and the Subsidiaries pursuant to the Loan Documents) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Indebtedness any other similar designation for the purposes of any documentation governing Junior Indebtedness that is subordinated to the Obligations or any other Indebtedness.

Section 6.08     Asset Dispositions. From the Effective Date until the Investment Grade Covenants Date, the Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any Property, except:
(a)Dispositions of inventory in the ordinary course of business;

(b)Dispositions of cash and Permitted Investments in the ordinary course of business;

(c)Dispositions of assets by a Subsidiary to the Borrower or a Subsidiary Guarantor or by the Borrower to a Subsidiary Guarantor;

(d)Dispositions of obsolete property, property no longer used in the business of the Borrower or its Subsidiaries or other assets in the ordinary course of business of the Borrower or any Subsidiary;

(e)Dispositions of Retail Property; provided that (i) both before and immediately after giving effect to such Disposition, no Default has occurred and is continuing or would result therefrom, (ii) after giving to such Disposition, the Borrower shall be in pro forma compliance with each of the Financial Covenants and (iii) the consideration received by the Borrower or its applicable Subsidiary in respect of such Disposition shall be equal to or greater than the fair market value of the assets that are subject to such Disposition;

(f)Dispositions arising from condemnation or similar action with respect to any property or other assets, or voluntary exercise of termination rights under any lease, license, concession or other agreement or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

(g)Drop Down Transactions; provided that from and after the time that more than $250,000,000 in non-cash consideration has been received by the Borrower or any Subsidiary in connection with all Drop Down Transactions consummated since the Effective Date (when aggregated with the amount of non-cash consideration received by the Borrower or any Subsidiary in connection with all Investments consummated since the Effective Date pursuant to Section 6.04(b)(iv)), the Borrower or the applicable Subsidiary must receive sufficient cash consideration in connection with any Drop Down Transactions so that, after giving effect thereto, the aggregate amount of all non-cash consideration received by the Borrower and its Subsidiaries in connection with all Drop Down Transactions (when aggregated with the amount of non-cash consideration received by the Borrower or any Subsidiary in connection with all Investments consummated since the Effective Date pursuant to Section 6.04(b)(iv)) consummated since the Effective Date does not exceed 50% of the total consideration received in connection therewith;

(h)Dispositions of Property pursuant to Catalyst Sale/Leaseback Transactions;

(i)[Reserved];

(j)the lapse, abandonment or other Disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(k)leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries, taken as a whole;

(l)the Liquidation of any Hedging Agreement;

(m)Dispositions resulting from Restricted Payments permitted pursuant to Section 6.06 or Investments permitted pursuant to Section 6.04;

(n)Dispositions of Receivables in connection with the collection or compromise thereof in the ordinary course of business and Unrestricted Cash and Permitted Investments in the ordinary course of business;

(o)Dispositions of equipment or real property to the extent that such Property is exchanged for credit against, or the proceeds of such Disposition are reasonably and promptly applied to the purchase price of other property used in the ordinary course of business;

(p)so long as no Default exists immediately prior to or after giving effect to such Disposition, sales of other Property not constituting the Collateral for consideration not to exceed $75,000,000 in the aggregate in any fiscal year of the Borrower;

(q)the Borrower or any Subsidiary may Dispose of any of its Property provided that (i) both before and immediately after giving effect to such Disposition, no Default has occurred and is continuing or would result therefrom, (ii) after giving to such Disposition, on a pro forma basis, the Consolidated Interest Coverage Ratio shall be greater than or equal to 4.50 to 1.00, (iii) the consideration received by the Borrower or such Subsidiary in respect of such Disposition shall be equal to or greater than the fair market value of the Property that is subject to such Disposition and (iv) at least 75% of the consideration received in respect of such Disposition shall be in the form of cash.

Section 6.09     Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided that the foregoing restriction shall not apply to:

(a)transactions between or among Loan Parties not involving any other Affiliate;

(b)from and after the Investment Grade Covenants Date, transactions between or among the Borrower and its Subsidiaries or between or among Subsidiaries;

(c)from and after the Investment Grade Covenants Date, transactions pursuant to any contract or agreement in effect on the date hereof, as the same may be amended, modified or replaced from time to time, so long as any such contract or agreement as so amended, modified or replaced is, taken as a whole, no less favorable to the Borrower and its Subsidiaries in any material respect than the contract or agreement in effect on the date hereof;

(d)from and after the Investment Grade Covenants Date, transactions pursuant to which (i) Taxes are allocated among the Borrower and its Affiliates in any reasonable manner or any manner consistent with Section 1552 (or any successor provision) of the Code, (ii) general and administrative expenses are allocated among the Borrower and its Affiliates in any reasonable manner or any manner consistent with Section 482 (or any successor provision) of the Code, and (iii) interest is charged or credited to Affiliates in any reasonable manner;

(e)any Drop Down Transaction, and all transactions consummated or agreements entered into in connection therewith; provided that (a) such acquisition shall be made for fair value (as reasonably determined by the chief financial officer of the Borrower) and (b) such acquisition is otherwise on terms and conditions, when taken as a whole, that are fair and reasonable to the Borrower and its Subsidiaries as determined in the good faith judgment of the Borrower, taking into account the totality of the relationship between the Borrower and its Subsidiaries, on the one hand, and TLLP and its subsidiaries, on the other;

(f)from and after the Investment Grade Covenants Date, transactions entered into with TLLP and its subsidiaries on terms and conditions, taken as a whole, that are fair and reasonable to the Borrower and its Subsidiaries as determined in the good faith judgment of the Borrower, taking into account the totality of the relationship between the Borrower and its Subsidiaries, on the one hand, and TLLP and its subsidiaries, on the other.

Section 6.10     Restrictive Agreements; Subsidiary Distributions. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, and (v) clause (a) of the foregoing shall not apply to (x) restrictions or conditions imposed by any of the 2012 Indenture or the 2014 Indenture or (y) restrictions or conditions in any other indenture or other agreement governing Indebtedness that are not more restrictive (other than by reason of the fact that they benefit additional Indebtedness) than those contained in each of the 2012 Indenture and the 2014 Indenture.

Section 6.11     MLP Agreements and Arrangements. From the Effective Date until the Investment Grade Covenants Date, the Borrower will not, nor will it permit any Subsidiary to, (a) amend, modify, terminate or permit to expire any Access, Asset or Service Arrangement between (i) the Borrower or any Subsidiary and (ii) TLLP or any subsidiary thereof or any Drop Down Subsidiary, if the result thereof would adversely affect the Borrower and its Subsidiaries, taken together on a consolidated basis, in any material respect or (b) enter into any Access, Asset or Service Arrangement with TLLP or any subsidiary thereof or any Drop Down Subsidiary unless such Access, Asset or Service Arrangement arises in the ordinary course of business, and is entered into upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than those that could be obtained by it in a comparable arm’s-length transaction with an unaffiliated third party. For purposes hereof, “Access, Asset or Service Arrangement” means any agreement, document, instrument or arrangement pursuant to which the Borrower or any Subsidiary is provided or otherwise receives access to, use of, or services from TLLP or any subsidiary thereof or any Drop Down Subsidiary (including any Property thereof).

Section 6.12     Financial Covenants.

(a)The Borrower will not permit, as of the last day of any Fiscal Quarter ending prior to the Investment Grade Covenants Date, the Consolidated Interest Coverage Ratio for the period of four consecutive Fiscal Quarters ending on such day, to be less than 3.50 to 1.00.

(b)The Borrower will not permit, as of the last day of any Fiscal Quarter ending prior to the Investment Grade Covenants Date, Consolidated Total Debt as of such date to exceed 45% of Total Capitalization as of such date.

(c)Commencing with the last day of the Fiscal Quarter in which the Investment Grade Covenants Date occurs, the Borrower will not permit, as of the last day of any Fiscal Quarter, Consolidated Total Debt as of such date to exceed 60% of Total Capitalization as of such date; provided that if, on such date, an Investment Grade Rating has been maintained by at least two of Fitch, Moody’s and S&P, the covenant set forth in this Section 6.12(c) shall be determined using Consolidated Net Debt rather than Consolidated Total Debt.

ARTICLE VII
EVENTS OF DEFAULT

Section 7.01     Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03 (with respect to the Borrower’s existence) or Section 5.08, Section 5.09, Section 5.10 or in Article VI;

(e)the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section 7.01) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)the Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest or fees) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g)(i) prior to the Investment Grade Covenants Date, any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity and (ii) from and after the Investment Grade Covenants Date, any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purposes of effecting any of the foregoing;

(j)the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)one or more judgments for the payment of money in an aggregate amount in excess of $75,000,000 (to the extent not covered by independent third party insurance as to which the respective insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l)an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)the Loan Documents, after delivery thereof, shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or any Guarantor party thereto or shall be repudiated by any of them, or cease to create valid and perfected Liens of the priority required thereby on the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement or the Security Instruments, or the Borrower, any Subsidiary or any Guarantor or any of their respective Affiliates shall so state in writing; or

(n)a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
Section 7.02     Remedies.

(a)In the case of an Event of Default other than one described in Section 7.01(h) or Section 7.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.05(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 7.01(h) or Section 7.01(i), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.05(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b)In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Loans or the Notes, whether by acceleration or otherwise, shall be applied:
(i)first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii)third, pro rata to payment of accrued interest on the Loans;

(iv)fourth, pro rata to payment of (A) principal outstanding on the Loans, (B) reimbursement obligations in respect of Letters of Credit pursuant to Section 2.05(e) (and cash collateralization of LC Exposure hereunder); (C) Secured Hedging Obligations owing to Secured Hedging Parties and (D) Secured Cash Management Obligations owing to Secured Management Providers;

(v)fifth, pro rata to any other Obligations;

(vi)sixth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and

(vii)seventh, any excess, after all of the Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement;
provided that, for the avoidance of doubt, Excluded Secured Hedging Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from the Borrower and any other Guarantors to preserve the allocation to Obligations otherwise set forth above in this Section 7.02(c).
ARTICLE VIII
THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section

9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while it was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under any agreement or instrument contemplated hereby, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
None of the Joint Lead Arrangers, Co-Syndication Agents or Co-Documentation Agents shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than the duties, responsibilities and liabilities assigned to such entities in their capacities as Lenders (or Issuing Banks, if applicable) hereunder.
Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to release any Collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents and to release any Guarantor from the Guaranty Agreement to which it is a party pursuant to the terms thereof and further agrees that any determination with respect to the inclusion or exclusion of any asset as Collateral, including without limitation, pursuant to Section 5.09, shall be made by the Administrative Agent in its sole discretion (and the Administrative Agent shall have no liability in respect thereof). Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 6.08 or is otherwise authorized by the terms of the Loan Documents.
No Joint Lead Arranger, Co-Syndication Agent, Co-Documentation Agent or Lender identified on the cover page of this Agreement (other than the Administrative Agent) shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders in their capacity as such. Without limiting the foregoing, no Joint Lead Arranger or Lender identified on the cover page as a “co-syndication agent” or “co-documentation agent” (or any similar title) shall have or be deemed to have any fiduciary relationship with any Joint Lead Arranger or any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Administrative Agent, any Joint Lead Arranger or any other Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy

Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

ARTICLE IX
MISCELLANEOUS

Section 9.01     Notices.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)if to the Borrower, to it at Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259, Attention of Corporate Secretary (Telecopy No. 210-569-5130; Telephone No. 210-626-6000), with copies to Finance Department/Treasurer, Attention Stephan E. Tompsett (Telecopy No. 210-569-5130; Telephone No. 210-626-4983);

(ii)if to the Administrative Agent, to JPMorgan Chase Bank, N.A., JPMorgan Loan and Agency Services Group, 500 Stanton Christiana Road, Ops 2, 3rd Floor Newark, DE 19713, Attention of Loan and Agency Services Group, Rea Seth; fax: (302) 634-1417; email: 12012443630@tls.ldsprod.com;

(iii)if to JPMorgan Chase Bank, N.A., in its capacity as Issuing Bank, to JPMorgan Chase Bank, N.A., 10420 Highland Manor Dr., 4th Floor, Tampa, Florida 33610, Attention: Standby LC Unit; phone: (800) 634-1969, fax: (856) 294-5267, email: gts.ib.standby@jpmchase.com; and

(iv)if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(d)Electronic Systems.

(i)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any other Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

Section 9.02     Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) or (c) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)Subject to Section 9.02(c) below, neither this Agreement nor any provision hereof nor any other Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) waive or amend this Section 9.02(b) or Section 9.16 or change the definition of the term “Domestic Subsidiary” or “Subsidiary”, without the written consent of each Lender; provided that any waiver or amendment of Section 9.16, this proviso in this Section 9.02(b)(v), Section 9.02(b)(vi), Section 9.02(b)(vii), Section 9.02(b)(viii) or Section 9.02(b)(ix), shall also require the written consent of each Secured Hedging Party and each Secured Cash Management Provider, (vi) modify the terms of Section 7.02(c) without the written consent of each Lender, Secured Hedging Party and Secured Cash Management Provider adversely affected thereby, or amend or otherwise change the definition of “Secured Hedging Agreement,” “Secured Hedging Obligations” or “Secured Hedging Party,” without the written consent of each Secured Hedging Party adversely affected thereby or the definition of “Secured Cash Management Agreement,” “Secured Cash Management Obligations” or “Secured Cash Management Provider,” without the written consent of each Secured Cash Management Provider adversely affected thereby, (vii) release any Material Guarantor from any Guaranty Agreement (except as set forth in such Guaranty Agreement or except as permitted by this Agreement) or limit its liability in respect thereof, without the written consent of each Lender, (viii) (A) except as set forth in clause (B), release any Immaterial Guarantor from any Guaranty Agreement (except as set forth in such Guaranty Agreement or except as permitted by this Agreement) or limit its liability in respect thereof without the written consent of Lenders having Credit Exposures and unused Commitments representing more than 66 2/3% of the sum of the total Credit Exposures and unused Commitments at such time, or (B) without the written consent of each Lender, release any Immaterial Guarantor from any Guaranty Agreement (except as set forth in such Guaranty Agreement or except as permitted by this Agreement) or limit its liability in respect thereof to the extent that prior to or after giving effect to such release or limitation of liability, Immaterial Guarantors contributing more than 8% of Consolidated EBITDA (calculated for any Guarantor at the time of release or limitation of liability based on the four Fiscal Quarter period reflected in the most recently delivered financial statements delivered pursuant to Section 5.01(a) or Section 5.01(b)) in the aggregate have been or would be released from their respective Guaranty Agreement (or the liability in respect thereof is or would be limited), (ix) release all or substantially all of the Collateral, without the written consent of each Lender, (x) amend or otherwise modify any Security Instrument in a manner that results in the Secured Hedging Obligations or the Secured Cash Management Obligations secured by such Security Instrument no longer being secured thereby on an equal and ratable basis with the principal of the Loans without the written consent of each Secured Hedging Party and each Secured Cash Management Provider adversely affected thereby, or (xi) change the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be. Notwithstanding the foregoing, (A) any supplement to Schedule 3.14 shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders and (B) any Security Instrument may be supplemented to add additional collateral or join additional Persons as Guarantors with the consent of the Administrative Agent.

(c)If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

Section 9.03     Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one primary counsel and, if reasonably necessary in the opinion of the Administrative Agent, one firm of local counsel in each appropriate jurisdiction, as applicable, for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by it or any demand for payment thereunder and (iv) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)The Borrower shall indemnify the Administrative Agent, each Joint Lead Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit issued by it if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability of Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Joint Lead Arranger or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Joint Lead Arranger or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Joint Lead Arranger or such Issuing Bank in its capacity as such.

(d)To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee referred to in paragraph (b) above, and no Credit Party, shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

Section 9.04     Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)the Borrower; provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within 15 Business Days after having received notice thereof; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Commitment immediately prior to giving effect to such assignment; and

(C)each Issuing Bank.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants), together with a processing and recordation fee of $3,500; and

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) the Borrower or any of its Affiliates; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(d) or (e), Section 2.06(b), Section 2.17(d) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.14, Section 2.15 and Section 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or a central bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05     Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.14, Section 2.15, Section 2.16 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06     Counterparts; Integration; Effectiveness; Electronic Execution.

(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)Delivery of an executed counterpart of a signature page of this Agreement by telecopy, email pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 9.07     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation obligations under Hedging Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower or any Subsidiary now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured; provided that, to the extent prohibited by applicable law as described in the definition of “Excluded Secured Hedging

Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Secured Hedging Obligations of such Guarantor. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set off) which such Lender or its Affiliates may have.

Section 9.09     Governing Law; Jurisdiction; Consent to Service of Process. (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12     Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or securitization transaction relating to the Borrower and its obligations, or any actual or prospective credit insurance provider relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section 9.12, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13     Material Non-Public Information.

(a)EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN Section 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 9.14     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.15     USA PATRIOT Act. Each Lender that is subject to the requirements of Patriot Act hereby notifies the Borrower and the Guarantors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower and the Guarantors in accordance with the Patriot Act.

Section 9.16     Collateral Matters; Secured Hedging Agreements; Secured Cash Management Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Obligations shall also extend to and be available to Secured Hedging Parties and Secured Cash Management Providers on a pro rata basis (but subject to the terms of the Loan Documents, including, without limitation, provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of Secured Hedging Obligations and Secured Cash Management Obligations. Except as provided in Section 9.02(b), no Secured Hedging Parties or Secured Cash Management Provider shall have any voting rights under any Loan Document as a result of the existence of any Secured Hedging Obligation or Secured Cash Management Obligation owed to it.

Section 9.17     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.18     Commodity Exchange Act Keepwell Provisions. The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Guarantor in order for such Guarantor to honor its obligations under its respective Guaranty Agreement with respect to Hedging Obligations (provided, however, that the Borrower shall only be liable under this Section 9.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.18, or otherwise under this Agreement or any Loan Document, as it relates to such other Guarantors, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 9.18 shall remain in full force and effect until the occurrence of each of the conditions set forth in Section 9.19(d). The Borrower intends that this Section 9.18 shall constitute, and this Section 9.18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 9.19     Release of Collateral and Guarantors.

(a)The Lenders hereby irrevocably agree that the Liens granted to the Administrative Agent by the Loan Parties on any Collateral shall be released by the Administrative Agent (i) in full, as set forth in clause (d) below, (ii) upon (A) the Disposition of such Collateral to any Person other than another Loan Party or (B) the designation of assets constituting Collateral as Drop Down Assets, in each case, to the extent such Disposition or designation, as applicable, is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) if the release of such Lien is approved or authorized in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.02), (iv) to the extent the Property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guaranty Agreement to which it is a party, (v) as required by the Administrative Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Security Instruments and (vi) upon such Property no longer constituting Collateral pursuant to the terms of the Loan Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. Additionally, a Subsidiary Guarantor shall automatically be released from its obligations under the Guaranty Agreement upon the consummation of any transaction permitted by this Agreement, as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all instruments, documents and agreements that such Loan Party shall reasonably request to evidence such termination or release all without further consent or joinder of any Lender. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b)Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the applicable Guaranty Agreement if such Subsidiary Guarantor is designated as an Excluded Subsidiary in compliance with the terms of this Agreement.

(c)Upon the occurrence of the Investment Grade Covenants Date, each Subsidiary Guarantor which is not at such time required to be a Guarantor pursuant to Section 5.09(b) shall be automatically released from its obligations under the Guaranty Agreement to which it is a party.

(d)At such time as (i) the principal and interest on the Loans, all LC Exposure, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than contingent indemnity obligations not yet due and payable) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby shall have been paid in full in cash, (ii) the Commitments shall have been terminated and no Letters of Credit shall be outstanding (other than Letters of Credit issued by any Issuing Bank that have been cash collateralized or otherwise secured to the satisfaction of such Issuing Bank), (iii) no Secured Hedging Agreement is outstanding and all amounts payable by the Borrower or any Subsidiary to any Secured Hedging Party under any Secured Hedging Agreement shall have been paid in full, or if any Secured Hedging Agreement is outstanding, credit support arrangements acceptable in the sole discretion of the Secured Hedging Party party thereto have been made to secure the Borrower's or any Subsidiary's obligations thereunder to such Secured Hedging Party, or such Secured Hedging Agreement has been novated or assigned to one or more third parties and all amounts required to be paid by the Borrower or any Subsidiary in respect of any such novation shall have been paid in full and (iv) the payment in full in cash of all amounts owing under and the termination of all obligations under each Secured Cash Management Agreement has occurred (other than contingent indemnification obligations and obligations under Secured Cash Management Agreements as to which arrangements reasonably satisfactory to the applicable Secured Cash Management Provider shall have been made), each Guaranty Agreement and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate and all Liens granted to the Administrative Agent by the Loan Parties on any Collateral shall be released by the Administrative Agent in full, all without delivery of any instrument or performance of any act by any Person.

Section 9.20     No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship (except solely with respect to the Administrative Agent or the applicable Lender maintaining a Register or Participant Register, as applicable, as expressly provided in Section 9.04) between the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent or any Lender, on the other hand, is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Borrower or any Subsidiary on other matters; (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand; (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate; and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Subsidiaries, or any other Person; (ii) neither the Administrative Agent nor the Lenders has any obligation to the Borrower or any of its Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Subsidiaries, and neither the Administrative Agent nor the Lenders has any obligation to disclose any of such interests to the Borrower or its Subsidiaries. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

(Signature Pages Begin Next Page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.
TESORO CORPORATION, a Delaware corporation, as Borrower

By: _/s/ STEPHAN E. TOMPSETT_____________
Name: Stephan E. Tompsett
Title:    Vice President and Treasurer

[Signature Page to Tesoro Corporation Credit Agreement]

JPMORGAN CHASE BANK, N.A., as the Administrative Agent, an Issuing Bank and a Lender

By: _/s/ JEFFREY C. MILLER_________________
Name:    Jeffrey C. Miller
Title:    Vice President

[Signature Page to Tesoro Corporation Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank and a Lender

By: _/s/ MICHAEL REAL____________________
Name:    Michael Real
Title:    Director

[Signature Page to Tesoro Corporation Credit Agreement]

BARCLAYS BANK PLC, as an Issuing Bank and a Lender

By: _/s/ MAY HUANG_______________________
Name:    May Huang
Title:     Assistant Vice President

[Signature Page to Tesoro Corporation Credit Agreement]

BANK OF AMERICA, N.A., as an Issuing Bank and a Lender

By: _/s/ ALIA QADDUMI____________________
Name:    Alia Qaddumi
Title:    Director

[Signature Page to Tesoro Corporation Credit Agreement]

CITIBANK, N.A.,
as an Issuing Bank and a Lender

By:_/s/ TARIQ MASAUD____________________
Name:    Tariq Masaud
Title:    Vice President

[Signature Page to Tesoro Corporation Credit Agreement]

MIZUHO BANK, LTD.,
as an Issuing Bank and a Lender

By: _/s/ LEON MO__________________________
Name:    Leon Mo
Title:    Authorized Signatory

[Signature Page to Tesoro Corporation Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as an Issuing Bank and a Lender

By: _/s/ STEPHEN W. WARFEL_______________
Name:    Stephen W. Warfel
Title:    Managing Director

[Signature Page to Tesoro Corporation Credit Agreement]

BNP Paribas, as a Lender

By: _/s/ CHARLES HILL_____________________
Name:    Charles Hill
Title:    Director

By: _/s/ REGINALD CRICHLOW______________
Name:    Reginald Crichlow
Title:    Vice President

[Signature Page to Tesoro Corporation Credit Agreement]

Deutsche Bank AG New York Branch, as a Lender

By: _/s/ PETER CUCCHIARA_________________
Name:    Peter Cucchiara
Title:    Vice President

By: _/s/ BENJAMIN SOUH___________________
Name:    Benjamin Souh
Title:    Vice President

[Signature Page to Tesoro Corporation Credit Agreement]

Goldman Sachs Bank USA, as a Lender

By: _/s/ JOSH ROSENTHAL__________________
Name:    Josh Rosenthal
Title:    Authorized Signatory

[Signature Page to Tesoro Corporation Credit Agreement]

Royal Bank of Canada, as a Lender

By: _/s/ JASON S. YORK_____________________
Name:    Jason S. York
Title:    Authorized Signatory

[Signature Page to Tesoro Corporation Credit Agreement]

The Toronto-Dominion Bank, New York Branch, as a Lender

By: _/s/ ANNIE DORVAL_____________________
Name:    Annie Dorval
Title:    Authorized Signatory

[Signature Page to Tesoro Corporation Credit Agreement]

UBS AG, Stamford Branch, as a Lender

By: _/s/ HOUSSEM DALY____________________
Name: Houssem Daly
Title:    Associate Director

By: _/s/ KENNETH CHIN____________________
Name:     Kenneth Chin
Title:    Director

[Signature Page to Tesoro Corporation Credit Agreement]

Compass Bank d/b/a bbva compass, as a Lender

By: _/s/ MICHAEL SONG____________________
Name:    Michael Song
Title:    Senior Vice President

[Signature Page to Tesoro Corporation Credit Agreement]

Credit Suisse AG, Cayman Islands Branch, as a Lender

By: _/s/ MIKHAIL FAYBUSOVICH____________
Name: Mikhail Faybusovich
Title:    Authorized Signatory

By: _/s/ LORENZ MEIER____________________
Name: Lorenz Meier
Title:    Authorized Signatory

[Signature Page to Tesoro Corporation Credit Agreement]

Natixis, New York Branch, as a Lender

By: _/s/ JARRETT C. PRICE__________________
Name:    Jarrett C. Price
Title:    Director

By: _/s/ BRICE LE FOYER___________________
Name:    Brice Le Foyer
Title:    Director

[Signature Page to Tesoro Corporation Credit Agreement]

PNC Bank, National Association, as a Lender

By: _/s/ MADELINE L. MORAN______________
Name:    Madeline L. Moran
Title:    Assistant Vice President

[Signature Page to Tesoro Corporation Credit Agreement]

Sumitomo Mitsui Banking Corporation, as a Lender

By: _/s/ JAMES D. WEINSTEIN_______________
Name:    James D. Weinstein
Title:    Managing Director

[Signature Page to Tesoro Corporation Credit Agreement]

SunTrust Bank, as a Lender

By: _/s/ NINA JOHNSON_____________________
Name:    Nina Johnson
Title:    Director

[Signature Page to Tesoro Corporation Credit Agreement]

U.S. Bank National Association, as a Lender

By: _/s/ MARK SALIERNO___________________
Name:    Mark Salierno
Title:    Vice President

[Signature Page to Tesoro Corporation Credit Agreement]

ABN AMRO Capital USA LLC, as a Lender

By: _/s/ DARRELL HOLLEY_________________
Name:    Darrell Holley
Title:    Managing Director

By: _/s/ ELIZABETH JOHNSON______________
Name:    Elizabeth Johnson
Title:    Director

[Signature Page to Tesoro Corporation Credit Agreement]

ZB, N.A. dba Amegy Bank, as a Lender

By: _/s/ MARK A. SERICE___________________
Name: Mark A. Serice
Title:    Senior Vice President

[Signature Page to Tesoro Corporation Credit Agreement]

Frost Bank, as a Lender

By: _/s/ PHILIP R. ROSENFELD_______________
Name:    Philip R. Rosenfeld
Title:    Senior Vice President

[Signature Page to Tesoro Corporation Credit Agreement]

Schedule 1.01
DROP DOWN ASSETS
Golden Eagle Truck Rack
Hawaii Pipeline System (All pipelines)
Hawaii Barber’s Point and Sand Island Terminals
Alaska Tesoro Pipeline
Kenai Pipeline
Kenai Tank Farm
Alaska KPL Docks
Long Beach Dock
GE Amorco Wharf (dock)
GE Pipelines (incl. in docks)
GE NGL Rack
Nikiski Terminal
Hilo Terminal
LAR Pipelines
Kahului Terminal
Hawaii SPM (dock)
Anacortes Wharf (3 crude tanks)
Lihue Terminal
MNT - TC/TR Tank Car/Truck
Port Angeles Terminal/Dock
Avon Wharf (dock)
Kawaihae Terminal
Pittsburg Terminal (idle)
Honolulu Trucking
Barber’s Point Dock
Hilo Trucking
Ocean Dock Terminal
Fairbanks Terminal
Martinez Tank Farm
Avon Dock
Kenai Asphalt and Propane Racks
BakkenLink Pipeline and Associated Crude Terminals
Los Angeles Tank Farm

All rail loading and unloading facilities
All sulfur and coke handling and transporting facilities and assets

Schedule 1.01

Schedule 2.01
COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$110,000,000
Wells Fargo Bank, National Association	$110,000,000
Bank of America, N.A.	$110,000,000
Barclays Bank PLC	$110,000,000
Citibank, N.A.	$110,000,000
Mizuho Bank, Ltd.	$110,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$110,000,000
BNP Paribas	$95,000,000
Deutsche Bank AG New York Branch	$95,000,000
Goldman Sachs Bank USA	$95,000,000
Royal Bank of Canada	$95,000,000
The Toronto-Dominion Bank, New York Branch	$95,000,000
UBS AG, Stamford Branch	$95,000,000
Compass Bank d/b/a BBVA Compass	$75,000,000
Credit Suisse AG, Cayman Islands Branch	$75,000,000
Natixis, New York Branch	$75,000,000
PNC Bank, National Association	$75,000,000
Sumitomo Mitsui Banking Corporation	$75,000,000
SunTrust Bank	$75,000,000
U.S. Bank National Association	$75,000,000
ABN AMRO Capital USA LLC	$50,000,000
ZB, N.A. dba Amegy Bank	$45,000,000
Frost Bank	$40,000,000
TOTAL	$2,000,000,000.00

Schedule 2.01

Schedule 2.05
OUTSTANDING LETTERS OF CREDIT

Bank	Beneficiary/Obligee	Issuance Date	Expiry Date
JPMorgan	Zurich American Insurance Company	6/12/2007	5/11/2017
JPMorgan	BP Products North America, Inc.	5/30/2013	6/1/2017
JPMorgan	Enbridge Pipelines	3/10/2009	10/20/2016
JPMorgan	Enbridge Pipelines	2/27/2012	10/20/2016
JPMorgan	Express Pipeline Ltd Partnership	8/5/2014	8/31/2017

Schedule 2.05

Schedule 3.14(i)
SUBSIDIARIES

Entity Name	Jurisdiction of Formation	% of Ownership Interest
Tesoro Companies, Inc.	Delaware	100%
RW Land Company	Delaware	100%
Redland Vision, LLC	Delaware	100%
Tesoro Environmental Resources Company	Delaware	100%
Tesoro Aviation Company	Delaware	100%
Tesoro Insurance Holding Company	Delaware	100%
Ridgewood Insurance Company	Vermont	100%
Tesoro Canada Supply and Distribution Ltd.	British Columbia, Canada	100%
Tesoro Great Plains Holdings Company LLC	Delaware	100%
Tesoro Great Plains Midstream LLC	Delaware	100%
Tesoro Great Plains Gathering & Marketing LLC	Delaware	100%
BakkenLink Pipeline LLC	Delaware	100%
ND Land Holdings LLC	Delaware	100%
Tesoro Petroleum (Singapore) Pte. Ltd.	Singapore	100%
Tesoro Panama Company, S.A.	Panama / Delaware	100%
Tesoro Maritime Company	Delaware	100%
Tesoro Far East Maritime Company	Delaware	100%
Gold Star Maritime Company	Delaware	100%
Tesoro Wasatch, LLC	Delaware	100%
Tesoro Trading Company	Delaware	100%
Tesoro Refining & Marketing Company LLC	Delaware	100%
Carson Cogeneration Company	Delaware	100%
Dakota Prairie Refining, LLC	Delaware	100%
Tesoro West Coast Company, LLC	Delaware	100%
Tesoro South Coast Company, LLC	Delaware	100%
Tesoro Sierra Properties, LLC	Delaware	100%
Tesoro SoCal Cogen Company LLC	Delaware	100%
Treasure Franchise Company LLC	Delaware	100%
Watson Cogeneration Company	California	51%
Uinta Express Pipeline Company LLC	Delaware	100%
Tesoro Renewables Company LLC	Delaware	100%
Treasure Card Company LLC	Arizona	100%
2Go Tesoro Company	Delaware	100%
Tesoro Logistics GP, LLC	Delaware	100%
Tesoro Logistics LP	Delaware	33.83%

	Schedule 3.14

Tesoro Northstore Company	Alaska	100%
Tesoro Alaska Company LLC	Delaware	100%
Interior Fuels Company	Alaska	100%
Kenai Pipe Line Company	Delaware	100%
Trans-Foreland Pipeline Company LLC	Delaware	100%
Virent, Inc.	Delaware	100%
Virent Renewables LLC	Delaware	100%
Virent Renewables Holding Company LLC	Delaware	100%

Schedule 3.14 - Page 2

Schedule 3.14(ii)
SUBSIDIARIES GUARANTORS AND EXCLUDED SUBSIDIARIES
SUBSIDIARY GUARANTORS

Tesoro Companies, Inc.
Tesoro Environmental Resources Company
Tesoro Aviation Company
Tesoro Insurance Holding Company
Tesoro Renewables Company LLC
Tesoro Refining & Marketing Company LLC
Tesoro Alaska Company LLC
Tesoro Trading Company
Tesoro SoCal Cogen Company LLC
Carson Cogeneration Company
Trans-Foreland Pipeline Company LLC
Uinta Express Pipeline Company LLC
Tesoro Canada Supply & Distribution Ltd.
Tesoro Panama Company, S.A.
Tesoro Wasatch, LLC
Tesoro West Coast Company, LLC
Tesoro Sierra Properties, LLC
Tesoro South Coast Company, LLC
Tesoro Northstore Company
Treasure Franchise Company LLC
2Go Tesoro Company
Tesoro Maritime Company
Tesoro Far East Maritime Company
Gold Star Maritime Company
Dakota Prairie Refining, LLC
Redland Vision, LLC
Virent, Inc.
Virent Renewables LLC
Virent Renewables Holding Company LLC

EXCLUDED SUBSIDIARIES

RW Land Company
Ridgewood Insurance Company
Tesoro Great Plains Holdings Company LLC
Tesoro Great Plains Midstream LLC
Tesoro Great Plains Gathering & Marketing LLC
BakkenLink Pipeline LLC
ND Land Holdings LLC

Schedule 3.14 - Page 3

Tesoro Petroleum (Singapore) Pte. Ltd.
Watson Cogeneration Company
Treasure Card Company LLC
Tesoro Logistics GP, LLC
Tesoro Logistics LP
Interior Fuels Company
Kenai Pipe Line Company

Schedule 3.14 - Page 4

Schedule 6.01
EXISTING INDEBTEDNESS

INDEBTEDNESS

Computation of Indebtedness Pursuant to the Credit Agreement

Capital Structure as of September 27, 2016 was comprised of (in millions):

TSO Debt Outstanding as of September 27, 2016
Term Loans between Dakota Prairie Refining, LLC, as borrower, and certain lenders	66
4.25% Senior Notes due 2017	450
5.38% Senior Notes due 2022	475
5.13% Senior Notes due 2024	300
Capital Lease Obligations**	34

TSO Total	$1,325

**As of August 31, 2016

Schedule 6.01

Schedule 6.02
EXISTING LIENS

Liens Described in the Following UCC Financing Statements

Consignment

UCC-1 financing statement filed on August 19, 2002, No. 2002-523483-0, and all existing amendments thereto, naming American Bank Note Company as secured party and Tesoro Northstore Company as debtor.

Security Agreement

UCC-1 financing statement filed on December 27, 2013, No. 20135145223, and all existing amendments thereto, naming Forsythe Solutions Group, Inc. as secured party and Tesoro Companies, Inc. as debtor.

Schedule 6.02

Schedule 6.04
EXISTING INVESTMENTS
None.

Schedule 6.04

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below (the “Effective Date”) and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ___________________________________________

2.	Assignee: ___________________________________________
[and is an Affiliate/Approved Fund of [identify Lender]]

3.
Credit Agreement:    The Credit Agreement dated as of September 30, 2016 among Tesoro Corporation, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other Persons from time to time party thereto.

4.	Assigned Interest:

Exhibit A - Page 1

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
$	$	%
$	$	%
$	$	%

Effective Date: __________ ____, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower[, the Loan Parties] and [its] [their] Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
(Signatures begin on following page)

Exhibit A - Page 2

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR

[NAME OF ASSIGNOR]
By:_______________________________________
Name:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:_______________________________________
Name:
Title:

(Consents begin on following page)

Exhibit A - Page 3

[Consented to and Accepted]1
JPMORGAN CHASE BANK, N.A., as
Administrative Agent, and an Issuing Bank

By: ___________________________________
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as an Issuing Bank

By: ___________________________________
Name:
Title:

BANK OF AMERICA, N.A.,
as an Issuing Bank

By: ___________________________________
Name:
Title:

BARCLAYS BANK PLC,
as an Issuing Bank

By: ___________________________________
Name:
Title:

CITIBANK, N.A.,
as an Issuing Bank

By: ___________________________________
Name:
Title:

1Consents to be included to the extent required by Sections 9.04(b)(i)(B) and (b)(i)(C) of the Credit Agreement.

Exhibit A - Page 4

MIZUHO BANK, LTD.,
as an Issuing Bank

By: ___________________________________
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH,
as an Issuing Bank

By: ___________________________________
Name:
Title:

[If additional Issuing Banks, add additional
signature blocks for consent]

[Consented to:] 2
TESORO CORPORATION,
as Borrower

By: ___________________________________
Name:
Title:

2 Consent to be included to the extent required by Sections 9.04(b)(i)(A) of the Credit Agreement.

Exhibit A - Page 5

ANNEX 1
to Exhibit A of Credit Agreement
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties.

1.1     Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2     Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

(End of Annex 1)

Exhibit A - Page 7

EXHIBIT B
FORM OF NOTICE OF COMMITMENT INCREASE

[Date]
JPMorgan Chase Bank, N.A., as Administrative Agent
for the Lenders party to the Credit Agreement
referred to below
500 Stanton Christiana Rd., Newark, DE 19713
Attention: Loan and Agency Services, Rea Seth

With a copy to:

JPMorgan Chase Bank, N.A.
712 Main Street, 12th Floor
Houston, Texas 77002
Attention: David Katz

Ladies and Gentlemen:
The undersigned, Tesoro Corporation (the “Borrower”), refers to the Credit Agreement dated as of September 30, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined) among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Bank, the Lenders and other Persons from time to time party thereto. The Borrower hereby notifies you, pursuant to Section 2.02 of the Credit Agreement, that it has arranged for the aggregate amount of the Commitments under the Credit Agreement to be increased by adding to the Credit Agreement the CI Lenders referenced below and/or by allowing one or more existing Lenders to increase their respective Commitments. With respect thereto, the Borrower sets forth below the information relating to such proposed Commitment Increase as required by Section 2.02(b) of the Credit Agreement:
(a)the effective date of such increase of aggregate amount of the Lenders’ Commitments is ________________ (herein, the “Commitment Increase Effective Date”);

(b)the amount of the requested increase of the Commitments is $________________;

(c)the CI Lenders that have agreed with the Borrower to provide their respective Commitments are _____________________________ [INSERT NAMES OF THE CI LENDERS];

(d)the existing Lenders that have agreed with the Borrower to increase their respective Commitments are _____________________________ [INSERT NAMES OF THE LENDERS]; and

Exhibit B - Page 1

(e)set forth on Annex I attached hereto is the amount of the respective Commitments of each Lender and each CI Lender, after giving effect to the aggregate Commitment increase hereunder, including the Commitments of all Reducing Percentage Lenders, all CI Lenders and all existing Lenders increasing their respective Commitments as of the Commitment Increase Effective Date.

Delivery of an executed counterpart of this Notice of Commitment Increase by telecopier or facsimile shall be effective as delivery of an original executed counterpart of this Notice of Commitment Increase.
Very truly yours,
TESORO CORPORATION
By:_______________________________________
Name:
Title:

On _________, acknowledged by:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
By: _______________________________
Name:
Title:

Exhibit B - Page 2

ANNEX I
to Exhibit B of Credit Agreement
REVISED SCHEDULE OF COMMITMENTS
AS OF THE COMMITMENT INCREASE EFFECTIVE DATE
[Insert revised schedule]

Exhibit B - Page 3

EXHIBIT C
FORM OF BORROWING REQUEST
JPMorgan Chase Bank, N.A., as Administrative Agent
for the Lenders party to the Credit Agreement
referred to below
500 Stanton Christiana Rd., Newark, DE 19713
Attention: Loan and Agency Services, Rea Seth

With a copy to:

JPMorgan Chase Bank, N.A.
712 Main Street, 12th Floor
Houston, Texas 77002
Attention: David Katz
[Date]
Reference: Tesoro Corporation
Ladies and Gentlemen:
The undersigned, TESORO CORPORATION, refers to the Credit Agreement dated as of September 30, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement,” with terms defined therein and not otherwise defined herein being used herein as therein defined), among the undersigned, JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Bank, the Lenders and other Persons from time to time party thereto, and the undersigned hereby gives you notice, irrevocably, pursuant to Section 2.04 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and with respect thereto sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.04 of the Credit Agreement:
(i)The aggregate amount of the Proposed Borrowing is $___________.
(ii)The Business Day of the Proposed Borrowing is___________.
(iii)The Type of the Proposed Borrowing is [an ABR Borrowing] [a Eurodollar Borrowing].
(iv)The Interest Period for each Eurodollar Borrowing made as part of the Proposed Borrowing is ___________ month[s].
(v)The Borrower’s transit routing and bank account for loan funding is ____________________________________________.
Very truly yours,
TESORO CORPORATION

By:_______________________________________
Name:
Title:

Exhibit C - Page 1

EXHIBIT D
FORM OF PROMISSORY NOTE

$_________	New York, New York [ ], 20__

FOR VALUE RECEIVED, the undersigned, TESORO CORPORATION, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to ________________________ (the “Lender”) at the office of JPMorgan Chase Bank, N.A., located at 500 Stanton Christiana Rd., Newark, DE 19713, in lawful money of the United States of America and in same day funds, on the Initial Maturity Date (or such later Maturity Date as the Lender has consented to in writing) the principal amount of (a)____________ DOLLARS ($___________), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.
The holder of this Promissory Note (this “Note”) is authorized to, and prior to any transfer hereof shall, endorse on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of a Eurodollar Loan, the length of each Interest Period with respect thereto. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.
This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of September 30, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Bank, the Lenders and other Persons from time to time party thereto, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional prepayment in whole or in part as provided in the Credit Agreement.
Reference is made to the Credit Agreement for provisions for the acceleration of the maturity hereof.
All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind except those expressly required under the Credit Agreement.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit D - Page 1

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
TESORO CORPORATION
By:______________________________________
Name:
Title:

SCHEDULE A
to
Promissory Note

LOANS, CONTINUATIONS, CONVERSIONS AND
REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Continued or Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

Exhibit D - Page 3

SCHEDULE B
to
Promissory Note
LOANS, CONVERSIONS AND
REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Exhibit D - Page 4

EXHIBIT E-1

FORM OF OPINION OF THE LOAN PARTIES’ COUNSEL

Exhibit E-1 - Page 1

EXHIBIT E-2

FORM OF OPINION OF CANADIAN COUNSEL

Exhibit E-2 - Page 1

EXHIBIT E-3

FORM OF OPINION OF PANAMANIAN COUNSEL

Exhibit E-3 - Page 1

EXHIBIT F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of September 30, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tesoro Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Bank, the Lenders and other Persons from time to time party thereto.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit F-1

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of September 30, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tesoro Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Bank, the Lenders and other Persons from time to time party thereto.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN, or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit F-2

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of September 30, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tesoro Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Bank, the Lenders and other Persons from time to time party thereto.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E ,as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit F-3

EXHIBIT F-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of September 30, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tesoro Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Bank, the Lenders and other Persons from time to time party thereto.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit F-4

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Reference is hereby made to the Credit Agreement dated as of September 30, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tesoro Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Bank, the Lenders and other Persons from time to time party thereto. This certificate is delivered to you pursuant to Section 5.01(c) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.    I, [_______________], a Financial Officer of the Borrower, have reviewed the financial statements of the Borrower and its Subsidiaries for the [fiscal year][fiscal quarter] ended [__________] and such statements fairly present in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied[, subject to normal year-end audit adjustments and the absence of footnotes]1.
2.    As of the date hereof, no Default or Event of Default has occurred and is continuing [or specify Default and describe any actions taken or proposed to be taken with respect thereto].
3.    Schedule 1 attached hereto sets forth any change in (A) any Loan Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (B) the location of any Loan Party’s chief executive office or principal place of business and (C) the jurisdiction in which the Borrower or any Subsidiary Guarantor is incorporated or formed, in each case, since the information provided to the Lenders [on the Effective Date]2 [in the most recent Compliance Certificate delivered pursuant to Section 5.01(c) of the Credit Agreement].
4.    The Borrower is in compliance with the Financial Covenants as shown on Schedule 2 attached hereto.
5.    No change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04(a) of the Credit Agreement [or, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate].
6.    Attached hereto are (a) the related consolidating financial statements of the Borrower, reflecting the consolidated financial statements of the Borrower excluding the consolidated financial statements of TLLP and its subsidiaries, consolidating adjustments, and the resulting financial statements of the Borrower delivered under Section 5.01(a) and Section 5.01(b) of the Credit Agreement in calculating compliance with Section 6.12 of the Credit Agreement and (b) a schedule describing all Indebtedness of

1 [To be included in compliance certificates for quarterly financials].
2 [To be included in the first compliance certificate delivered following the Effective Date.

Exhibit G - Page 1

TLLP GP, TLLP and their subsidiaries that is recourse to the Borrower or its Subsidiaries.
[Signature Page Follows]

Exhibit G - Page 2

Executed and delivered this [___] day of [________].
TESORO CORPORATION,
a Delaware corporation

By: _____________________________        Name:
Title:

Exhibit G - Page 3

EXHIBIT H-1

FORM OF GUARANTY AGREEMENT
(Domestic Subsidiaries and Tesoro Canada)

Exhibit H-1 - Page 1

EXHIBIT H-2

FORM OF GUARANTY AGREEMENT
(Tesoro Panama)

Exhibit H-2 - Page 1

EXHIBIT H-3

FORM OF SECURITY AGREEMENT

Exhibit H-3 - Page 1

EXHIBIT I

FORM OF INVESTMENT GRADE COVENANTS DATE CERTIFICATE

Reference is hereby made to the Credit Agreement dated as of September 30, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tesoro Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Bank, the Lenders and other Persons from time to time party thereto. This certificate is delivered to you pursuant to Section 5.01(c) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.    I, [_______________], a Responsible Officer of the Borrower, have reviewed the financial statements of the Borrower and its Subsidiaries for the [fiscal year][fiscal quarter] ended [__________].

2.    After giving effect to any Borrowing or the issuance, amendment, extension or renewal of any Letter of Credit to be made on the date hereof, if any, the representations and warranties of the Borrower and the Subsidiaries set forth in the Credit Agreement and each other Loan Document are true and correct in all material respects (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects) on and as of the date hereof (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that all such representations and warranties that are otherwise qualified by materiality shall be true and correct in all respects)).

3.    On and as of the date hereof, both before and immediately after giving effect to any Borrowing or the issuance, amendment, extension or renewal of any Letter of Credit: (i) no Default has occurred and is continuing, (ii) the Borrower is in pro forma compliance with the Financial Covenant set forth in Section 6.12(c) and (iii) attached hereto are reasonably detailed calculations demonstrating pro forma compliance with the Financial Covenant set forth in Section 6.12(c).

[Signature Page Follows]

Exhibit I - Page 1

Executed and delivered this [___] day of [________].
TESORO CORPORATION,
a Delaware corporation

By: __________________________                    Name:
Title:

Exhibit I - Page 2

SECURITY AGREEMENT
THIS SECURITY AGREEMENT is entered into as of September 30, 2016 by and among Tesoro Corporation, a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower party hereto on the date thereof (together with the Borrower, collectively, the “Initial Grantors”, and together with any additional Subsidiaries, whether now existing or hereafter formed, which become parties to this Security Agreement by executing a Supplement hereto in substantially the form of Annex I, the “Grantors”), and JPMorgan Chase Bank, N.A., a national banking association, in its capacity as administrative agent (in such capacity, together with its successors and assigns, “Agent”) for the lenders party to the Credit Agreement referred to below.
PRELIMINARY STATEMENT
The Borrower, the Agent, the Lenders and the other agents party thereto are entering into that certain Credit Agreement, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
The Grantors (other than the Borrower and Tesoro Panama Company, S.A.) are entering into that certain Guaranty Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which such Grantors will guarantee the “Guaranteed Obligations” (as defined in the Guaranty).
The Agent and the other Secured Parties have conditioned their obligations under the Loan Documents upon the execution and delivery by the Grantors of this Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), and the Grantors have agreed to enter into this Security Agreement to secure all obligations owing to the Agent and the other Secured Parties under the Secured Documents.
Each Grantor has determined that valuable benefits will be derived by it as a result of the Credit Agreement and the extensions of credit made (and to be made) by the Lenders thereunder.
ACCORDINGLY, in consideration of the premises, and to induce the Agent and the Lenders to enter into the Credit Agreement and extend credit to the Borrower thereunder, each Grantor agrees with the Agent, on behalf of the Secured Parties, as follows:
ARTICLE 1

DEFINITIONS

1.1     Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2     Terms Defined in New York Uniform Commercial Code. Terms defined in the New York UCC which are not otherwise defined in this Security Agreement are used herein as defined in Articles 8 or 9 of the New York UCC.
1.3     Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.
“Collateral” means:
(1)all now owned and hereafter acquired Inventory, all documents related thereto and all rights under any existing or future policy of property loss or casualty insurance on such Inventory:

(2)all now owned and hereafter acquired rights to payment from Inventory sold or leased and services rendered (whether such rights to payment constitute accounts or Payment Intangibles, or arise under or in connection with chattel paper or Instruments, whether or not such rights to payment constitute Indebtedness or conform to the underlying contract), together with (i) all rights in and to any merchandise or goods which such rights to payment may represent, whether as returned or repossessed goods or otherwise; and (ii) all Liens, letters of credit, insurance, guarantees and other obligations securing or supporting such rights to payment (collectively, “Pledged Accounts”);

(3)all now owned and hereafter acquired money, deposit accounts, Pledged Deposits and deposits therein and Permitted Investments (whether held directly or in Securities Accounts);

(4)all now owned and hereafter acquired rights to payment constituting intercompany debt obligations (whether such rights to payment constitute accounts or Payment Intangibles, or arise under or in connection with chattel paper or Instruments, and whether or not such rights to payment constitute Indebtedness), together with all Liens, letters of credit, insurance guarantees and other obligations securing or supporting such rights to payment; provided, however, that such intercompany debt obligations shall not include (x) Specified Intercompany Debt, (y) any Liens, letters of credit, insurance, guarantees and other obligations securing or supporting Specified Intercompany Debt or (z) any cash proceeds or noncash proceeds of Specified Intercompany Debt;

(5)all now owned and hereafter acquired rights under contracts and other General Intangibles, but only to the extent necessary, used or useful in (i) the collection, sale or other disposition of the rights to payment described in clause (2) above or (ii) the processing, shipment (including any rights of stoppage in transit), offtake, storage, completion, supply, lease, sale or other disposition (collectively, “Inventory Disposition Actions”) of Inventory which is owned or has been sold as of the date of any such Inventory Disposition Action; and

(6)all cash proceeds and noncash proceeds of the foregoing.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the New York UCC.
“Event of Default” means an event described in Section 5.1.
“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
“General Intangibles” shall have the meaning set forth in Article 9 of the New York UCC and shall include, without limitation, all agreements, documents and instruments in respect of, as well as the rights and remedies under, any Catalyst Sale/Leaseback Transaction.
“New York UCC” means the New York Uniform Commercial Code as in effect from time to time.
“Permitted Investments” shall have the meaning set forth in the Credit Agreement.
“Pledged Accounts” shall have the meaning set forth in the definition of “Collateral”.
“Pledged Deposits” means all time deposits of money (other than deposit accounts), whether or not evidenced by certificates, and all rights to receive interest on said deposits.
“Receivables” means the Pledged Accounts, Pledged Deposits, and any other rights or claims to receive money which are General Intangibles which are otherwise included as Collateral.

“Release Date” means the date upon which (i) all Obligations (including, without limitation, all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and premium, if any, on all Loans, and all fees, costs, expenses and other amounts payable under the Credit Agreement and the other Loan Documents) shall have been paid in full in cash (other than contingent indemnification obligations and obligations under or in respect of Secured Hedging Agreements), (ii) no Letter of Credit is outstanding (other than Letters of Credit issued by any Issuing Bank that have been cash collateralized or otherwise secured to the satisfaction of such Issuing Bank), (iii) all of the Commitments have been terminated, (iv) no Secured Hedging Agreement is outstanding and all amounts payable by the Borrower or any Subsidiary to any Secured Hedging Party under any Secured Hedging Agreement shall have been paid in full, or if any Secured Hedging Agreement is outstanding, credit support arrangements acceptable in the sole discretion of the Secured Hedging Party party thereto have been made to secure the Borrower's or any Subsidiary's obligations thereunder to such Secured Hedging Party, or such Secured Hedging Agreement has been novated or assigned to one or more third parties and all amounts required to be paid by the Borrower or any Subsidiary in respect of any such novation shall have been paid in full and (v) the payment in full in cash of all amounts owing under and the termination of all obligations under each Secured Cash Management Agreement has occurred (other than contingent indemnification obligations and obligations under Secured Cash Management Agreements as to which arrangements reasonably satisfactory to the applicable Secured Cash Management Provider shall have been made).
“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
“Secured Documents” means the collective reference to the Credit Agreement, the other Loan Documents, each Secured Hedging Agreement and each Secured Cash Management Agreement, and any other document made, delivered or given in connection with any of the foregoing.
“Secured Obligations” means the collective reference to the unpaid principal of and interest on the Loans and LC Exposure and all other obligations and liabilities of the Borrower and its Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and LC Exposure and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement and the other Secured Documents, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations (including, without limitation, obligations to reimburse LC Disbursements), payments in respect of an early termination date, unpaid amounts, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by the Borrower or any of its Subsidiaries pursuant to the terms of any of the foregoing agreements); provided that “Obligations” of a Grantor shall exclude any Excluded Secured Hedging Obligations of such Grantor.
“Security Agreement Supplement” means a Security Agreement Supplement in substantially the form of Annex I attached hereto (with appropriate information inserted or attached to complete such Security Agreement Supplement).
“Specified Intercompany Debt” means all rights to payment at any time owned or acquired by the Borrower or any Subsidiary of the Borrower constituting (a) intercompany Indebtedness resulting from the declaration of a dividend or a debt distribution on account of capital stock of a Subsidiary of the Borrower or a redemption, reclassification or recapitalization of the capital stock of any such Subsidiary and (b) intercompany Indebtedness resulting from the funding of proceeds of any transaction raising capital (whether by the issuance of debt or equity) for the Borrower or any Subsidiary of the Borrower as an intercompany loan to the Borrower or any such Subsidiary (other than the funding of proceeds of any extension of credit or borrowing under the Credit Agreement), in each case, whether such rights to payment constitute accounts or Payment Intangibles, or arise under or in connection with chattel paper or Instruments.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
ARTICLE 2

GRANT OF SECURITY INTEREST

Each of the Grantors hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of (i) the Secured Obligations in the case of the Borrower and (ii) the “Guaranteed Obligations” (as defined in the Guaranty) in the case of each other Grantor.
ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each of the Initial Grantors represents and warrants to the Agent and the Secured Parties, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement represents and warrants (after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement), that:
3.1     Title, Authorization, Validity and Enforceability. Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 6.02 of the Credit Agreement, and has full power and authority to grant to the Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by proper corporate or other proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit “B”, the Agent will have a fully perfected first priority security interest in the Collateral owned by such Grantor in which a security interest may be perfected by filing, subject only to Liens permitted under Section 6.02 of the Credit Agreement.

3.2     Conflicting Laws and Contracts. Neither the execution and delivery by such Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor, (ii) such Grantor’s charter, by laws or similar constitutive documents, or (iii) the provisions of any indenture, instrument or agreement to which such Grantor is a party or is subject, or by which it, or its Property may be bound or affected, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the Property of such Grantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Agent on behalf of the Secured Parties).

3.3     Type and Jurisdiction of Organization. Each Grantor’s exact legal name and jurisdiction of incorporation, organization or formation (as the case may be) are disclosed in Exhibit “A”.

3.4     Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit “A”; such Grantor has no other places of business except those set forth in Exhibit “A”.

3.5     Property Locations. The Inventory of each Grantor is located solely at the locations of such Grantor described in Exhibit “A”. All of said locations are owned by such Grantor except for locations (i) which are leased by such Grantor as lessee and designated in Part B of Exhibit “A” and (ii) at which Inventory is held by a bailee or an Eligible Carrier or on consignment by such Grantor as designated in Part C of Exhibit “A”, with respect to which Inventory such Grantor has delivered bailment agreements, warehouse receipts, bills of lading, financing statements or other documents, as required by Section 4.3.2 hereof and otherwise satisfactory to the Agent to protect the Agent’s and the Secured Parties’ security interest in such Inventory.

3.6     No Other Names. Except as disclosed on Exhibit “A”, such Grantor has not conducted business under any name except the name in which it has executed this Security Agreement, which is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the Closing Date.

3.7     No Default. No Default exists.

3.8     Accounts and Related Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Pledged Accounts owned by such Grantor are and will be correctly stated in all records of such Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Agent by such Grantor from time to time. As of the time when each Account or each item of chattel paper arises, such Grantor shall be deemed to have represented and warranted that such Account or chattel paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

3.9     Filing Requirements. None of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute.

3.10     No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed in any jurisdiction except financing statements naming the Agent on behalf of the Secured Parties as the secured party.

ARTICLE 4

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated, each of the Initial Grantors agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated each such subsequent Grantor agrees:
4.1     General.

4.1.1     Notification of Event of Default. Each Grantor will give prompt notice in writing to the Agent and the Lenders of the occurrence of any Event of Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.

4.1.2     Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Agent to file, and if requested will execute and deliver to the Agent, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time reasonably be requested by the Agent in order to maintain a first-priority perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Agent herein. Each Grantor will take any and all commercially reasonable actions necessary to defend title to the

Collateral owned by such Grantor against all persons and to defend the security interest of the Agent in such Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.3     Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will:

(i)preserve its existence and corporate/entity structure as in effect on the Closing Date; and

(ii)not change its jurisdiction of organization,

unless, in each such case, such Grantor shall have given the Agent not less than 10 days’ prior written notice of such event or occurrence and the Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of such Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Agent’s security interest in the Collateral owned by such Grantor.
4.1.4     Other Financing Statements. No Grantor will suffer to exist, or sign or authorize the signing on its behalf or the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any financing statement authorized under Section 4.1.2.

4.2     Receivables.

4.2.1     Certain Agreements on Receivables. No Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may reduce the amount of accounts arising from the sale of Inventory or the rendering of services in accordance with its present policies and in the ordinary course of business.

4.2.2     Collection of Receivables. Except as otherwise provided in this Security Agreement, each Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by such Grantor.

4.2.3     Delivery of Invoices. Each Grantor will deliver to the Agent immediately upon its request after the occurrence and during the continuance of an Event of Default duplicate invoices with respect to each Account owned by such Grantor.

4.2.4     Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable owned by such Grantor by an amount in excess of $250,000 exists or (ii) if, to the knowledge of such Grantor, any dispute, setoff (other than in the ordinary course of business), claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, such Grantor will promptly disclose such fact to the Agent in writing in connection with the inspection by the Agent of any record of such Grantor relating to such Receivable and in connection with any invoice or report furnished by such Grantor to the Agent relating to such Receivable.

4.3     Inventory.

4.3.1     Maintenance of Goods. Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory owned by such Grantor in saleable condition.

4.3.2     Documents; Waivers. Each Grantor shall perform any and all steps reasonably requested by the Agent to perfect and maintain the Agent’s security interests in and Liens on and against such

Grantor’s Collateral composed of Inventory to enable the Agent to exercise its rights and remedies hereunder with respect to any Collateral, including, without limitation:

(i)if requested by the Agent, delivering to the Agent documents of title covering that portion of the Collateral, if any, located with third parties which issue documents of title;

(ii)using its commercially reasonable best efforts to obtain waivers of Liens and access agreements in substantially the form of Exhibit “C” hereto or Exhibit “D” hereto, as applicable (or such other form as may be agreed to by the Agent), from any landlord, terminal, warehouse, carrier, pipeline company or other third party in possession of Inventory (in connection with which such Grantor shall be permitted to and hereby is required to update Exhibit “A”) of such Grantor as of the date hereof within 90 days after the date hereof;

(iii)at the request of the Agent, appearing in and defending any action or proceeding which may affect adversely such Grantor’s title to, or the security interest of Agent in, any of such Collateral; and

(iv)executing and delivering all further instruments and documents, and taking all further action, as the Agent or any Secured Party may reasonably request.

4.3.3     Notification of Bailees. If any Inventory that is part of the Collateral is in the possession or control of any warehouseman, terminal, warehouse, carrier, pipeline company or any Grantor’s agents or processors, such Grantor shall, upon the Agent’s request, notify such warehouseman, agent or processor of the Agent’s security interest in such Inventory and, upon the Agent’s request, instruct them to hold all such Inventory for the Agent’s account and subject to the Agent’s instructions.

4.4     Chattel Paper, Documents and Pledged Deposits. Each Grantor will (i) deliver to the Agent immediately upon execution of this Security Agreement the originals of all chattel paper constituting Collateral (if any then exist), (ii) hold in trust for the Agent upon receipt and immediately thereafter deliver to the Agent any chattel paper constituting Collateral, (iii) deliver to the Agent Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Agent shall specify, and (iv) upon the Agent’s request, after the occurrence and during the continuance of an Event of Default, deliver to the Agent (and thereafter hold in trust for the Agent upon receipt and immediately deliver to the Agent) any Document evidencing or constituting Collateral.

4.5     Pledged Deposits. No Grantor will withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Agent.

4.6     Deposit Accounts. Each Grantor will, within ninety (90) days of the Agent’s request (and as required pursuant to Section 5.10 of the Credit Agreement), cause each bank or other financial institution in which it maintains (a) a Deposit Account (other than a Deposit Account maintained for collections from retail sales) to enter into a control agreement with the Agent, in form and substance satisfactory to the Agent in order to give the Agent Control of the Deposit Account, (b) other Permitted Investments to enter into control agreements in form and substance acceptable to the Agent that grant the Agent Control over such investments, or (c) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing. In the case of deposits maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

4.7     Federal, State or Municipal Claims. Each Grantor will notify the Agent of any Collateral owned by such Grantor which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

ARTICLE 5

EVENT OF DEFAULT

5.1     The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement shall constitute an Event of Default hereunder.

5.2     Acceleration and Remedies. Upon the acceleration of the Secured Obligations under the Credit Agreement pursuant to Section 7.01 thereof, the Secured Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Agent may, with the concurrence or at the direction of the Required Lenders, exercise any or all of the following rights and remedies:

5.2.1    Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Agent and the Secured Party prior to an Event of Default.

5.2.2     Those rights and remedies available to a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

5.2.3     Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.

The Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
5.3     Grantors’ Obligations Upon Event of Default. Upon the request of the Agent after the occurrence and during the continuance of an Event of Default, each Grantor will permit the Agent, by the Agent’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.4     License. The Agent is hereby granted an irrevocable license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, each Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, such Grantor’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit. In addition, each Grantor hereby irrevocably agrees that the Agent may, following the occurrence and during the continuance of an Event of Default, sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Agent’s rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to such Grantor and any Inventory that is covered by any copyright owned by or licensed to such Grantor and the Agent may finish any work in process and affix any trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE 6

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence thereto, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in accordance with Section 9.02(b) of the Credit Agreement, in writing signed by the Agent and each Grantor, and then only to the extent in such writing specifically set forth, provided that the addition of any Subsidiary as a Grantor hereunder by execution of a Security Agreement Supplement in the form of Annex I (with such modifications as shall be acceptable to the Agent) shall not require receipt of any consent from or execution of any documentation by any other Grantor party hereto. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Secured Party until Release Date.
ARTICLE 7

PROCEEDS; COLLECTION OF RECEIVABLES

7.1     Collection of Receivables. Each Grantor shall manage its deposits, collections and accounts in accordance with Section 5.10 of the Credit Agreement. The Agent may at any time after the occurrence and during that continuance of an Event of Default, by giving each Grantor written notice, elect to require that the Receivables be paid directly to the Agent for the benefit of the Secured Party. In such event, each Grantor shall, and shall permit the Agent to, promptly notify the account debtors or obligors under the Receivables owned by such Grantor of the Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Agent. Upon receipt of any such notice from the Agent, each Grantor shall thereafter hold in trust for the Agent, on behalf of the Secured Parties, all amounts and proceeds received by it with respect to the Receivables and immediately and at all times thereafter deliver to the Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.

ARTICLE 8

GENERAL PROVISIONS

8.1     Notice of Disposition of Collateral; Condition of Collateral. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Section 9.01, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

8.2     Compromises and Collection of Collateral. Each Grantor and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

8.3     Secured Party Performance of Grantor’s Obligations. Without having any obligation to do so, the Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and such Grantor shall reimburse the Agent for any reasonable amounts paid by the Agent pursuant to this Section 8.3. Each Grantor’s obligation to reimburse the Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.4     Authorization for Secured Party to Take Certain Action. Each Grantor irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent and appoints the Agent as its attorney in fact (i) to indorse and collect any cash proceeds of the Collateral, (ii) to enforce payment of the accounts and Receivables in the name of the Agent or such Grantor, (iii) to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided in the Credit Agreement and (iv) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document), and each Grantor agrees to reimburse the Agent on demand for any reasonable payment made or any reasonable expense incurred by the Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

8.5     Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.4, 5.3, or 8.6 or in Section 7 will cause irreparable injury to the Agent and the Secured Parties, that the Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6     Use and Possession of Certain Premises. Upon the occurrence of an Event of Default, the Agent and its representatives and agents shall be entitled to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.

8.7     Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a Grantor to this Security Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Agent.

8.8     Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.9     Taxes and Expenses.

8.9.1     Each Grantor agrees to pay or reimburse the Agent and each other Secured Party for all advances, charges, costs and expenses incurred by the Agent or any other Secured Party in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Security Agreement or in connection with collecting against any Grantor hereunder or otherwise enforcing or preserving any rights under this Security Agreement and the other Loan Documents to which any Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Agent.

8.9.2     Each Grantor agrees to pay, and to save the Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and attorneys' fees, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Security Agreement) incurred because of, incident to, or with respect to, the execution, delivery, enforcement, performance and administration of this Security Agreement to the extent that the Borrower would be required to do so pursuant to Section 9.03 of the Credit Agreement. All amounts for which any Grantor is liable pursuant to this Section 8.9 shall be due and payable by such Grantor to the Secured Parties upon demand.

8.9.3     The agreements in this Section 8.9 shall survive the termination of this Security Agreement and the other Loan Documents and the repayment of the Guaranteed Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.10     Set-Off. In addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Secured Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Secured Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor. Each Secured Party agrees promptly to notify the relevant Grantor and the Agent after any such application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such application.

8.11     Headings. The title of and section headings in this Security Agreement are for convenience of reference only and shall not govern the interpretation of the terms and provisions of this Security Agreement.

8.12     Termination or Release.

8.12.1     Upon the Release Date or the Investment Grade Covenants Date, this Security Agreement and all obligations (other than those expressly stated to survive such termination) of each Grantor hereunder shall terminate.

8.12.2     At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Agent, at least ten (10) Business Days prior to the date of the proposed release (or such shorter period of time as the Agent may permit in its sole discretion), a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.12.3     In connection with any termination or release pursuant to this Section 8.12, the Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 8.12 shall be without recourse, representation or warranty of any kind (whether express or implied) by the Agent.

8.13     INTEGRATION. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE AGREEMENT OF THE GRANTORS, THE AGENT AND THE OTHER SECURED PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE AGENT OR ANY OTHER SECURED PARTY RELATIVE TO SUBJECT MATTER HEREOF AND THEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER LOAN DOCUMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8.14     CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. IF ANY COURT, TRIBUNAL OR OTHER ENTITY WITH JURISDICTION OVER THIS SECURITY AGREEMENT, THE OTHER LOAN DOCUMENTS, AND THE TRANSACTIONS EVIDENCED HEREBY AND THEREBY REJECTS THE FOREGOING CHOICE OF NEW YORK LAW, THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.15     CONSENT TO JURISDICTION. THE AGENT AND EACH GRANTOR HEREBY irrevocably and unconditionally submit, each for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Security Agreement against the Borrower or its properties in the courts of any jurisdiction. Each Guarantor irrevocably consents to service of process in the manner provided for notices in article 9 of this security agreement, and each of the grantors hereby appoints the Borrower as its agent for service of process. Nothing in this security agreement or any other Loan Document will affect the right of any party to this security agreement to serve process in any other manner permitted by law.

8.16     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.17     Indemnity. Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Agent and the Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Secured Party is a party thereto) imposed on, incurred by or asserted against the Agent or the Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Agent or the Secured Parties or any Grantor, and any claim for patent, trademark or copyright infringement) except for acts or omissions of the Agent or any Secured Party after such Person has taken possession and control of the Collateral.

8.18     Subordination of Grantor Claims.

8.18.1     Subordination of Grantor Claims. As used herein, the term “Grantor Claims” shall mean all debts and obligations of any Grantor to any other Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After the occurrence and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.

8.18.2     Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Grantor, the Agent, on behalf of the Agent and the Secured Parties, shall have the right to prove its claim in any proceeding, so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims. Each Grantor hereby assigns such dividends and payments to the Agent, for the benefit of the Agent and the Secured Parties, for application against the Obligations as provided under Section 7.02(c) of the Credit Agreement. Should the Agent or any Secured Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Grantor Claims, then upon the Release Date, the intended recipient shall become subrogated to the rights of the Agent and the Secured Parties to the extent that such payments to the Agent and the Secured Parties on the Grantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if the Agent and the Secured Parties had not received dividends or payments upon the Grantor Claims.

8.18.3     Payments Held in Trust. In the event that, notwithstanding Section 8.18.1 and Section 8.18.2, any Grantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (i) to hold in trust for the Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received and (ii) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Agent, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Agent.

8.18.4     Liens Subordinate. Each Grantor agrees that, until the Release Date, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, the Agent or any other Secured Party presently exist or are hereafter created or attach. Without the prior written consent of the Agent, no Grantor shall, until the Release Date, (i) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

8.18.5     Notation of Records. Upon the request of the Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Security Agreement.

8.19     Partial Invalidity. If and to the extent that any Grantor’s obligations hereunder are terminated or are otherwise deemed to be invalid or unenforceable, such termination, invalidity or unenforceability shall not affect the continued effectiveness, validity or enforceability of this Security Agreement with respect to any one or more of the other Grantors. Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

ARTICLE 9

NOTICES

9.1     Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in section 9.01 of the Credit Agreement; and any such notice delivered to the Borrower shall be deemed to have been delivered to all of the Grantors.

9.2     Change in Address for Notices. Each of the Grantors, the Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE 10

THE AGENT

JPMorgan Chase Bank, N.A. has been appointed Agent for the Secured Parties hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Agent pursuant to the Credit Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.
[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, each of the Grantors and the Agent have executed this Security Agreement as of the date first above written.
TESORO CORPORATION

By: _/s/ STEPHAN E. TOMPSETT____________
Name:    Stephan E. Tompsett
Title:    Vice President and Treasurer

Signature Page to Security Agreement

IN WITNESS WHEREOF, each of the Grantors and the Agent have executed this Security Agreement as of the date first above written.
CARSON COGENERATION COMPANY
DAKOTA PRAIRIE REFINING, LLC
GOLD STAR MARITIME COMPANY
REDLAND VISION, LLC
TESORO ALASKA COMPANY LLC
TESORO AVIATION COMPANY
TESORO COMPANIES, INC.
TESORO ENVIRONMENTAL RESOURCES COMPANY
TESORO FAR EAST MARITIME COMPANY
TESORO INSURANCE HOLDING COMPANY
TESORO MARITIME COMPANY
TESORO NORTHSTORE COMPANY
TESORO REFINING & MARKETING COMPANY LLC
TESORO RENEWABLES COMPANY LLC
TESORO SIERRA PROPERTIES, LLC
TESORO SOCAL COGEN COMPANY LLC
TESORO SOUTH COAST COMPANY, LLC
TESORO TRADING COMPANY
TESORO WASATCH, LLC
TESORO WEST COAST COMPANY, LLC
TRANS-FORELAND PIPELINE COMPANY LLC
UINTA EXPRESS PIPELINE COMPANY LLC

By:_/s/ STEPHAN E. TOMPSETT_______________
Name:    Stephan E. Tompsett
Title:    Vice President and Treasurer

Signature Page to Security Agreement

Virent, Inc.
Virent Renewables LLC
Virent Renewables Holding Company LLC

By: _/s/ CYNTHIA J. WARNER_____________________
Name:    Cynthia J. Warner
Title:    Executive Vice President, Operations

Signature Page to Security Agreement

TREASURE FRANCHISE COMPANY LLC
2GO TESORO COMPANY

By: _/s/ DEREK L. WHITTINGTON______________
Name:    Derek L. Whittington
Title:    Treasurer

Signature Page to Security Agreement

Acknowledged this 30th day of September, 2016
JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Agent

By:   /s/ JEFFREY C. MILLER__________
Name:    Jeffrey C. Miller
Title:    Vice President

Signature Page to Security Agreement

EXHIBIT A

Exact Legal Name of Grantor:	Chief Executive Office:	Jurisdiction of Incorporation, Organization or Formation:	Location of Inventory:
Tesoro Corporation	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
Tesoro Companies, Inc.	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
Redland Vision, LLC	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
Tesoro Environmental Resources Company	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
Tesoro Aviation Company	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
Tesoro Insurance Holding Company	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
Tesoro Maritime Company	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
Tesoro Far East Maritime Company	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
Gold Star Maritime Company	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
Tesoro Wasatch, LLC	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
Tesoro Trading Company	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	Delaware
Tesoro Refining & Marketing Company LLC	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	Primarily in: California, Washington, Utah, and North Dakota
Carson Cogeneration Company	2350 East 223rd St., Carson, CA 90810	Delaware	N/A
Dakota Prairie Refining, LLC	3815 116th Ave. S.W., Dickinson, N.D. 58601	Delaware	North Dakota
Tesoro West Coast Company, LLC	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
Tesoro Sierra Properties, LLC	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
Tesoro South Coast Company, LLC	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	California
Tesoro SoCal Cogen Company LLC	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
Treasure Franchise Company LLC	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
Uinta Express Pipeline Company LLC	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A

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Tesoro Renewables Company LLC	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
2Go Tesoro Company	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
Tesoro Northstore Company	1211 East Huffman, Anchorage, AK 99515	Alaska	Alaska
Tesoro Alaska Company LLC	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	Alaska
Trans-Foreland Pipeline Company LLC	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	N/A
Virent, Inc.	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	Wisconsin
Virent Renewables LLC	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	Wisconsin
Virent Renewables Holding Company LLC	19100 Ridgewood Parkway San Antonio, TX 78259	Delaware	Wisconsin

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EXHIBIT “B”
(See Section 3.1 of Security Agreement)
OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

Debtor	Jurisdiction
Tesoro Corporation	Delaware
Tesoro Companies, Inc.	Delaware
Redland Vision, LLC	Delaware
Tesoro Environmental Resources Company	Delaware
Tesoro Aviation Company	Delaware
Tesoro Insurance Holding Company	Delaware
Tesoro Maritime Company	Delaware
Tesoro Far East Maritime Company	Delaware
Gold Star Maritime Company	Delaware
Tesoro Wasatch, LLC	Delaware
Tesoro Trading Company	Delaware
Tesoro Refining & Marketing Company LLC	Delaware
Carson Cogeneration Company	Delaware
Dakota Prairie Refining, LLC	Delaware
Tesoro West Coast Company, LLC	Delaware
Tesoro Sierra Properties, LLC	Delaware
Tesoro South Coast Company, LLC	Delaware
Tesoro Socal Cogen Company LLC	Delaware
Treasure Franchise Company LLC	Delaware
Uinta Express Pipeline Company LLC	Delaware
Tesoro Renewables Company LLC	Delaware
2GO Tesoro Company	Delaware
Tesoro Northstore Company	Alaska
Tesoro Alaska Company LLC	Delaware
Trans-Foreland Pipeline Company LLC	Delaware
Virent, Inc.	Delaware
Virent Renewables LLC	Delaware
Virent Renewables Holding Company LLC	Delaware

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EXHIBIT “C”
Form of Landlord Agreement1

To:	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
Loan and Agency Services Group
500 Stanton Christiana Road, Ops 2, 3rd Floor
Newark, DE 19713
Attention of Rea Seth
Fax No. (302) 634-1417
[Name of Entity], a [Type of Entity] (“Grantor”), is the lessee under a lease between Grantor and __________________ (the “Lessor”) covering the premises located at ________________________(the “Premises”) as more fully described in the lease attached hereto as Exhibit A and as modified by any amendments, if any, attached thereto (collectively, the “ Lease”). The Lessor is the sole owner of the Premises. Grantor has certain of its assets located on the Premises.
Grantor has entered into that certain Security Agreement dated as of September 30, 2016 by and among Tesoro Corporation (the “Company”), certain subsidiaries of the Company and JPMorgan Chase Bank, National Association, as Agent (the “Agent”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) to secure the obligations of the Company under that certain Credit Agreement dated as of September 30, 2016 by and among the Company, the financial institutions from time to time parties thereto as lenders (collectively, the “Lenders”) and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not defined herein or in the Security Agreement shall have the meanings ascribed thereto in the Credit Agreement.
In order to induce the Agent and the Lenders (together with their respective agents, successors and assigns) to continue such financing arrangements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby certifies and agrees as follows:
(i)The Lease is in full force and effect, and in the form attached hereto as Exhibit A, represents the full and complete agreement between the Grantor and the undersigned concerning the Premises and the Lease shall not be amended or modified in any material respect without the Agent’s prior written consent, which consent shall not be unreasonably withheld.

(ii)Grantor is not in default under the Lease, nor, to the undersigned’s knowledge, are there any events or conditions which, by the passage of time or giving of notice or both, would constitute a default thereunder by Grantor.

1 To be modified to be in recordable form in the applicable jurisdiction

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(iii)The undersigned will not assert against any of Grantor’s assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent.

(iv)The undersigned is not aware of any dispute, action, suit, condemnation proceeding, claim, or right of setoff pending or threatened with respect to the Lease or the Premises.

(v)None of the Collateral located on the Premises shall be deemed to be fixtures.

(vi)The undersigned will notify the Agent if Grantor defaults on its lease obligations to the undersigned and allow the Agent thirty (30) days from the Agent’s receipt of notice in which to cure or cause Grantor to cure any such defaults. If such default cannot reasonably be cured within the thirty (30) day period, and provided the Agent is diligently pursuing a cure, then the Agent shall have a reasonable period to cure such default.

(vii)The undersigned shall accept performance by the Agent of the Grantor’s obligations under the Lease as though the same had been performed by the holder of the Grantor’s interest therein at the time of such performance. Upon the cure of any such default, any notice of Landlord advising of any default or any action of the undersigned to terminate the Lease or to interfere with the occupancy, use or enjoyment of the Premises by reason thereof, which action has not been completed, shall be deemed rescinded and the Lease shall continue in full force and effect. The undersigned shall not be required to continue any possession or continue any action to obtain possession upon the cure of any such default.

(viii)If, for any reason whatsoever, the undersigned either deems itself entitled to redeem or to take possession of the Premises during the term of Grantor’s lease, the undersigned will notify the Agent five (5) days before taking such action.

(ix)If Grantor defaults on its obligations to the Agent or any Lender and, as a result, the Agent undertakes to enforce its security interest in the Collateral, the undersigned will permit the Agent to remain on the Premises for one-hundred and twenty (120) days (provided, that the foregoing period shall be tolled from and during the pendency of any bankruptcy or other insolvency proceedings with respect to the Grantor) after the later to occur of (a) the date on which the Agent gives the undersigned notice of the default and (b) the date on which the Agent is given access to the Premises, provided the Agent pays the rental payments due under the Lease for the period of time the Agent occupies the Premises, or, at the Agent’s option, to remove the Collateral from the Premises within a reasonable time, not to exceed one-hundred and twenty (120) days (provided, that the foregoing period shall be tolled from and during the pendency of any bankruptcy or other insolvency proceedings with respect to the Grantor) after the later to occur of (i) the date on which the Agent gives the undersigned notice of the default and (ii) the date on which the Agent is given access to the Premises, provided the Agent pays the rental payments due under the Lease for the period of time the Agent occupies the Premises, and will not hinder the Agent’s actions in enforcing its liens on the Collateral.

(x)In the event that Grantor shall become a debtor under the Federal Bankruptcy Code and, in connection therewith, Grantor shall reject the Lease as an executory contract, then within thirty (30) days following such rejection, upon the written request by the Agent, the undersigned shall enter into a new lease of the Premises with the Agent or its designee (who shall be reasonably acceptable to the undersigned), for the benefit of the Lenders which new lease (1) shall be effective as of the date of the termination of the Lease, (2) shall be for a term expiring as of the last day of the term of the Lease, and (3) shall be on substantially the same terms and conditions as the Lease

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(including any provisions for renewal or extension of the term of the Lease); provided that the Agent or such designee, as the case may be, shall be required, as a condition to the effectiveness of such new lease, to pay the Lessor any amount equal to any rent remaining unpaid by Grantor under the Lease.

Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.
The agreements contained herein shall continue in force until the earlier of (i) the expiration date of the Lease (provided no provision is made for the extension or renewal of the Lease) or (ii) the date on which all of Grantor’s obligations and liabilities to the Agent and the Lenders are paid and satisfied in full and all financing arrangements between Agent and the Lenders and Grantor have been terminated.
The Lessor will notify all successor owners, transferees, purchasers and mortgagees of the existence of this waiver. This waiver may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the Lessor, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the Lessor.
THE LESSOR AGREES THAT NOTHING CONTAINED IN THIS WAIVER SHALL BE CONSTRUED AS AN ASSUMPTION BY THE AGENT OR ANY LENDERS OF ANY OBLIGATIONS OF GRANTOR CONTAINED IN THE LEASE.
THIS WAIVER SHALL NOT IMPAIR OR OTHERWISE AFFECT GRANTOR’S OBLIGATIONS TO PAY RENT AND ANY OTHER SUMS PAYABLE BY GRANTOR OR TO OTHERWISE PERFORM ITS OBLIGATIONS TO THE LESSOR PURSUANT TO THE TERMS OF THE LEASE.
Executed and delivered this ____day of ____, ___, at ____________, ______________.

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[Name of Lessor]

By:___________________

Title:

Address:

AGREED &ACKNOWLEDGED:
[GRANTOR]
By:______________
Title:
Address:

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ACKNOWLEDGMENT
STATE OF         )
) SS
COUNTY OF _______)
Before me, a Notary Public in and for said County, personally appeared _______________, a _______________ [type of entity], by the ____________________ of such [type of entity], who acknowledged that (s)he did sign the foregoing instrument on behalf of said [type of entity] and that said instrument is the voluntary act and deed of said [type of entity] and his/her voluntary act and deed as such officer of said [type of entity].
IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this __ day of __________, ____ at _________, ______________.

_______________________________
Notary Public
My Commission Expires:
(Notarial Seal)

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ACKNOWLEDGMENT
STATE OF     )
) SS
COUNTY OF _______)
Before me, a Notary Public in and for said County, personally appeared _______________, a _______________, by the ________________ of such ______________, who acknowledged that (s)he did sign the foregoing instrument on behalf of said _____________ and that said instrument is the voluntary act and deed of said _______________ and his/her voluntary act and deed as such officer of said ______________.
IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this __ day of __________, ____ at _________, ______________.

_______________________________
Notary Public
My Commission Expires:
(Notarial Seal)

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EXHIBIT “A”
to
Landlord Agreement
Lease2
(attached hereto)

2 To include legal description of the premises

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EXHIBIT “D”
Form of Third Party Agreement3

To:	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
Loan and Agency Services Group
500 Stanton Christiana Road, Ops 2, 3rd Floor
Newark, DE 19713
Attention of Rea Seth
Fax No. (302) 634-1417
[Name of Entity], [Type of Entity], (“Grantor”), now does or hereafter may have certain of its merchandise, inventory, or other of its personal property for processing, storage, consignment, engineering, evaluation or repairs, located at ______________ (the “Premises”) owned or leased by the undersigned.
Grantor has entered into that certain Security Agreement dated as of September 30, 2016 by and among Tesoro Corporation (the “Company”), certain subsidiaries of the Company and JPMorgan Chase Bank, National Association, as Agent (the “Agent”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) to secure the obligations of the Company under that certain Credit Agreement dated as of September 30, 2016 by and among the Company, the financial institutions from time to time parties thereto as lenders (collectively, the “Lenders”) and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not defined herein or in the Security Agreement shall have the meanings ascribed thereto in the Credit Agreement.
In order to induce the Agent and the Lenders (together with their respective agents, successors and assigns) to continue such financing arrangements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby certifies and agrees that:
i.it is holding and shall hold all present and future Collateral in its possession for the benefit of Agent;

ii.it will not assert against any of Grantor’s assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives;

iii.the Collateral shall be identifiable as being owned by the Grantor and kept reasonably separate and distinct from other property in the possession of the undersigned;

iv.none of the Collateral located on the Premises shall be deemed to be fixtures; and

3 To be accompanied by three-party UCC in the case of bailees and consignees.

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v.if Grantor defaults on its obligations to the Lenders or the Agent and, as a result, the Agent undertakes to enforce its security interest in the Collateral, the undersigned (a) will cooperate with the Agent in its efforts to assemble all of the Collateral located on the Premises, (b) will permit the Agent to either remain on the Premises for one-hundred and twenty (120) days (provided, that the foregoing period shall be tolled from and during the pendency of any bankruptcy or other insolvency proceedings with respect to the Grantor) after the later to occur of (i) the date on which the Agent gives the undersigned notice of the default and (ii) the date on which the Agent is given access to the Premises or to remove the Collateral from the Premises within a reasonable time, not to exceed one-hundred and twenty (120) days (provided, that the foregoing period shall be tolled from and during the pendency of any bankruptcy or other insolvency proceedings with respect to the Grantor) after the later to occur of (i) the date on which the Agent gives the undersigned notice of the default and (ii) the date on which the Agent is given access to the Premises, provided in either instance that the Agent leaves the Premises in the same condition as existed immediately prior to such 120-day period, and the Agent shall indemnify the undersigned for any damages arising solely out of its occupancy of the Premises, and (c) will not hinder the Agent’s actions in enforcing its liens on the Collateral.

Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.
The agreements contained herein shall continue in force until the date on which all of Grantor’s obligations and liabilities to the Agent and the Lenders are paid and satisfied in full and all financing arrangements among the Agent, the Lenders and Grantor have been terminated.
The undersigned will notify all successor owners, transferees, purchasers and mortgagees of the existence of this Agreement. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of any of the Premises, and upon any purchasers, including any mortgagee, from the undersigned.
Executed and delivered this ____ day of __________, ___, at __________________________.

[Name and Address of Bailee]
(By) _________________________

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ANNEX I
SECURITY AGREEMENT SUPPLEMENT
Reference is hereby made to the Security Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of September 30, 2016, made by each of Tesoro Corporation, a Delaware corporation (the “Borrower”) and the Subsidiaries of the Borrower party thereto on such date (together with the Borrower, collectively, the “Initial Grantors”, and together with any additional Subsidiaries, including the undersigned, which become parties thereto by executing a Security Agreement Supplement in substantially the form hereof, the “Grantors”) in favor of the Agent. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Security Agreement.
By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [_________] [corporation/limited liability company/limited partnership] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Security Agreement and agrees to be bound by the Security Agreement as if originally a party thereto. The New Grantor hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Secured Parties and (to the extent specifically provided in the Security Agreement) their Affiliates, a security interest in all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of (i) the Secured Obligations in the case of the Borrower and (ii) the “Guaranteed Obligations” (as defined in the Guaranty) in the case of each other Grantor.
By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in the Security Agreement are true and correct in all respects as of the date hereof. The New Grantor represents and warrants that the supplements to the Exhibits to the Security Agreement attached hereto are true and correct in all respects and that such supplements set forth all information required to be scheduled under the Security Agreement with respect to the New Grantor. The New Grantor shall take all steps necessary to perfect, in favor of the Agent, a first-priority security interest in and lien against the New Grantor’s Collateral.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

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IN WITNESS WHEREOF, the New Grantor has executed and delivered this Annex I counterpart to the Security Agreement as of this ______ day of ____________, 20___.

[NAME OF NEW GRANTOR]

By: __________________________
Title: _________________________

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SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of September 30, 2016 by each of the Subsidiaries of the Borrower (as defined below) party hereto on the date hereof (each an “Initial Guarantor”, and together with any additional Subsidiaries which become parties to this Guaranty by executing a Supplement hereto in the form attached hereto as Annex I, but excluding any such Subsidiary that has been released from its obligations hereunder in accordance with the terms of the Secured Documents, collectively, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with its successors and assigns, the “Agent”) for the benefit of the Secured Parties.
WITNESSETH:
WHEREAS, Tesoro Corporation, a Delaware corporation (the “Borrower”), the Agent, the Lenders party thereto and the other agents party thereto are entering into that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”);
WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors execute and deliver this Guaranty, whereby each of the Guarantors, without limitation and with full recourse, shall guarantee the payment when due of all Obligations, including, without limitation, all principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Borrower under the Credit Agreement or the other Loan Documents; and
WHEREAS, in consideration of the direct and indirect financial and other support that the Borrower has provided, and such direct and indirect financial and other support as the Borrower may in the future provide, to the Guarantors, and in consideration of the increased ability of each Guarantor to receive funds through contributions to capital, intercompany advances or otherwise, from funds provided to the Borrower pursuant to the Credit Agreement and the flexibility provided by the Credit Agreement for each Guarantor to do so which significantly facilitates the business operations of the Borrower and each Guarantor, and in order to induce the Lenders, the Agent and their Affiliates, as applicable, to enter into the Secured Documents, each of the Guarantors is willing to guarantee the Guaranteed Obligations;
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Definitions. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. As used in this Guaranty, the following terms have the meanings specified below:

“Guaranteed Obligations” means the collective reference to the unpaid principal of and interest on the Loans and LC Exposure and all other obligations and liabilities of the Borrower and its Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and LC Exposure and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement and the other Secured Documents, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations (including, without limitation, obligations to reimburse LC Disbursements), payments in respect of an early termination date, unpaid amounts, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by the Borrower or any of its Subsidiaries pursuant to the terms of any of the foregoing

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agreements); provided that “Guaranteed Obligations” of a Guarantor shall exclude any Excluded Secured Hedging Obligations of such Guarantor.

“Guaranty Supplement” means an instrument substantially in the form of Annex I hereto.

“Release Date” means the date upon which (i) all Obligations (including, without limitation, all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and premium, if any, on all Loans, and all fees, costs, expenses and other amounts payable under the Credit Agreement and the other Loan Documents) shall have been paid in full in cash (other than contingent indemnification obligations and obligations under or in respect of Secured Hedging Agreements), (ii) no Letter of Credit is outstanding (other than Letters of Credit issued by any Issuing Bank that have been cash collateralized or otherwise secured to the satisfaction of such Issuing Bank), (iii) all of the Commitments have been terminated, (iv) no Secured Hedging Agreement is outstanding and all amounts payable by the Borrower or any Subsidiary to any Secured Hedging Party under any Secured Hedging Agreement shall have been paid in full, or if any Secured Hedging Agreement is outstanding, credit support arrangements acceptable in the sole discretion of the Secured Hedging Party party thereto have been made to secure the Borrower's or any Subsidiary's obligations thereunder to such Secured Hedging Party, or such Secured Hedging Agreement has been novated or assigned to one or more third parties and all amounts required to be paid by the Borrower or any Subsidiary in respect of any such novation shall have been paid in full and (v) the payment in full in cash of all amounts owing under and the termination of all obligations under each Secured Cash Management Agreement has occurred (other than contingent indemnification obligations and obligations under Secured Cash Management Agreements as to which arrangements reasonably satisfactory to the applicable Secured Cash Management Provider shall have been made).
“Secured Documents” means the collective reference to the Credit Agreement, the other Loan Documents, each Secured Hedging Agreement and each Secured Cash Management Agreement, and any other document made, delivered or given in connection with any of the foregoing.
“Secured Parties” means the collective reference to the Agent, each Issuing Bank, the Lenders, each Secured Hedging Party and each Secured Cash Management Provider.

Section 2.Representations, Warranties and Covenants. In order to induce the Agent and the Lenders to enter into the Credit Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit, each of the Guarantors represents and warrants to each Lender and the Agent that:

(a)such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)(i) the Transactions, including the execution, delivery and performance of this Guaranty, are within such Guarantor’s corporate or equivalent powers and have been duly authorized by all necessary corporate and, if required, stockholder action and (ii) this Guaranty has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)the Transactions, including the execution, delivery and performance of this Guaranty, (i) do not require such Guarantor to obtain any consent or approval of, or make any registration or filing with, or request any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect (except for routine Tax filings), (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Guarantor or any order of any Governmental Authority, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except such as have been obtained or made and are in full force and effect other

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than the recording and filing of the Security Instruments as required by the Credit Agreement, and (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Guarantor or its assets, or result in, or require, the creation or imposition of any Lien in, of or on the Collateral pursuant to the terms of such document, or give rise to a right thereunder to require any material payment to be made by such Guarantor.

In addition to the foregoing, each of the Guarantors covenants that, until the Release Date, it will, and, if necessary, will enable the Borrower to, fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Credit Agreement.

Section 3.The Guaranty. Each of the Guarantors hereby irrevocably, absolutely and unconditionally guarantees, jointly and severally with the other Guarantors, as a primary obligor and not merely as a surety, to the Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise, and whether now existing or hereafter incurred) of the Guaranteed Obligations. Upon (x) the failure by the Borrower or any Guarantor to pay punctually any Guaranteed Obligation or perform any Guaranteed Obligation, and (y) such failure continuing beyond any applicable grace or notice and cure period, each of the Guarantors hereby agrees that it shall forthwith on demand pay, or cause to be paid, in cash, such Guaranteed Obligation or perform such Guaranteed Obligation at the place and in the manner specified in the Credit Agreement or the relevant Secured Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

Section 4.Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(ii)any modification or amendment of or supplement to the Credit Agreement or any other Secured Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

(iii)any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(iv)any change in the corporate, partnership or other existence, structure or ownership of the Borrower, any Guarantor or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any Guarantor or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower, any Guarantor or any other guarantor of any of the Guaranteed Obligations;

(v)the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower or any other Guarantor, any other guarantor of any of the Guaranteed Obligations, the Agent, any Secured Party or any other Person, whether in connection herewith or in connection with any unrelated transactions;

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(vi)the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower, any Guarantor or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement or any other Secured Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, any Guarantor or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations;

(vii)the failure of the Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

(viii)the election by, or on behalf of, any one or more of the Secured Parties, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(ix)any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(x)the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Secured Parties or the Agent for repayment of all or any part of the Guaranteed Obligations;

(xi)the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(xii)any other act or omission to act or delay of any kind by the Borrower, any Guarantor any other guarantor of the Guaranteed Obligations, the Agent, any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.

Section 5.Discharge Upon Release Date; Partial Invalidity; Reinstatement In Certain Circumstances. Each of the Guarantors’ obligations hereunder shall remain in full force and effect until the Release Date. If and to the extent that any Guarantor’s obligations hereunder are terminated or are otherwise deemed to be invalid or unenforceable, such termination, invalidity or unenforceability shall not affect the continued effectiveness, validity or enforceability of this Guaranty with respect to any one or more of the other Guarantors. If at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.General Waivers; Additional Waivers.

(a)General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any Guarantor, any other guarantor of the Guaranteed Obligations, or any other Person.

(b)Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:

(i)any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

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(ii)(1) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under the Loan Documents and the other Secured Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of Agent and the Secured Parties to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the Borrower or any other Person or of any other fact that might increase such Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Secured Documents; (6) notice of any Default or Event of Default; and (7) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;

(iii)its right, if any, to require the Agent and the other Secured Parties to institute suit against, or to exhaust any rights and remedies which the Agent and the other Secured Parties have or may have against, the other Guarantors or any third party, or against any Collateral provided by the other Guarantors, or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv)(a) any rights to assert against the Agent and Secured Parties any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Agent and the Secured Parties; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: the impairment or suspension of the Agent’s and the other Secured Parties' rights or remedies against the other Guarantors; the alteration by the Agent and the other Secured Parties of the Guaranteed Obligations; any discharge of the other Guarantors’ obligations to the Agent and the other Secured Parties by operation of law as a result of the Agent’s and the other Secured Parties' intervention or omission; or the acceptance by the Agent and the other Secured Parties of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor's liability hereunder; and

(v)any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Agent and the other Secured Parties; or (b) any election by the Agent and the other Secured Parties under Section 1111(b) of Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect (or any successor statute), to limit the amount of, or any collateral securing, its claim against the Guarantors:

Section 7.Subordination of Subrogation. Until the Release Date, the Guarantors (i) shall have no right of subrogation with respect to the Guaranteed Obligations and (ii) waive any right to enforce any remedy which any Secured Party now has or may hereafter have against the Borrower, any Guarantor, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and until such time the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Secured Parties and the Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower or any Guarantor to the Secured Parties. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Release Date and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Release Date. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Agent and the Secured Parties and shall

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not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Agent, the Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7.

Section 8.Contribution with Respect to Guaranteed Obligations.

(a)To the extent that any payment is made by or on behalf of any Guarantor under or pursuant to this Guaranty or the Security Agreement (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following the Release Date, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

(b)As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)This Section 8 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 8 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(e)The rights of the indemnifying Guarantors against other Guarantors under this Section 8 shall be exercisable upon the Release Date.

Section 9.Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower or any Guarantor under the Credit Agreement or any other Secured Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, any Guarantor or any of their Affiliates, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement or any other Secured Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Agent.

Section 10.Subordination of Guarantor Claims.

(a)Subordination of Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and obligations of any Guarantor to any other Guarantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may,

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at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After the occurrence and during the continuation of an Event of Default, no Guarantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.

(b)Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Guarantor, the Agent, on behalf of the Agent and the Secured Parties, shall have the right to prove its claim in any proceeding, so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to the Agent, for the benefit of the Agent and the Secured Parties, for application against the Obligations as provided under Section 7.02(c) of the Credit Agreement. Should the Agent or any Secured Party receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between such Guarantors, shall constitute a credit upon the Guarantor Claims, then upon the Release Date, the intended recipient shall become subrogated to the rights of the Agent and the Secured Parties to the extent that such payments to the Agent and the Secured Parties on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if the Agent and the Secured Parties had not received dividends or payments upon the Guarantor Claims.

(c)Payments Held in Trust. In the event that, notwithstanding Section 10(a) and Section 10(b), any Guarantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (i) to hold in trust for the Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received and (ii) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Agent, for the benefit of the Secured Parties; and each Guarantor covenants promptly to pay the same to the Agent.

(d)Liens Subordinate. Each Guarantor agrees that, until the Release Date, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of such Guarantor, the Agent or any other Secured Party presently exist or are hereafter created or attach. Without the prior written consent of the Agent, no Guarantor shall, until the Release Date, (i) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

(e)Notation of Records. Upon the request of the Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by any Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

Section 11.Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Section 9.01 of the Credit Agreement with respect to the Agent at its notice address therein and, with respect to any Guarantor, in the care of the Borrower at the address of the Borrower set forth in the Credit Agreement, or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of such Section 9.01.

Section 12.No Waivers. No delay or omission by the Agent or any Secured Party in exercising any right or remedy under this Guaranty shall impair such right or remedy or be construed to be a waiver of any Default or acquiescence thereto, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Guaranty and the other Secured Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 13.Successors and Assigns. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the Guarantors, the Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a Guarantor to this Guarantee) except that the Guarantors shall

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not have the right to assign their rights or delegate their obligations under this Guaranty or any interest herein, without the prior written consent of the Agent. In the event of an assignment of any amounts payable under the Credit Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

Section 14.Amendments. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a Guaranty Supplement (with such modifications as shall be acceptable to the Agent), none of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02(b) of the Credit Agreement.

Section 15.CHOICE OF LAW. THIS GUARANTY AND THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. IF ANY COURT, TRIBUNAL OR OTHER ENTITY WITH JURISDICTION OVER THIS GUARANTY, THE OTHER LOAN DOCUMENTS, AND THE TRANSACTIONS EVIDENCED HEREBY AND THEREBY REJECTS THE FOREGOING CHOICE OF NEW YORK LAW, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 16.CONSENT TO JURISDICTION; JURY TRIAL.

(A)CONSENT TO JURISDICTION. THE AGENT AND EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, EACH FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11 OF THIS GUARANTY, AND EACH OF THE GUARANTORS HEREBY APPOINTS THE BORROWER AS ITS AGENT FOR SERVICE OF PROCESS. NOTHING IN THE GUARANTY OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(B)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

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GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(C)Tesoro Canada Consent to Service of Process. In furtherance of the foregoing, Tesoro Canada Supply & Distribution, Ltd. (“Tesoro Canada”) hereby irrevocably appoints the Borrower, with an office on the date hereof at the address specified in Section 9.01 of the Credit Agreement, as its authorized agent with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to the Loan Documents in any of the courts in and of the State of New York.  Such service may be made by mailing or delivering a copy of such process to Tesoro Canada in care of the Borrower at the Borrower’s address specified in Section 9.01 of the Credit Agreement and Tesoro Canada hereby irrevocably authorizes and directs the Borrower to accept such service on its behalf and agrees that the failure of the Borrower to give any notice of any such service to Tesoro Canada shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.  If for any reason the Borrower shall cease to act as process agent, Tesoro Canada shall appoint forthwith, in the manner provided for herein, a single successor process agent qualified to act as an agent for service of process with respect to all courts in and of the State of New York and acceptable to the Agent.  Nothing in this paragraph shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or limit the right of the Agent or any Lender to bring any action or proceeding against Tesoro Canada or its property in the courts of other jurisdictions. To the extent that Tesoro Canada has or hereafter may acquire any right of immunity from jurisdiction of any court on the grounds of sovereignty or otherwise with respect to itself or its property, Tesoro Canada hereby irrevocably waives such immunity for itself and for its property in respect of all of its Guaranteed Obligations.

Section 17.Expenses of Enforcement, Etc.

(a)Each Guarantor agrees to pay or reimburse the Agent and each other Secured Party for all advances, charges, costs and expenses incurred by the Agent or any other Secured Party in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Guaranty or in connection with collecting against any Guarantor hereunder or otherwise enforcing or preserving any rights under this Guaranty and the other Loan Documents to which any Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Agent.

(b)Each Guarantor agrees to pay, and to save the Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and attorneys' fees, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guaranty) incurred because of, incident to, or with respect to, the execution, delivery, enforcement, performance and administration of this Guaranty to the extent that the Borrower would be required to do so pursuant to Section 9.03 of the Credit Agreement. All amounts for which any Guarantor is liable pursuant to this Section 18 shall be due and payable by such Guarantor to the Secured Parties upon demand.

(c)The agreements in this Section 18 shall survive the termination of this Guaranty and the other Loan Documents and the repayment of the Guaranteed Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

Section 18.Set-Off. In addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, without notice to any Guarantor, any such notice being expressly waived by each

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Guarantor to the extent permitted by applicable law, upon any Guaranteed Obligations becoming due and payable by any Guarantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Guaranteed Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Guarantor. Each Secured Party agrees promptly to notify the relevant Guarantor and the Agent after any such application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such application.

Section 19.Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guaranty pursuant to Section 5.09 of the Credit Agreement shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of Guaranty Supplement (with such modifications as shall be acceptable to the Agent). Upon the execution and delivery by a Subsidiary of a Guaranty Supplement, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder or the Agent. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

Section 20.Termination or Release.

(a)Upon the Release Date, this Guaranty and all obligations (other than those expressly stated to survive such termination) of each Guarantor hereunder shall terminate.

(b)A Guarantor shall be automatically released from its obligations hereunder to the extent set forth in Section 9.19(c) of the Credit Agreement and thereafter shall no longer constitute a Guarantor under or pursuant to this Guaranty.

(c)At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Agent, at least ten (10) Business Days prior to the date of the proposed release (or such shorter period of time as the Agent may permit in its sole discretion), a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(d)In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Agent shall promptly execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 20 shall be without recourse, representation or warranty of any kind (whether express or implied) by the Agent.

Section 21.Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Secured Parties or the Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Secured Party or the Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Secured Party or the Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Secured Party or the Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

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Section 22.Severability. If and to the extent that any Guarantor’s obligations hereunder are terminated or are otherwise deemed to be invalid or unenforceable, such termination, invalidity or unenforceability shall not affect the continued effectiveness, validity or enforceability of this Guarantee with respect to any one or more of the other Guarantors. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 23.INTEGRATION. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE AGREEMENT OF THE GUARANTORS, THE AGENT AND THE OTHER SECURED PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE AGENT OR ANY OTHER SECURED PARTY RELATIVE TO SUBJECT MATTER HEREOF AND THEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER LOAN DOCUMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 24.Headings. The title of and section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of the terms and provisions of this Guaranty.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, each Initial Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

CARSON COGENERATION COMPANY
DAKOTA PRAIRIE REFINING, LLC
GOLD STAR MARITIME COMPANY
REDLAND VISION, LLC
TESORO ALASKA COMPANY LLC
TESORO AVIATION COMPANY
TESORO COMPANIES, INC.
TESORO ENVIRONMENTAL RESOURCES COMPANY
TESORO FAR EAST MARITIME COMPANY
TESORO INSURANCE HOLDING COMPANY
TESORO MARITIME COMPANY
TESORO NORTHSTORE COMPANY
TESORO REFINING AND MARKETING COMPANY LLC
TESORO RENEWABLES COMPANY LLC
TESORO SIERRA PROPERTIES, LLC
TESORO SOCAL COGEN COMPANY LLC
TESORO SOUTH COAST COMPANY, LLC
TESORO TRADING COMPANY
TESORO WASATCH, LLC
TESORO WEST COAST COMPANY, LLC
TRANS-FORELAND PIPELINE COMPANY LLC
UINTA EXPRESS PIPELINE COMPANY LLC
TESORO CANADA SUPPLY & DISTRIBUTION LTD.

By: _/s/ STEPHAN E. TOMPSETT________
Name:     Stephan E. Tompsett
Title:    Vice President and Treasurer

Signature Page to Subsidiary Guaranty

VIRENT, INC.
VIRENT RENEWABLES LLC
VIRENT RENEWABLES HOLDING COMPANY LLC

By: _/s/ CYNTHIA J. WARNER_______
Name:     Cynthia J. Warner
Title:    Executive Vice President, Operations

Signature Page to Subsidiary Guaranty

TREASURE FRANCHISE COMPANY LLC
2GO TESORO COMPANY

By: _/s/ DEREK L. WHITTINGTON_____
Name:     Derek L. Whittington
Title:    Treasurer

Signature Page to Subsidiary Guaranty

Acknowledged this 30th day of September, 2016
JPMORGAN CHASE BANK, N.A.,
as Agent

By:_/s/ JEFFREY C. MILLER______________
Name:    Jeffrey C. Miller
Title:    Vice President

Signature Page to Subsidiary Guaranty

ANNEX I TO GUARANTY
FORM OF GUARANTY SUPPLEMENT
THIS SUPPLEMENT NO.      (this “Guaranty Supplement”) dated as of                  , 20    , to the Subsidiary Guaranty dated as of September 30, 2016, among the Guarantors party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent on behalf of the Secured Parties (together, with its successors and assigns, the “Agent”) (as amended, restated, modified or supplemented from time to time, the “Guaranty”), is made by [ ], a [               ] (the “New Guarantor”) in favor of JPMorgan Chase Bank, N.A., as administrative agent for the Lenders from time to time party to the Credit Agreement referred to below.
A.    Reference is made to the Credit Agreement, dated as of September 30, 2016 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by Tesoro Corporation, a Delaware corporation (the “Borrower”), the financial institutions from time to time party thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other agents and arrangers party thereto.
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guaranty, as applicable.
C.    The Guarantors have entered into the Guaranty in order to induce the Lenders and Issuing Banks to make extensions of credit to the Borrower under the Credit Agreement. Section 19 of the Guaranty provides that additional Subsidiaries may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Guaranty Supplement. The New Guarantor is executing this Guaranty Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty as consideration for Loans and Letters of Credit previously made and hereafter to be made.
Accordingly, the Agent and the New Guarantor agree as follows:
Section 1. In accordance with Section 19 of the Guaranty, by executing and delivering this Guaranty Supplement, the New Guarantor hereby becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Guarantor as if originally named therein as a Guarantor. The Guaranty is hereby incorporated herein by reference.
Section 2. The New Guarantor represents and warrants to the Agent and the other Secured Parties that this Guaranty Supplement (a) has been duly authorized by all necessary corporate and, if required, stockholder action , (b) has been duly executed and delivered by it and (c) constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3. This Guaranty Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty Supplement shall become effective when the Agent shall have received a counterpart of this Guaranty Supplement that bears the signature of the New Guarantor and the Agent has executed a counterpart hereof. Delivery of an executed counterpart of a signature page of this Guaranty Supplement by telecopy or other electronic imaging means (including in .pdf or .tif format via electronic mail) shall be effective as delivery of a manually executed counterpart of this Guaranty Supplement.

Section 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect, subject to the termination of the Guaranty pursuant to Section 20 thereof.
Section 5.
(a)    THIS GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    BY EXECUTING AND DELIVERING THIS GUARANTY SUPPLEMENT, THE NEW GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF ANY UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENT AND THE OTHER SECURED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE NEW GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS GUARANTY SUPPLEMENT OR THE ENFORCEMENT OF ANY JUDGMENT.
(c)    THE NEW GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY SUPPLEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 6. Wherever possible, each provision of this Guaranty Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty Supplement.
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Section 7. All communications and notices hereunder shall be in writing and given as provided in Section 11 of the Guaranty.

Section 8. The New Guarantor agrees to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Guaranty Supplement, as provided in Section 17 of the Guaranty.
Section 9. For purposes of New York General Obligations Law §5-1105, the parties hereto agree that the promise by the New Guarantor contained herein is a Guaranty (as defined in the Credit Agreement) and that (i) the consideration for this Guaranty, which is hereby expressed in writing, is the making of the Loans to the applicable Borrowers on the Effective Date and from time to time thereafter, the making of Commitments with respect to the Loans on the Effective Date and from time to time thereafter and the other extensions of credit that constitute Obligations under the Credit Agreement from time to time outstanding, and (ii) such Loans, Commitments and other extensions of credit have been given and/or performed and would be valid consideration for this Guaranty Supplement but for the time that they were given (i.e., would have been valid consideration for this Guaranty if the New Guarantor had entered into this Guaranty contemporaneously with the initial making of the Loans, Commitments and other extensions of credit on the Effective Date).
Section 10.    The New Guarantor hereby expressly waives notice of acceptance of this Guaranty Supplement, acceptance on the part of the Agent and the other Secured Parties being conclusively presumed by their request for this Guaranty Supplement and delivery of the same to the Agent.

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IN WITNESS WHEREOF, the New Guarantor has duly executed this Guaranty Supplement as of the day and year first above written.
[NAME OF NEW GUARANTOR]
By: ________________________________________
Name:
Title:
JPMORGAN CHASE BANK, N.A., as Agent
By: ________________________________________
Name:
Title:

SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of September 30, 2016 by by Tesoro Panama Company, S.A., a sociedad anónima organized under the laws of Panama (the “Initial Guarantor”, and together with any additional Subsidiaries which become parties to this Guaranty by executing a Supplement hereto in the form attached hereto as Annex I, but excluding any such Subsidiary that has been released from its obligations hereunder in accordance with the terms of the Secured Documents, collectively, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with its successors and assigns, the “Agent”) for the benefit of the Secured Parties.
WITNESSETH:
WHEREAS, Tesoro Corporation, a Delaware corporation (the “Borrower”), the Agent, the Lenders party thereto and the other agents party thereto are entering into that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”);
WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors execute and deliver this Guaranty, whereby each of the Guarantors, without limitation and with full recourse, shall guarantee the payment when due of all Obligations, including, without limitation, all principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Borrower under the Credit Agreement or the other Loan Documents; and
WHEREAS, in consideration of the direct and indirect financial and other support that the Borrower has provided, and such direct and indirect financial and other support as the Borrower may in the future provide, to the Guarantors, and in consideration of the increased ability of each Guarantor to receive funds through contributions to capital, intercompany advances or otherwise, from funds provided to the Borrower pursuant to the Credit Agreement and the flexibility provided by the Credit Agreement for each Guarantor to do so which significantly facilitates the business operations of the Borrower and each Guarantor, and in order to induce the Lenders, the Agent and their Affiliates, as applicable, to enter into the Secured Documents, each of the Guarantors is willing to guarantee the Guaranteed Obligations;
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Definitions. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. As used in this Guaranty, the following terms have the meanings specified below:

“Guaranteed Obligations” means the collective reference to the unpaid principal of and interest on the Loans and LC Exposure and all other obligations and liabilities of the Borrower and its Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and LC Exposure and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement and the other Secured Documents, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations (including, without limitation, obligations to reimburse LC Disbursements), payments in respect of an early termination date, unpaid amounts, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Parties

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that are required to be paid by the Borrower or any of its Subsidiaries pursuant to the terms of any of the foregoing agreements); provided that “Guaranteed Obligations” of a Guarantor shall exclude any Excluded Secured Hedging Obligations of such Guarantor.

“Guaranty Supplement” means an instrument substantially in the form of Annex I hereto.

“Release Date” means the date upon which (i) all Obligations (including, without limitation, all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and premium, if any, on all Loans, and all fees, costs, expenses and other amounts payable under the Credit Agreement and the other Loan Documents) shall have been paid in full in cash (other than contingent indemnification obligations and obligations under or in respect of Secured Hedging Agreements), (ii) no Letter of Credit is outstanding (other than Letters of Credit issued by any Issuing Bank that have been cash collateralized or otherwise secured to the satisfaction of such Issuing Bank), (iii) all of the Commitments have been terminated, (iv) no Secured Hedging Agreement is outstanding and all amounts payable by the Borrower or any Subsidiary to any Secured Hedging Party under any Secured Hedging Agreement shall have been paid in full, or if any Secured Hedging Agreement is outstanding, credit support arrangements acceptable in the sole discretion of the Secured Hedging Party party thereto have been made to secure the Borrower's or any Subsidiary's obligations thereunder to such Secured Hedging Party, or such Secured Hedging Agreement has been novated or assigned to one or more third parties and all amounts required to be paid by the Borrower or any Subsidiary in respect of any such novation shall have been paid in full and (v) the payment in full in cash of all amounts owing under and the termination of all obligations under each Secured Cash Management Agreement has occurred (other than contingent indemnification obligations and obligations under Secured Cash Management Agreements as to which arrangements reasonably satisfactory to the applicable Secured Cash Management Provider shall have been made).
“Secured Documents” means the collective reference to the Credit Agreement, the other Loan Documents, each Secured Hedging Agreement and each Secured Cash Management Agreement, and any other document made, delivered or given in connection with any of the foregoing.
“Secured Parties” means the collective reference to the Agent, each Issuing Bank, the Lenders, each Secured Hedging Party and each Secured Cash Management Provider.
Section 2.Representations, Warranties and Covenants. In order to induce the Agent and the Lenders to enter into the Credit Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit, each of the Guarantors represents and warrants to each Lender and the Agent that:

(a)such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)(i) the Transactions, including the execution, delivery and performance of this Guaranty, are within such Guarantor’s corporate or equivalent powers and have been duly authorized by all necessary corporate and, if required, stockholder action and (ii) this Guaranty has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)the Transactions, including the execution, delivery and performance of this Guaranty, (i) do not require such Guarantor to obtain any consent or approval of, or make any registration or filing with, or request any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect (except for routine Tax filings), (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Guarantor or any order of any Governmental Authority, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except such as have been obtained or made and are in full force and effect other

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than the recording and filing of the Security Instruments as required by the Credit Agreement, and (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Guarantor or its assets, or result in, or require, the creation or imposition of any Lien in, of or on the Collateral pursuant to the terms of such document, or give rise to a right thereunder to require any material payment to be made by such Guarantor.

In addition to the foregoing, each of the Guarantors covenants that, until the Release Date, it will, and, if necessary, will enable the Borrower to, fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Credit Agreement.

Section 3.The Guaranty. Each of the Guarantors hereby irrevocably, absolutely and unconditionally guarantees, jointly and severally with the other Guarantors, as a primary obligor and not merely as a surety, to the Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise, and whether now existing or hereafter incurred) of the Guaranteed Obligations. Upon (x) the failure by the Borrower or any Guarantor to pay punctually any Guaranteed Obligation or perform any Guaranteed Obligation, and (y) such failure continuing beyond any applicable grace or notice and cure period, each of the Guarantors hereby agrees that it shall forthwith on demand pay, or cause to be paid, in cash, such Guaranteed Obligation or perform such Guaranteed Obligation at the place and in the manner specified in the Credit Agreement or the relevant Secured Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

Section 4.Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(i)any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(ii)any modification or amendment of or supplement to the Credit Agreement or any other Secured Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

(iii)any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(iv)any change in the corporate, partnership or other existence, structure or ownership of the Borrower, any Guarantor or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any Guarantor or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower, any Guarantor or any other guarantor of any of the Guaranteed Obligations;

(v)the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower or any other Guarantor, any other guarantor of any of the Guaranteed Obligations, the Agent, any Secured Party or any other Person, whether in connection herewith or in connection with any unrelated transactions;

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(vi)the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower, any Guarantor or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement or any other Secured Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, any Guarantor or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations;

(vii)the failure of the Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

(viii)the election by, or on behalf of, any one or more of the Secured Parties, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(ix)any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(x)the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Secured Parties or the Agent for repayment of all or any part of the Guaranteed Obligations;

(xi)the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(xii)any other act or omission to act or delay of any kind by the Borrower, any Guarantor any other guarantor of the Guaranteed Obligations, the Agent, any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.

Section 5.Discharge Upon Release Date; Partial Invalidity; Reinstatement In Certain Circumstances. Each of the Guarantors’ obligations hereunder shall remain in full force and effect until the Release Date. If and to the extent that any Guarantor’s obligations hereunder are terminated or are otherwise deemed to be invalid or unenforceable, such termination, invalidity or unenforceability shall not affect the continued effectiveness, validity or enforceability of this Guaranty with respect to any one or more of the other Guarantors. If at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.General Waivers; Additional Waivers.

(a)General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any Guarantor, any other guarantor of the Guaranteed Obligations, or any other Person.

(b)Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:

(i)any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

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(ii)(1) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under the Loan Documents and the other Secured Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of Agent and the Secured Parties to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the Borrower or any other Person or of any other fact that might increase such Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Secured Documents; (6) notice of any Default or Event of Default; and (7) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;

(iii)its right, if any, to require the Agent and the other Secured Parties to institute suit against, or to exhaust any rights and remedies which the Agent and the other Secured Parties have or may have against, the other Guarantors or any third party, or against any Collateral provided by the other Guarantors, or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv)(a) any rights to assert against the Agent and Secured Parties any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Agent and the Secured Parties; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: the impairment or suspension of the Agent’s and the other Secured Parties' rights or remedies against the other Guarantors; the alteration by the Agent and the other Secured Parties of the Guaranteed Obligations; any discharge of the other Guarantors’ obligations to the Agent and the other Secured Parties by operation of law as a result of the Agent’s and the other Secured Parties' intervention or omission; or the acceptance by the Agent and the other Secured Parties of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor's liability hereunder; and

(v)any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Agent and the other Secured Parties; or (b) any election by the Agent and the other Secured Parties under Section 1111(b) of Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect (or any successor statute), to limit the amount of, or any collateral securing, its claim against the Guarantors:

Section 7.Subordination of Subrogation. Until the Release Date, the Guarantors (i) shall have no right of subrogation with respect to the Guaranteed Obligations and (ii) waive any right to enforce any remedy which any Secured Party now has or may hereafter have against the Borrower, any Guarantor, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and until such time the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Secured Parties and the Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower or any Guarantor to the Secured Parties. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Release Date and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Release Date. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Agent and the Secured Parties and shall

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not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Agent, the Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7.

Section 8.Contribution with Respect to Guaranteed Obligations.

(a)To the extent that any payment is made by or on behalf of any Guarantor under or pursuant to this Guaranty or the Security Agreement (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following the Release Date, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

(b)As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)This Section 8 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 8 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(e)The rights of the indemnifying Guarantors against other Guarantors under this Section 8 shall be exercisable upon the Release Date.

Section 9.Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower or any Guarantor under the Credit Agreement or any other Secured Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, any Guarantor or any of their Affiliates, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement or any other Secured Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Agent.

Section 10.Subordination of Guarantor Claims.

(a)Subordination of Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and obligations of any Guarantor to any other Guarantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may,

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at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After the occurrence and during the continuation of an Event of Default, no Guarantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.

(b)Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Guarantor, the Agent, on behalf of the Agent and the Secured Parties, shall have the right to prove its claim in any proceeding, so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to the Agent, for the benefit of the Agent and the Secured Parties, for application against the Obligations as provided under Section 7.02(c) of the Credit Agreement. Should the Agent or any Secured Party receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between such Guarantors, shall constitute a credit upon the Guarantor Claims, then upon the Release Date, the intended recipient shall become subrogated to the rights of the Agent and the Secured Parties to the extent that such payments to the Agent and the Secured Parties on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if the Agent and the Secured Parties had not received dividends or payments upon the Guarantor Claims.

(c)Payments Held in Trust. In the event that, notwithstanding Section 10(a) and Section 10(b), any Guarantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (i) to hold in trust for the Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received and (ii) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Agent, for the benefit of the Secured Parties; and each Guarantor covenants promptly to pay the same to the Agent.

(d)Liens Subordinate. Each Guarantor agrees that, until the Release Date, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of such Guarantor, the Agent or any other Secured Party presently exist or are hereafter created or attach. Without the prior written consent of the Agent, no Guarantor shall, until the Release Date, (i) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

(e)Notation of Records. Upon the request of the Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by any Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

Section 11.Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Section 9.01 of the Credit Agreement with respect to the Agent at its notice address therein and, with respect to any Guarantor, in the care of the Borrower at the address of the Borrower set forth in the Credit Agreement, or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of such Section 9.01.

Section 12.No Waivers. No delay or omission by the Agent or any Secured Party in exercising any right or remedy under this Guaranty shall impair such right or remedy or be construed to be a waiver of any Default or acquiescence thereto, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Guaranty and the other Secured Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 13.Successors and Assigns. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the Guarantors, the Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a Guarantor to this Guarantee) except that the Guarantors shall

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not have the right to assign their rights or delegate their obligations under this Guaranty or any interest herein, without the prior written consent of the Agent. In the event of an assignment of any amounts payable under the Credit Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

Section 14.Amendments. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a Guaranty Supplement (with such modifications as shall be acceptable to the Agent), none of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02(b) of the Credit Agreement.

Section 15.CHOICE OF LAW. THIS GUARANTY AND THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. IF ANY COURT, TRIBUNAL OR OTHER ENTITY WITH JURISDICTION OVER THIS GUARANTY, THE OTHER LOAN DOCUMENTS, AND THE TRANSACTIONS EVIDENCED HEREBY AND THEREBY REJECTS THE FOREGOING CHOICE OF NEW YORK LAW, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
Section 16.CONSENT TO JURISDICTION; JURY TRIAL.
(A)CONSENT TO JURISDICTION. THE AGENT AND EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, EACH FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11 OF THIS GUARANTY, AND EACH OF THE GUARANTORS HEREBY APPOINTS THE BORROWER AS ITS AGENT FOR SERVICE OF PROCESS. NOTHING IN THIS GUARANTY OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(B)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO

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REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(C)Tesoro Canada Consent to Service of Process. In furtherance of the foregoing, Tesoro Canada Supply & Distribution, Ltd. (“Tesoro Canada”) hereby irrevocably appoints the Borrower, with an office on the date hereof at the address specified in Section 9.01 of the Credit Agreement, as its authorized agent with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to the Loan Documents in any of the courts in and of the State of New York.  Such service may be made by mailing or delivering a copy of such process to Tesoro Canada in care of the Borrower at the Borrower’s address specified in Section 9.01 of the Credit Agreement and Tesoro Canada hereby irrevocably authorizes and directs the Borrower to accept such service on its behalf and agrees that the failure of the Borrower to give any notice of any such service to Tesoro Canada shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.  If for any reason the Borrower shall cease to act as process agent, Tesoro Canada shall appoint forthwith, in the manner provided for herein, a single successor process agent qualified to act as an agent for service of process with respect to all courts in and of the State of New York and acceptable to the Agent.  Nothing in this paragraph shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or limit the right of the Agent or any Lender to bring any action or proceeding against Tesoro Canada or its property in the courts of other jurisdictions. To the extent that Tesoro Canada has or hereafter may acquire any right of immunity from jurisdiction of any court on the grounds of sovereignty or otherwise with respect to itself or its property, Tesoro Canada hereby irrevocably waives such immunity for itself and for its property in respect of all of its Guaranteed Obligations.

Section 17.Expenses of Enforcement, Etc.

(a)Each Guarantor agrees to pay or reimburse the Agent and each other Secured Party for all advances, charges, costs and expenses incurred by the Agent or any other Secured Party in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Guaranty or in connection with collecting against any Guarantor hereunder or otherwise enforcing or preserving any rights under this Guaranty and the other Loan Documents to which any Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Agent.

(b)Each Guarantor agrees to pay, and to save the Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and attorneys' fees, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guaranty) incurred because of, incident to, or with respect to, the execution, delivery, enforcement, performance and administration of this Guaranty to the extent that the Borrower would be required to do so pursuant to Section 9.03 of the Credit Agreement. All amounts for which any Guarantor is liable pursuant to this Section 18 shall be due and payable by such Guarantor to the Secured Parties upon demand.

(c)The agreements in this Section 18 shall survive the termination of this Guaranty and the other Loan Documents and the repayment of the Guaranteed Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

Section 18.Set-Off. In addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, without notice to any Guarantor, any such notice being expressly waived by each Guarantor to the extent permitted by applicable law, upon any Guaranteed Obligations becoming due and payable by any Guarantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Guaranteed

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Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Guarantor. Each Secured Party agrees promptly to notify the relevant Guarantor and the Agent after any such application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such application.

Section 19.Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guaranty pursuant to Section 5.09 of the Credit Agreement shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of Guaranty Supplement (with such modifications as shall be acceptable to the Agent). Upon the execution and delivery by a Subsidiary of a Guaranty Supplement, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder or the Agent. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

Section 20.Termination or Release.

(a)Upon the Release Date, this Guaranty and all obligations (other than those expressly stated to survive such termination) of each Guarantor hereunder shall terminate.

(b)A Guarantor shall be automatically released from its obligations hereunder to the extent set forth in Section 9.19(c) of the Credit Agreement and thereafter shall no longer constitute a Guarantor under or pursuant to this Guaranty.

(c)At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Agent, at least ten (10) Business Days prior to the date of the proposed release (or such shorter period of time as the Agent may permit in its sole discretion), a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(d)In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Agent shall promptly execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 20 shall be without recourse, representation or warranty of any kind (whether express or implied) by the Agent.

Section 21.Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Secured Parties or the Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Secured Party or the Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Secured Party or the Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Secured Party or the Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

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Section 22.Severability. If and to the extent that any Guarantor’s obligations hereunder are terminated or are otherwise deemed to be invalid or unenforceable, such termination, invalidity or unenforceability shall not affect the continued effectiveness, validity or enforceability of this Guarantee with respect to any one or more of the other Guarantors. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 23.INTEGRATION. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE AGREEMENT OF THE GUARANTORS, THE AGENT AND THE OTHER SECURED PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE AGENT OR ANY OTHER SECURED PARTY RELATIVE TO SUBJECT MATTER HEREOF AND THEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER LOAN DOCUMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 24.Headings. The title of and section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of the terms and provisions of this Guaranty.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the Initial Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

Tesoro Panama Company, S.A.

By: _/s/ STEPHAN E. TOMPSETT_________
Name:    Stephan E. Tompsett
Title:    Vice President and Treasurer

Signature Page to Tesoro Panama Guaranty

STATE OF _Texas_________

COUNTY OF _Bexar_______, to wit:

Subscribed, sworn to and acknowledged before me this _29___ day of _September _______, 2016, by _Stephan E. Tompsett___________________, _Vice President and Treasurer________ of Tesoro Panama Company, S.A., a sociedad anónima organized under the laws of Panama, on its behalf.

/s/ DEBBIE S. EARL
Notary Public
My commission expires: _04-12-2020____________

Acknowledged this 24 day of September, 2016
JPMORGAN CHASE BANK, N.A.,
as Agent

By:_/s/ JEFFREY C. MILLER___________________
Name:    Jeffrey C. Miller
Title:    Vice President

STATE OF TEXAS

COUNTY OF HARRIS, to wit:

Subscribed, sworn to and acknowledged before me this _29_ day of September___________, 2016, by Jeffrey C. Miller, Vice President of JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America, on its behalf.

/s/ LAUREN KENTON
Notary Public
My commission expires: _August 27, 2019___________

Signature Page to Subsidiary Guaranty

ANNEX I TO GUARANTY
FORM OF GUARANTY SUPPLEMENT
THIS SUPPLEMENT NO.      (this “Guaranty Supplement”) dated as of                  , 20    , to the Subsidiary Guaranty dated as of September 30, 2016, among the Guarantors party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent on behalf of the Secured Parties (together, with its successors and assigns, the “Agent”) (as amended, restated, modified or supplemented from time to time, the “Guaranty”), is made by [ ], a [               ] (the “New Guarantor”) in favor of JPMorgan Chase Bank, N.A., as administrative agent for the Lenders from time to time party to the Credit Agreement referred to below.
A.    Reference is made to the Credit Agreement, dated as of September 30, 2016 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by Tesoro Corporation, a Delaware corporation (the “Borrower”), the financial institutions from time to time party thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other agents and arrangers party thereto.
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guaranty, as applicable.
C.    The Guarantors have entered into the Guaranty in order to induce the Lenders and Issuing Banks to make extensions of credit to the Borrower under the Credit Agreement. Section 19 of the Guaranty provides that additional Subsidiaries may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Guaranty Supplement. The New Guarantor is executing this Guaranty Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty as consideration for Loans and Letters of Credit previously made and hereafter to be made.
Accordingly, the Agent and the New Guarantor agree as follows:
Section 1. In accordance with Section 19 of the Guaranty, by executing and delivering this Guaranty Supplement, the New Guarantor hereby becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Guarantor as if originally named therein as a Guarantor. The Guaranty is hereby incorporated herein by reference.
Section 2. The New Guarantor represents and warrants to the Agent and the other Secured Parties that this Guaranty Supplement (a) has been duly authorized by all necessary corporate and, if required, stockholder action , (b) has been duly executed and delivered by it and (c) constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3. This Guaranty Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty Supplement shall become effective when the Agent shall have received a counterpart of this Guaranty Supplement that bears the signature of the New Guarantor and the Agent has executed a counterpart hereof. Delivery of an executed counterpart of a signature page of this Guaranty Supplement by telecopy or other electronic imaging means (including in .pdf or .tif format via electronic mail) shall be effective as delivery of a manually executed counterpart of this Guaranty Supplement.
Section 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect, subject to the termination of the Guaranty pursuant to Section 20 thereof.
Section 5.
(a)    THIS GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    BY EXECUTING AND DELIVERING THIS GUARANTY SUPPLEMENT, THE NEW GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF ANY UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENT AND THE OTHER SECURED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE NEW GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS GUARANTY SUPPLEMENT OR THE ENFORCEMENT OF ANY JUDGMENT.
(c)    THE NEW GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY SUPPLEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6. Wherever possible, each provision of this Guaranty Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty Supplement.
Section 7. All communications and notices hereunder shall be in writing and given as provided in Section 11 of the Guaranty.
Section 8. The New Guarantor agrees to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Guaranty Supplement, as provided in Section 17 of the Guaranty.
Section 9. For purposes of New York General Obligations Law §5-1105, the parties hereto agree that the promise by the New Guarantor contained herein is a Guaranty (as defined in the Credit Agreement) and that (i) the consideration for this Guaranty, which is hereby expressed in writing, is the making of the Loans to the applicable Borrowers on the Effective Date and from time to time thereafter, the making of Commitments with respect to the Loans on the Effective Date and from time to time thereafter and the other extensions of credit that constitute Obligations under the Credit Agreement from time to time outstanding, and (ii) such Loans, Commitments and other extensions of credit have been given and/or performed and would be valid consideration for this Guaranty Supplement but for the time that they were given (i.e., would have been valid consideration for this Guaranty if the New Guarantor had entered into this Guaranty contemporaneously with the initial making of the Loans, Commitments and other extensions of credit on the Effective Date).
Section 10.    The New Guarantor hereby expressly waives notice of acceptance of this Guaranty Supplement, acceptance on the part of the Agent and the other Secured Parties being conclusively presumed by their request for this Guaranty Supplement and delivery of the same to the Agent.

IN WITNESS WHEREOF, the New Guarantor has duly executed this Guaranty Supplement as of the day and year first above written.
[NAME OF NEW GUARANTOR]
By:
Name:
Title:

STATE OF __________

COUNTY OF ___________, to wit:

Subscribed, sworn to and acknowledged before me this ____ day of __________________, 20____, by _______________________________, _______________________________ of _____________________________, a _______________ organized under the laws of Panama, on its behalf.

Notary Public
My commission expires: __________________

[Notarization must be apostilled]

Acknowledged this ___ day of _______, 20____
JPMORGAN CHASE BANK, N.A.,
as Agent

By:___________________________
Name:
Title:

STATE OF __________

COUNTY OF ___________, to wit:

Subscribed, sworn to and acknowledged before me this ____ day of __________________, 20____, by _______________________________, _______________________________ of JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America, on its behalf.

Notary Public
My commission expires: __________________

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